As filed with the Securities and Exchange Commission on June 11, 1996

                                                      Registration No. 333-3138
===============================================================================
                   SECURITIES AND EXCHANGE COMMISSION DRAFT
                            Washington, D.C.  20549



                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
             (Exact name of registrant as specified in its charter)

MICHIGAN                           6331                          38-3273911
(State or other jurisdiction       (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification No.)

                    4295 OKEMOS ROAD, OKEMOS, MICHIGAN 48864
                                 (517) 349-6500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                VICTOR T. ADAMO
                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                    4295 OKEMOS ROAD, OKEMOS, MICHIGAN 48864
                                 (517) 349-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             Brad B. Arbuckle, Esq.
                  Miller, Canfield, Paddock and Stone, P.L.C.
       1400 N. Woodward Ave., Suite 100, Bloomfield Hills, Michigan 48304
                                 (810) 645-5000


Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and consummation of the merger of PICOM Interim Insurance Company, a wholly-owned subsidiary of the registrant, with and into PICOM Insurance Company, pursuant to the Reorganization Agreement and the Agreement and Plan of Merger among PICOM Insurance Company, the registrant and PICOM Interim Insurance Company.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                        CALCULATION OF REGISTRATION FEE

====================================================================================================

                                              Proposed        Proposed
Title of each                                 maximum         maximum            Amount
class of securities         Amount to be      offering price  aggregate          of
to be registered(1)         registered        per share(1)    offering price(1)  registration fee(2)
- -----------------------------------------------------------------------------------------------------
Common Stock, no par value  3,188,145 shares    $24.3125         $77,571,775.31    $26,729
====================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

(2)  The registration fee has been computed pursuant to Rule 457(f)(1) and
     Rule 457(c) under the Securities Act of 1933, as amended, based on (i) the average of the high and low bid and asked prices of common stock of PICOM Insurance Company reported on the Nasdaq National Market on June 5, 1996 ($24.3125), and (ii) the maximum number of such shares (3,188,145 shares) that may be exchanged for the securities being registered. The proposed maximum offering price per share has been determined by dividing the maximum aggregate offering price by the number of shares being registered. Of the $26,729 registration fee payable, $24,258.71 was previously paid upon the initial filing of this registration statement.
                              ____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Cross-Reference Sheet Between Items in Form S-4 and Prospectus Pursuant to Item 501(b) of Regulation S-K


Item No.  Form S-4 Caption                                    Heading in Prospectus
- --------  ----------------                                    ---------------------
          A.  INFORMATION ABOUT THE
          TRANSACTION
Item 1.   Forepart of Registration                            Cover Page of Registration Statement; Cross Reference Sheet;
          Statement and Outside Front Cover Page of           Outside Front Cover Page of Prospectus
          Prospectus
Item 2.   Inside Front and Outside Back Cover Pages of        Inside Front Cover Page of Prospectus; Table of Contents;
          Prospectus                                          Available Information
Item 3.   Risk Factors, Ratio of Earnings to Fixed Charges    Introduction; Summary; Risk Factors; The Reorganization; Pro Forma
          and Other Information                               Consolidated Financial Information**
Item 4.   Terms of the Transaction                            Introduction; Summary; Professionals Insurance Company Management
                                                              Group; The PICOM Annual Meeting; The Reorganization; Certain
                                                              Federal Income Tax Consequences; Management and Operations After
                                                              the Reorganization; Certain Regulatory Considerations; Description
                                                              of Holding Company Capital Stock; Comparison of Shareholder
                                                              Rights; The Reorganization Agreement
Item 5.   Pro Forma Financial Information                     Summary; Pro Forma Consolidated Financial Information (Unaudited)**
Item 6.   Material Contacts with the Company Being Acquired   Introduction; Summary; Professionals Insurance Company Management
                                                              Group; The Reorganization; Related Party Transactions of PICOM;
                                                              The Reorganization Agreement
Item 7.   Additional Information Required for Reoffering by   *
          Persons and Parties Deemed to be Underwriters
Item 8.   Interests of Named Experts and Counsel              *
Item 9.   Disclosure of Commission Position on                *
          Indemnification for Securities Act Liabilities
          B.  INFORMATION ABOUT THE REGISTRANT
Item 10.  Information with Respect to S-3 Registrants         *
Item 11.  Incorporation of Certain Information by Reference   *
Item 12.  Information with Respect to S-2 or S-3 Registrants  *
Item 13.  Incorporation of Certain Information by Reference   *
Item 14.  Information with Respect to Registrants Other       Introduction; Summary; Professionals Insurance Company Management
          than S-2 or S-3 Registrants                         Group; The Reorganization; Beneficial Ownership of Holding Company
                                                              Common Stock; Selected Consolidated Financial Data of PICOM;
                                                              Management's Discussion and Analysis of Financial Condition and
                                                              Results of Operation of PICOM; Business and Properties of PICOM;
                                                              Management of PICOM; Beneficial Ownership of PICOM Common Stock;
                                                              Related Party Transactions of PICOM; Description of Holding
                                                              Company Common Stock; Comparison of Shareholder Rights; The
                                                              Reorganization Agreement; Experts; Shareholder Proposals; Pro
                                                              Forma Consolidated Financial Information; Index to Financial
                                                              Statements**
          C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
Item 15.  Information with Respect to S-3 Companies           *
Item 16.  Information with Respect to S-2 or S-3 Companies    *
Item 17.  Information with Respect to Companies Other than    Introduction; Summary; Professionals Insurance Company Management
          S-2 or S-3 Companies                                Group; The PICOM Annual Meeting; The Reorganization; Beneficial
                                                              Ownership of Holding Company Common Stock; Selected Consolidated
                                                              Financial Data of PICOM; Management's Discussion and Analysis of
                                                              Financial Condition and Results of Operation of PICOM; Business
                                                              and Properties of PICOM; Management of PICOM; Beneficial Ownership
                                                              of PICOM Common Stock; Related Party Transactions of PICOM;
                                                              Description of Holding Company Common Stock; Comparison of
                                                              Shareholder Rights; The Reorganization Agreement; Shareholder
                                                              Proposals; Pro Forma Consolidated Financial Information; Index to
                                                              Financial Statements**
          D.  VOTING AND MANAGEMENT INFORMATION
Item 18.  Information if Proxies, Consents or                 Available Information; Summary; The PICOM Annual Meeting; The
          Authorizations Are to be Solicited                  Reorganization; Management and Operations After the Reorganization
Item 19.  Information if Proxies, Consents or                 *
          Authorizations Are Not to be Solicited, or in an
          Exchange Offer


*    Omitted because inapplicable or answer is in the negative.
** A narrative description of the pro forma effects of the transaction has been furnished in lieu of pro forma financial statements in reliance on Rule 11-02(b)(1) of Regulation S-X.

BHFS1\120993.11\070378-00056

                                                               DRAFT  06/05/96


                               [PICOM LETTERHEAD]

                                                                   June __, 1996


Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of PICOM Insurance Company ("PICOM") which will be held at 10:00 a.m., local time, on Wednesday, July 31, 1996, at University Place Marriott, 300 M.A.C. Avenue, East Lansing, Michigan 48823.


     For some time now, the Board of Directors of PICOM (the "PICOM Board") has considered reorganizing PICOM and its subsidiaries into an insurance holding company system headed by a business corporation rather than an insurance corporation. The PICOM Board believes that such a holding company system is the corporate structure used by most publicly traded insurance company groups and that reorganizing PICOM into such a system will provide PICOM with more financial and operating flexibility than is currently available to PICOM. The PICOM Board further believes that this flexibility will enhance PICOM's ability to raise capital and enable PICOM and its subsidiaries to compete more effectively in the ever-changing insurance industry. Accordingly, at the Annual Meeting you will be asked to approve the reorganization of PICOM and its subsidiaries into such an insurance holding company system.


     This reorganization will be effected pursuant to a Reorganization Agreement dated May 13, 1996 (the "Reorganization Agreement"), and an Agreement and Plan of Merger dated May 13, 1996 (the "Plan of Merger"), by and among PICOM, Professionals Insurance Company Management Group, a Michigan business corporation ("Holding Company"), and PICOM Interim Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Holding Company ("INSCO"), which essentially provide for the merger of INSCO with and into PICOM, and the conversion of each issued and outstanding share of PICOM common stock, $1.00 par value per share ("PICOM Common Stock"), into one share of Holding Company common stock. The contemplated reorganization will cause PICOM shareholders to become shareholders of Holding Company, without any substantive change in their proportionate ownership of PICOM and its subsidiaries, and will cause PICOM to become a wholly-owned subsidiary of Holding Company.


     The accompanying Notice and Proxy Statement/Prospectus describes in greater detail the contemplated reorganization and the other matters to be acted upon at the Annual Meeting, and sets forth the voting rights of holders of PICOM Common Stock with respect to such matters. You are urged to read carefully the accompanying Notice and Proxy Statement/Prospectus. THE PICOM BOARD APPROVED THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE FOR THE PICOM REORGANIZATION PROPOSAL AT THE ANNUAL MEETING.

     YOUR VOTE IS IMPORTANT. THE REORGANIZATION PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF PICOM COMMON STOCK. FAILURE TO VOTE OR TO RETURN YOUR PROXY CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION PROPOSAL. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS SOON AS POSSIBLE. (If you wish to vote in accordance with the recommendations of the PICOM Board, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.) You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

     Thank you, and we look forward to seeing you at the Annual Meeting.

     Sincerely,





     W. Peter McCabe, M.D.               Victor T. Adamo
     Chairman                            President and Chief Executive Officer

                               [PICOM LETTERHEAD]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 31, 1996



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of PICOM Insurance Company ("PICOM") will be held at 10:00 a.m., local time, on Wednesday, July 31, 1996 at University Place Marriott, 300 M.A.C. Avenue, East Lansing, Michigan 48823, for the following purposes, all of which are more fully described in the accompanying Proxy Statement/Prospectus:



1.   To consider and vote upon a proposal (the "PICOM Reorganization
     Proposal") to approve and adopt (i) the Reorganization Agreement dated
     May 13, 1996 (the "Reorganization Agreement") and executed by and among PICOM, Professionals Insurance Company Management Group, a Michigan business corporation ("Holding Company"), and PICOM Interim Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Holding Company ("INSCO"), (ii) the Agreement and Plan of Merger dated
     May 13, 1996 (the "Plan of Merger") and executed by and among PICOM, Holding Company and INSCO, and (iii) all of the transactions contemplated by the Reorganization Agreement and the Plan of Merger. The Reorganization Agreement and the Plan of Merger contemplate, among other things, (a) that INSCO will be merged with and into PICOM, with the result that PICOM will become a wholly-owned subsidiary of Holding Company (the "Merger"), and (b) that upon consummation of the Merger each issued and outstanding share of PICOM common stock, $1.00 par value per share ("PICOM Common Stock"), will be converted into one share of Holding Company common stock, no par value per share.


2. To elect four persons to the Board of Directors of PICOM (the "PICOM Board") for three year terms expiring at the 1999 Annual Meeting of Shareholders upon the election and qualification of their successors or upon their earlier resignation or removal.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     PICOM Common Stock constitutes the only security of PICOM whose holders are entitled to vote upon the proposals to be presented at the Annual Meeting.


     Holders of record of shares of PICOM Common Stock at the close of business on June 10, 1996, the record date fixed by the PICOM Board for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of PICOM Common Stock is required to approve the PICOM Reorganization Proposal. Assuming the presence of a quorum, Directors will be elected at the Annual Meeting from among those persons duly nominated by a plurality of the votes cast by holders of PICOM Common Stock present in person or by proxy and entitled to vote at the Annual Meeting in the election of Directors. (Thus, those nominees who receive the first, second, third and fourth highest numbers of votes for their election as Directors will be elected, regardless of the number of votes which for any reason, including abstention, broker non-vote, or withholding of authority to vote, are not cast for the election of such nominees.)


     The PICOM Reorganization Proposal, the terms of the Merger and the Holding Company Common Stock to be issued in connection therewith, as well as the other matters to be considered at the Annual Meeting, are described in greater detail in the accompanying Proxy Statement/Prospectus. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Annual Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it is voted at the Annual Meeting.

     In the event that there are not sufficient votes to approve the PICOM Reorganization Proposal, it is expected that the Annual Meeting will be postponed or adjourned in order to permit further solicitation of proxies by PICOM.


                              By Order of the Board of Directors





                                           Annette E. Flood
Okemos, Michigan                           Secretary
June __, 1996





                                   IMPORTANT

     Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed Proxy as soon as possible. A return envelope is provided for your convenience.

             DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY.



BHFS1\120993.11\070378-00056

                      Subject to Completion June ___, 1996

                    ________________________________________

                            PICOM INSURANCE COMPANY
                                PROXY STATEMENT
                    ________________________________________

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                   PROSPECTUS

                        3,188,145 SHARES OF COMMON STOCK

                    ________________________________________



     This Proxy Statement/Prospectus is being furnished to shareholders of PICOM Insurance Company, a Michigan stock insurance company (together with its subsidiaries, "PICOM" or the "PICOM Companies"), in connection with the solicitation of proxies by the Board of Directors of PICOM (the "PICOM Board") for use at the Annual Meeting of Shareholders (the "Annual Meeting") of PICOM to be held at 10:00 a.m., local time, on Wednesday, July 31, 1996 at University Place Marriott, 300 M.A.C. Avenue, East Lansing, Michigan 48823, and at any adjournments or postponements thereof (the "Annual Meeting").



     This Proxy Statement/Prospectus relates to a proposal (the "PICOM Reorganization Proposal") to approve and adopt (i) the Reorganization Agreement dated May 13, 1996 (the "Reorganization Agreement") executed by and among PICOM, Professionals Insurance Company Management Group, a Michigan business corporation (together with its subsidiaries, "Holding Company" or the "Holding Company Entities"), and PICOM Interim Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Holding Company ("INSCO"),
(ii) the Agreement and Plan of Merger dated May 13, 1996 (the "Plan of Merger") executed by and among PICOM, Holding Company and INSCO, and (iii) all of the transactions contemplated by the Reorganization Agreement and the Plan of Merger. The Reorganization Agreement and the Plan of Merger contemplate, among other things, (a) that INSCO will be merged with and into PICOM, with the result that PICOM will become a wholly-owned subsidiary of Holding Company (the "Merger"), and (b) that upon consummation of the Merger each issued and outstanding share of PICOM common stock, $1.00 par value per share ("PICOM Common Stock"), will be converted into one share of Holding Company common stock, no par value per share ("Holding Company Common Stock").


     This Proxy Statement/Prospectus also relates to the election of four persons to the Board of Directors of PICOM (the "PICOM Board") for three year terms expiring at the 1999 Annual Meeting of Shareholders of PICOM upon the election and qualification of their successors or upon their earlier resignation or removal. PICOM shareholders will also consider and vote upon such other matters as may be properly brought before the Annual Meeting.


     This Proxy Statement/Prospectus also constitutes a prospectus of Holding Company with respect to up to 3,188,145 shares of Holding Company Common Stock to be issued pursuant to the Reorganization Agreement and the Plan of Merger upon consummation of the Merger. Conditions to the consummation of the Merger include, among other things, requisite and satisfactory shareholder and regulatory approvals and the receipt of certain opinions and certificates.



     Holding Company was incorporated under the Michigan Business Corporation Act, as amended (the "MBCA"), on January 31, 1996 and on behalf of PICOM solely for the purpose of serving as the holding company for PICOM and its subsidiaries. INSCO was incorporated under the Michigan Insurance Code of 1956, as amended (the "Michigan Insurance Code"), solely for the purpose of merging with and into PICOM and establishing PICOM as a wholly-owned subsidiary of Holding Company. The shares of Holding Company Common Stock to be issued in the Merger have been admitted for quotation on the Nasdaq National Market subject to official notice of issuance. The issued and outstanding shares of PICOM Common Stock are currently listed on the Nasdaq National Market under the trading symbol "PICM," and Holding Company has applied for the same trading symbol. On June __, 1996, the last practicable trading day preceding the mailing of this Proxy Statement/Prospectus, the high and low bid prices of PICOM Common Stock were $______ and $______, respectively, per share.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


SEE "RISK FACTORS" ON PAGE 13 OF THIS PROXY STATEMENT/PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN HOLDING COMPANY COMMON STOCK.



         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JUNE __, 1996.




     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of PICOM on or about June __, 1996.




     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               TABLE OF CONTENTS


                                                                                      PAGE

AVAILABLE INFORMATION................................................................  2

INTRODUCTION.........................................................................  3

SUMMARY..............................................................................  4

     The Companies...................................................................  4
     Risk Factors....................................................................  5
     The PICOM Annual Meeting........................................................  5
     The Reorganization..............................................................  6
     Management and Operations After the Reorganization..............................  9
     Certain Regulatory Considerations............................................... 10
     Pro Forma Consolidated Financial Information.................................... 10
     Summary Consolidated Historical Financial Data of PICOM......................... 11

RISK FACTORS......................................................................... 13

     Industry Factors................................................................ 13
     Competition..................................................................... 13
     Health Care Industry Consolidation.............................................. 14
     Underwriting Losses and Reserves................................................ 14
     Reinsurance..................................................................... 15
     Reliance on Independent Insurance Agencies...................................... 15
     Holding Company Structure....................................................... 16
     Regulatory Considerations....................................................... 16
     Tort Reform..................................................................... 16
     Absence of Public Trading Market; Possible Price Fluctuation.................... 17
     Anti-Takeover Provisions........................................................ 17
     Potential Adverse Consequences of Acquisitions and Business Combinations........ 17
     Shares Eligible for Future Sale................................................. 18
     Authorization of Additional Securities.......................................... 18

CAPITALIZATION....................................................................... 19

PICOM COMPARATIVE PER SHARE DATA..................................................... 20

COMPARATIVE STOCK PRICES............................................................. 21

PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP..................................... 22

THE PICOM ANNUAL MEETING............................................................. 23

     Meeting of Shareholders......................................................... 23
     Matters to be Considered........................................................ 23
     Votes Required.................................................................. 23
     Voting of Proxies............................................................... 24
     Revocability of Proxies......................................................... 24


                                                                                     PAGE
     Record Date; Shares Entitled to Vote; Quorum...................................  24
     No Dissenters' Rights..........................................................  24
     Solicitation of Proxies........................................................  24

THE REORGANIZATION..................................................................  25

     Method of Reorganization.......................................................  25
     Reorganization Consideration; Exchange Ratio...................................  25
     Reasons for Reorganization.....................................................  25
     Recommendation of PICOM Board..................................................  26
     Closing; Effective Time........................................................  26
     Conditions to Consummation.....................................................  27
     Regulatory Approvals Required..................................................  27
     Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares 28
     Conduct of Business............................................................  29
     Holding Company 1996 Long Term Stock Incentive Plan............................  29
     Holding Company 1996 Non-Employee Directors Stock Option Plan..................  34
     Holding Company Stock Purchase Plan............................................  36
     Interests of Certain Persons...................................................  36
     Anticipated Accounting Treatment...............................................  37
     Resale of Holding Company Common Stock; Restrictions on Transfer...............  37
     Stock Listing..................................................................  37
     No Dissenters' Rights..........................................................  37

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............................................  37

MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION..................................  39

     Directors......................................................................  39
     Board Committees...............................................................  41
     Executive Officers.............................................................  41
     Dividend Policy................................................................  42

BENEFICIAL OWNERSHIP OF HOLDING COMPANY COMMON STOCK................................  42

CERTAIN REGULATORY CONSIDERATIONS...................................................  43

     General........................................................................  43
     Change or Acquisition of Control...............................................  44
     Insolvency Funds; Mandatory Pools..............................................  45
     Restrictions on Dividends......................................................  45
     Risk Based Capital.............................................................  45
     NAIC-IRIS Ratios...............................................................  46
     Effect of Federal Legislation..................................................  46

SELECTED CONSOLIDATED FINANCIAL DATA OF PICOM.......................................  47


                                                                                     PAGE
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF PICOM......................................................  50

     Overview.......................................................................  50
     Financial Position.............................................................  50
     Results of Operations -- Three month period ended March 31, 1996 versus Three month period ended March 31, 1995..............................  52
     Results of Operations -- Year ended December 31, 1995 versus
        Year ended December 31, 1994................................................  53
     Results of Operations -- Year ended December 31, 1994 versus
        Year ended December 31, 1993................................................  54
     Liquidity and Capital Resources................................................  55
     Impact of Inflation and Changing Prices........................................  55
     Effects of New Accounting Pronouncements.......................................  56

BUSINESS AND PROPERTIES OF PICOM....................................................  56

     Overview.......................................................................  56
     Products and Services..........................................................  57
     Marketing......................................................................  57
     Underwriting...................................................................  58
     Claims Management..............................................................  58
     Reserves and Losses............................................................  59
     Investments....................................................................  62
     Ceded Reinsurance..............................................................  63
     Competition....................................................................  63
     Regulation.....................................................................  64
     Subsidiaries...................................................................  64
     Employees......................................................................  64
     Properties.....................................................................  65
     Legal Proceedings..............................................................  65

MANAGEMENT OF PICOM.................................................................  65

     Directors......................................................................  65
     Executive Officers.............................................................  65
     Director Remuneration..........................................................  65
     PICOM Stock Purchase Plan......................................................  66
     Management Remuneration........................................................  66
     Employment Severance Compensation Plans........................................  67
     Compensation Committee Report..................................................  68
     Stock Performance Graph........................................................  69
     Compensation Committee Interlocks and Insider Participation....................  70

BENEFICIAL OWNERSHIP OF PICOM COMMON STOCK..........................................  71

RELATED PARTY TRANSACTIONS OF PICOM.................................................  72


                                                                                     PAGE


DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK........................................  72

      General.......................................................................  72
      Preferred Stock...............................................................  73
      Common Stock..................................................................  73
      Transfer Agent................................................................  73
      Authorized But Unissued Shares................................................  73

COMPARISON OF SHAREHOLDER RIGHTS....................................................  74

      General.......................................................................  74
      Board of Directors; Voting for Directors; Removal of Directors................  74
      Director Nominations..........................................................  75
      Shareholder Voting Requirements...............................................  76
      Anti-Takeover Laws............................................................  78
      Meetings of Shareholders......................................................  79
      Director Liability and Indemnification........................................  80
      Payment of Dividends..........................................................  81
      Charter Amendments............................................................  81
      Dissenters' Rights............................................................  82
      Other Matters.................................................................  82

THE REORGANIZATION AGREEMENT........................................................  82

      Representations and Warranties................................................  83
      Conduct of Business; Certain Covenants........................................  83
      Capitalization of INSCO.......................................................  83
      Stock Listing.................................................................  84
      Indemnification...............................................................  84
      Conditions to Consummation....................................................  85
      Termination...................................................................  87
      Expenses......................................................................  88
      Amendment; Waiver.............................................................  88

ELECTION OF PICOM DIRECTORS.........................................................  88

      General.......................................................................  88
      Information About Nominees and Incumbent Directors............................  89
      Committees and Meetings of PICOM Board........................................  90

LEGAL MATTERS.......................................................................  90

EXPERTS.............................................................................  90

SHAREHOLDER PROPOSALS...............................................................  91

GLOSSARY OF SELECTED INSURANCE TERMS................................................  92


                                                                                    PAGE
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION......................................    93

INDEX TO FINANCIAL STATEMENTS.....................................................  FS-1

ANNEXES

      Annex A - Reorganization Agreement dated May 13, 1996.......................   A-1
      Annex B - Agreement and Plan of Merger dated May 13, 1996...................   B-1


     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDING COMPANY OR PICOM. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLDING COMPANY OR PICOM SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO HOLDING COMPANY AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY OR ON BEHALF OF HOLDING COMPANY AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO PICOM AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY OR ON BEHALF OF PICOM.


                             AVAILABLE INFORMATION


     Holding Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (registration no. 333-3138) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Holding Company Common Stock to be issued pursuant to the Reorganization Agreement and the Plan of Merger upon consummation of the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules filed therewith can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.



     Holding Company is not currently subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, in connection with the Merger and the admission for quotation on the Nasdaq National Market of the shares of Holding Company Common Stock to be issued in the Merger, Holding Company will become subject to the informational and periodic reporting requirements of the Exchange Act. Holding Company will fulfill its obligations with respect to such requirements of the Exchange Act by filing periodic reports and other information with the Commission.



     THIS PROXY STATEMENT/PROSPECTUS REFERENCES DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY REFERENCED IN THIS PROXY STATEMENT/PROSPECTUS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO HOLDING COMPANY TO ANNETTE E. FLOOD, SECRETARY, 4295 OKEMOS ROAD, BOX 2510, OKEMOS, MICHIGAN 48805-9510, TELEPHONE (517) 349-6500, AND, IN THE CASE OF DOCUMENTS RELATING TO PICOM TO ANNETTE E. FLOOD, SECRETARY, 4295 OKEMOS ROAD, BOX 2510, OKEMOS, MICHIGAN 48805-9510, TELEPHONE (517) 349-6500. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY JULY 24, 1996.

                                  INTRODUCTION


     PICOM Insurance Company is a stock insurer that was incorporated under the Michigan Insurance Code in 1980. PICOM, which is licensed as a property and casualty insurer in Michigan, Illinois, Indiana and Ohio, principally offers professional liability insurance for health care providers. PICOM has five subsidiaries, one of which, PICOM Insurance Company of Illinois ("PICOM-Illinois"), is itself licensed as a property and casualty insurer in Illinois, and three of which are inactive. In addition, and pending approval of the Insurance Commissioner of the State of Indiana (the "Indiana Insurance Commissioner"), in a transaction valued at approximately $1.2 million, PICOM acquired all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange.



     To facilitate the growth of PICOM, through acquisitions or otherwise, the PICOM Board intends to reorganize PICOM and its subsidiaries into an insurance holding company system headed by a business corporation rather than an insurance corporation. This reorganization will be effected pursuant to the Reorganization Agreement and the Plan of Merger, which essentially provide for the merger of PICOM Interim Insurance Company with and into PICOM, and the conversion of each issued and outstanding share of PICOM Common Stock into one share of common stock of Professionals Insurance Company Management Group. As a result of the transactions contemplated by the Reorganization Agreement and the Plan of Merger (including, without limitation, the Merger), PICOM shareholders will become shareholders of Holding Company, without any substantive change in their proportionate ownership of PICOM and its subsidiaries, and PICOM will become a wholly-owned subsidiary of Holding Company. Following consummation of the Merger, all direct and indirect insurance subsidiaries of Holding Company (e.g., PICOM and PICOM-Illinois) will continue to operate under their existing insurance licenses and none of such subsidiaries will be required to reapply for any of such licenses. See "SUMMARY," "PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP," "THE REORGANIZATION," "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM," "BUSINESS AND PROPERTIES OF PICOM," and "THE REORGANIZATION AGREEMENT."


     The following charts reflect the organizational relationships of PICOM, PICOM's active wholly-owned subsidiaries and PICOM's shareholders before and after giving effect to the Merger.

Before the Merger:                            After the Merger:

Public Shareholders                           Public Shareholders
        |                                             |
 PICOM Insurance Company                 Professionals Insurance Company
(Michigan stock insurance                      Management Group
      corporation)                       (Michigan business corporation)
   |                                                   |
   |                                                  100%
   |                                                   |
   |                                          PICOM Insurance Company
   |                                   (Michigan stock insurance corporation)
   |                                      |
    -- 100% - PICOM Insurance              -- 100% - PICOM Insurance
   |        Company of Illinois           |        Company of Illinois
   |                                      |
    -- 100% - PICOM Claims Services        -- 100% - PICOM Claims Services
                Corporation                            Corporation

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. As this summary is necessarily incomplete, reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Proxy Statement/Prospectus.

THE COMPANIES


INTRODUCTION



     To facilitate the growth of PICOM, the PICOM Board intends to reorganize PICOM and its subsidiaries into an insurance holding company system headed by a business corporation rather than an insurance corporation. Accordingly, and as more thoroughly explained elsewhere in this Proxy Statement/Prospectus, the transactions contemplated by the Reorganization Agreement and the Plan of Merger (including, without limitation, the Merger) will result in (i) PICOM shareholders becoming shareholders of Professionals Insurance Company Management Group, without any substantive change in their proportionate ownership of PICOM and its subsidiaries, and (ii) PICOM becoming a wholly-owned subsidiary of Professionals Insurance Company Management Group.

PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP



     Professionals Insurance Company Management Group is a Michigan business corporation incorporated under the laws of the State of Michigan on January 31, 1996 for the purpose of serving as the holding company for PICOM and its subsidiaries. Holding Company has one subsidiary, PICOM Interim Insurance Company, a Michigan stock insurance company incorporated under the laws of the State of Michigan solely for the purpose of merging with and into PICOM and establishing PICOM as a wholly-owned subsidiary of Holding Company. At the present time neither Holding Company nor INSCO has any business operations. Following consummation of the merger of INSCO with and into PICOM, Holding Company will be the parent of PICOM and INSCO will cease to exist. It is anticipated that Holding Company will conduct its activities through subsidiaries. Because INSCO was formed solely for the purpose of merging with and into PICOM and thereby establishing PICOM as a wholly-owned subsidiary of Holding Company, INSCO will not write or underwrite any lines of insurance. Following consummation of the Merger all direct and indirect subsidiaries of Holding Company (e.g., PICOM and PICOM-Illinois) will continue to operate under their existing insurance licenses and none of such subsidiaries will be required to reapply for any of such licenses. The principal executive offices for each of Holding Company and INSCO are located at 4295 Okemos Road, Box 2510, Okemos, Michigan 48805-9510 and the telephone number for each of them is (517) 349-6500.


PICOM INSURANCE COMPANY


     PICOM Insurance Company is a stock insurance company incorporated under the laws of the State of Michigan in 1980. PICOM, which is licensed as a property and casualty insurer in Michigan, Illinois, Indiana and Ohio, began business on June 27, 1980 by assuming the assets, liabilities and business of the Brown-McNeely Insurance Fund. (The Brown-McNeely Fund was created by the State of Michigan in 1975 to provide doctors with an effective and reliable source of medical malpractice insurance.) Beginning July 1, 1980, PICOM offered its own policies to doctors and physician clinics throughout Michigan. PICOM began insuring dentists in 1983 and hospitals and other health care institutions in 1993, and began offering professional liability insurance to lawyers and law firms in 1994. Since January 1, 1995, PICOM, through PICOM-Illinois, has insured doctors and physician clinics in Illinois. The principal product currently offered by PICOM is professional liability insurance for providers of health care services in Michigan and Illinois. PICOM had consolidated assets of approximately $330 million at March 31, 1996 and approximately $331 million at December 31, 1995. The principal executive offices of PICOM are located at 4295 Okemos Road, Box 2510, Okemos, Michigan 48805-9510, and its telephone number is
(517) 349-6500.

     For additional information regarding Holding Company, INSCO and PICOM, see "PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP," "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION," "BENEFICIAL OWNERSHIP OF HOLDING COMPANY COMMON STOCK," "SELECTED CONSOLIDATED FINANCIAL DATA OF PICOM," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM," "BUSINESS AND PROPERTIES OF PICOM," "MANAGEMENT OF PICOM," "BENEFICIAL OWNERSHIP OF PICOM COMMON STOCK" and "RELATED PARTY TRANSACTIONS OF PICOM."

RISK FACTORS

     The securities offered pursuant to this Proxy Statement/Prospectus may involve a high degree of risk. The several risk factors discussed in this Proxy Statement/Prospectus, along with the other matters discussed in this Proxy Statement/Prospectus, as well as general investment risks, should be considered in evaluating such securities and the Merger. See "RISK FACTORS."

THE PICOM ANNUAL MEETING

MEETING OF SHAREHOLDERS


     The 1996 Annual Meeting of Shareholders of PICOM will be held at 10:00 a.m., local time, on Wednesday, July 31, 1996 at University Place Marriott, 300 M.A.C. Avenue, East Lansing, Michigan 48823. See "THE PICOM ANNUAL MEETING."


MATTERS TO BE CONSIDERED


     At the Annual Meeting, holders of PICOM Common Stock will consider and vote upon a proposal to approve and adopt (i)the Reorganization Agreement dated
May 13, 1996 executed by and among PICOM, Holding Company and INSCO, (ii) the Agreement and Plan of Merger dated May 13, 1996 executed by and among PICOM, Holding Company and INSCO, and (iii) all of the transactions contemplated by the Reorganization Agreement and the Plan of Merger (including, without limitation, the Merger). The Reorganization Agreement and the Plan of Merger contemplate, among other things, (a) that INSCO will be merged with and into PICOM, with the result that PICOM will become a wholly-owned subsidiary of Holding Company, and
(b) that upon consummation of the Merger each issued and outstanding share of PICOM Common Stock will be converted into one share of Holding Company Common Stock. See "THE PICOM ANNUAL MEETING -- Matters to be Considered" and "THE REORGANIZATION."


     A conformed copy of the Reorganization Agreement (without exhibits) is attached as Annex A to this Proxy Statement/Prospectus. A conformed copy of the Plan of Merger (without exhibits) is attached as Annex B to this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus also relates to the election of four persons to the PICOM Board for three year terms expiring at the 1999 Annual Meeting of Shareholders of PICOM upon the election and qualification of their successors or upon their earlier resignation or removal. PICOM shareholders will also consider and vote upon such other matters as may be properly brought before the Annual Meeting. See "THE PICOM ANNUAL MEETING -- Matters to be Considered," "ELECTION OF PICOM DIRECTORS" and "SHAREHOLDER PROPOSALS."

VOTES REQUIRED


     Each share of PICOM Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Annual Meeting. Approval of the PICOM Reorganization Proposal requires the affirmative vote of a majority of the outstanding shares of PICOM Common Stock. Assuming the presence of a quorum, PICOM directors will be elected at the Annual Meeting from among those persons duly nominated by a plurality of the votes cast by holders of PICOM Common stock present in person or by proxy and entitled to vote at the Annual Meeting in the election of directors. See "THE PICOM ANNUAL MEETING
- -- Votes Required."


     As of April 30, 1996, directors and executive officers of PICOM and their affiliates were beneficial owners of approximately 5.3% of the 3,188,145 issued and outstanding shares of PICOM Common Stock, and the one (1) outstanding share of Holding Company Common Stock. The directors and executive officers of PICOM have indicated that they intend to vote all shares of PICOM Common Stock owned by them FOR approval and adoption of the PICOM Reorganization Proposal, and FOR the election to the PICOM Board of each of the persons nominated for election by the PICOM Board.



     As of May 31, 1996, Victor T. Adamo, a director and the President and Chief Executive Officer of PICOM, was the beneficial owner of the one issued and outstanding share of Holding Company Common Stock (which share represents 100% of Holding Company's outstanding shares of capital stock). This share was issued to Mr. Adamo for $25.00 and for the purpose of organizing the Holding Company and enabling it to form INSCO and enter into the Reorganization Agreement and the Plan of Merger.


RECORD DATE; SHARES ENTITLED TO VOTE

     The record date for the Annual Meeting is June 10, 1996. Only holders of record of PICOM Common Stock at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. See "THE PICOM ANNUAL MEETING
- -- Record Date; Shares Entitled to Vote; Quorum."


THE REORGANIZATION

METHOD OF REORGANIZATION

     Pursuant to the Reorganization Agreement and the Plan of Merger, INSCO will merge with and into PICOM, with PICOM being the surviving corporation in the Merger, with the result that PICOM will become a wholly-owned subsidiary of Holding Company and each issued and outstanding share of PICOM Common Stock will be converted into one share of Holding Company Common Stock. The name of the surviving insurance corporation following consummation of the Merger will be "PICOM Insurance Company." See "THE REORGANIZATION -- Method of Reorganization."



REORGANIZATION CONSIDERATION; EXCHANGE RATIO


     Upon consummation of the Merger, but subject to the provisions of the Reorganization Agreement and the Plan of Merger regarding fractional shares and other matters, each outstanding share of PICOM Common Stock will be automatically converted into one (1) share of Holding Company Common Stock. See "THE REORGANIZATION -- Reorganization Consideration; Exchange Ratio."

REASONS FOR THE REORGANIZATION; RECOMMENDATION OF PICOM BOARD



     For some time now, the PICOM Board has considered reorganizing PICOM and its subsidiaries into an insurance holding company system headed by a business corporation rather than an insurance corporation. The PICOM Board believes that such a holding company system is the corporate structure used by most publicly-traded insurance groups and that reorganizing PICOM into such a system will provide PICOM with more financial and operating flexibility than is currently available to PICOM. The PICOM Board further believes that this flexibility will enhance PICOM's ability to raise capital and enable PICOM and its subsidiaries to compete more effectively in the ever-changing insurance industry. The PICOM Board also believes that reorganizing PICOM into such a holding company system will facilitate potential acquisitions of, or combinations with, other insurance companies and related service providers (e.g., claims and risk management organizations). PICOM evaluates acquisition opportunities, to the extent suitable opportunities maybe identified. However, PICOM is not currently engaged in any acquisition negotiations and, except for the transactions and agreements that are the subject of this Proxy Statement/Prospectus or are described in the next sentence, PICOM is not presently a party to any agreements concerning acquisitions or combinations. Pending approval of the Indiana Insurance Commissioner, in a transaction valued at approximately $1.2 million, PICOM acquired all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange. There can be no assurance that any further acquisitions will be made or, if made, will be successful. The PICOM Board approved the Reorganization Agreement and the Plan of Merger and recommends that PICOM shareholders vote FOR the PICOM Reorganization Proposal (which vote shall constitute, among other things, approval of the Reorganization Agreement, the Plan of Merger and the Merger). The PICOM Board also recommends that PICOM shareholders vote FOR the election to the PICOM Board of each of the persons nominated for election by the PICOM Board. See "THE REORGANIZATION --Reasons for Reorganization" and "-- Recommendations of PICOM Board."


CLOSING; EFFECTIVE TIME


     Closing and Closing Date. Subject to the terms and conditions of the Reorganization Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the third business day following the satisfaction or waiver (subject to applicable law) of the latest to occur of certain conditions set forth in the Reorganization Agreement (the "Closing Date") unless another time, date or place is provided for in the Michigan Insurance Code or in any Order of Acquisition Exemption and Preliminary Approval of Merger (a "Preliminary Order") or any Order of Acquisition Exemption and Final Approval of Merger (a "Final Order," and together with the Preliminary Order, the "Orders") issued by the Commissioner of Insurance of the State of Michigan (the "Michigan Insurance Commissioner") pursuant to the Michigan Insurance Code, or is agreed to in writing by Holding Company, INSCO and PICOM. See "THE REORGANIZATION -- Closing; Effective Time."



     Effective Time. Subject to the provisions of the MBCA, the Michigan Insurance Code, any Orders, the Reorganization Agreement and the Plan of Merger, the Merger will become effective (the "Effective Time") not later than 11:59Ep.m. Eastern Time on the third business day following the Closing Date. See "THE REORGANIZATION -- Closing; Effective Time."

CONDITIONS; TERMINATION


     Consummation of the Merger is subject to various conditions, including, among other things, obtaining satisfactory and requisite shareholder and regulatory approvals, and receipt of certain opinions in respect of certain federal income tax consequences of the Merger and certain certificates. None of Holding Company, INSCO and PICOM presently has any intention to waive or modify the terms of the PICOM Reorganization Proposal, the Reorganization Agreement or the Plan of Merger. See "THE REORGANIZATION AGREEMENT -- Conditions to Consummation."


     Under certain circumstances, the Reorganization Agreement may be terminated by Holding Company, INSCO and/or PICOM at any time prior to the consummation of the Merger, whether before or after approval of the Merger by the shareholders of Holding Company, INSCO or PICOM. See "THE REORGANIZATION AGREEMENT -- Termination."


     On May 6, 1996, the Michigan Insurance Commissioner issued and entered an Order of Acquisition Exemption and Preliminary Approval of Merger granting preliminary approval of the Merger in accordance with the Reorganization Agreement and the Plan of Merger. In light of such Preliminary Order and the proceedings before the Michigan Insurance Commissioner, Holding Company and PICOM anticipate that the Michigan Insurance Commissioner will issue and enter an Order of Acquisition Exemption and Final Approval of Merger granting final approval of the Merger if the PICOM Reorganization Proposal is approved by PICOM's shareholders. There can be no assurance that PICOM's shareholders will approve the PICOM Reorganization Proposal or that the Michigan Insurance Commissioner will in fact issue and enter a Final Order granting final approval of the Merger. In the event that PICOM's shareholders do not approve the PICOM Reorganization Proposal or the Michigan Insurance Commissioner does not issue and enter such a Final Order, then the Merger will not be consummated and the Reorganization Agreement and the Plan of Merger will be terminated.


REGULATORY APPROVALS REQUIRED


     The Reorganization Agreement, the Plan of Merger and the Merger are subject to certain regulatory reviews and approvals, including review and approval by the Michigan Insurance Commissioner. There can be no assurances that all requisite regulatory approvals will be obtained, or if obtained, when obtained. There can also be no assurances that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of the Merger. See "THE REORGANIZATION
- -- Conditions to Consummation" and "-- Regulatory Approvals Required."


ANTICIPATED ACCOUNTING TREATMENT

     For financial reporting purposes, it is anticipated that the Merger will be accounted for as if a pooling of interests because the merging entities are under common control. Accordingly, Holding Company will carry forward to its accounts the assets and liabilities of PICOM at their respective amounts as reported by PICOM. See "THE REORGANIZATION -- Anticipated Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Consummation of the Merger is conditioned upon there being delivered the opinion of Miller, Canfield, Paddock and Stone, P.L.C. to the effect that the Merger will be treated as a reorganization within the meaning of
Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and Holding Company, INSCO and PICOM will each be treated as a party to the reorganization under Section 368(b) of the Code. Receipt of such opinion is a condition to the Merger that will not be waived. See "THE REORGANIZATION -- Conditions to Consummation" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

STOCK LISTING


     The shares of Holding Company Common Stock to be issued in the Merger have been admitted for quotation on the Nasdaq National Market subject to official notice of issuance. PICOM Common Stock is traded through the Nasdaq National Market under the symbol "PICM", and Holding Company has applied for the same trading symbol. See "THE REORGANIZATION AGREEMENT -- Stock Listing."


NO DISSENTERS' RIGHTS

     Holders of shares of PICOM Common Stock will not have dissenters' rights under the Michigan Insurance Code in connection with, or as a result of, the matters to be acted upon at the Annual Meeting. See "THE REORGANIZATION -- No Dissenters' Rights."


MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION


DIRECTORS

     The Board of Directors of Holding Company (the "Holding Company Board") currently has one member - Victor T. Adamo, a director and the President and Chief Executive Officer of PICOM. Upon consummation of the Merger, the Holding Company Board will consist of ten directors; Victor T. Adamo, Esq., CPCU,
Mr. Jerry D. Campbell, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., W. Peter McCabe, M.D., Mr. John F. McCaffrey, Isaac J. Powell, M.D., Ann F. Putallaz, Ph.D, William H. Woodhams, M.D., and Donald S. Young, Esq. The Holding Company Board will be divided into three classes and directors for each class will be elected at the annual meeting of shareholders held in the year in which the terms of such class expires and will serve thereafter for three years. Upon consummation of the Merger, INSCO will be merged with and into PICOM, with PICOM being the surviving insurance corporation. The PICOM Board will consist of ten directors, all of whom will be the current members of the PICOM Board. See "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION -- Directors" and "MANAGEMENT OF PICOM."

EXECUTIVE OFFICERS


     The officers of Holding Company are currently Victor T. Adamo, Esq., CPCU, President and Chief Executive Officer, R. Kevin Clinton, FCAS, MAAA, Vice President, Treasurer and Chief Financial Officer, and Annette E. Flood, Esq., R.N., Secretary. Upon consummation of the Merger, the officers of Holding Company will be the officers identified in the preceding sentence and W. Peter McCabe, M.D., Chairman. Upon consummation of the Merger, INSCO will be merged with and into PICOM. It is anticipated that PICOM, as the surviving insurance corporation, will operate with PICOM's current executive officers. See "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION -- Executive Officers" and "MANAGEMENT OF PICOM."

DIVIDEND POLICY



     The holders of Holding Company Common Stock are entitled to receive such dividends as may be declared from time to time by the Holding Company Board out of funds legally available therefor. Holding Company is not expected to declare dividends on Holding Company Common Stock for the foreseeable future following the Merger, as it is expected that earnings of Holding Company and its subsidiaries will be retained and used for operations. Any future dividends will depend upon, among other things, future financial results and requirements and contractual restrictions applicable to Holding Company and its subsidiaries. The ability of Holding Company to fund its operations and to pay dividends on Holding Company Common Stock following consummation of the Merger will be dependent upon its receipt of dividends from PICOM. The ability of PICOM to pay dividends is subject to regulatory restrictions. There can be no assurance as to any future dividends by Holding Company or PICOM. See "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION -- Dividend Policy" and "CERTAIN REGULATORY CONSIDERATIONS."


CERTAIN REGULATORY CONSIDERATIONS

     As insurance holding companies or insurance companies, Holding Company, PICOM, and their respective subsidiaries are subject to certain regulatory restrictions, and examination and reporting requirements, of certain regulatory authorities. See "CERTAIN REGULATORY CONSIDERATIONS.


PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



     It is anticipated that the Merger will be accounted for in a manner similar to a pooling of interests, and Holding Company will carry forward to its accounts the assets and liabilities of PICOM at their respective amounts as reported by PICOM. Moreover, because Holding Company did not exist for the periods that would normally be presented and its assets are insignificant in comparison to the assets of PICOM, the transactions contemplated by the Reorganization Agreement and the Plan of Merger will not result in a material change to either the consolidated balance sheets or the consolidated statements of income of PICOM appearing elsewhere in this Proxy Statement/Prospectus. Accordingly, and in reliance on Rule 11-02(b)(1) of Regulation S-X, no pro forma consolidated financial information for Holding Company and PICOM has been included in this Proxy Statement/Prospectus. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM," "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION," and "FINANCIAL STATEMENTS.

            SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF PICOM
                (IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)


     The following table summarizes certain consolidated historical financial data of PICOM for each of the years in the five year period ended December 31, 1995. The consolidated historical financial data for the three-month periods ended March 31, 1996 and 1995, and as of March 31, 1996, have been derived from the unaudited condensed consolidated financial statements of PICOM which appear elsewhere in this Proxy Statement/Prospectus and in the opinion of PICOM management reflect all adjustments (consisting only of normally recurring accruals) necessary for a fair presentation of the financial position and the operating results for such periods. The operating results for any interim period are not necessarily indicative of the operating results for a full year. All information is presented in accordance with generally accepted accounting principles ("GAAP"), except for selected statutory data, which are presented in accordance with statutory accounting principles ("SAP"). The summary consolidated financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM" and the historical consolidated financial statements of PICOM, including the notes thereto, which appear elsewhere in this Proxy Statement/Prospectus. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM" and "FINANCIAL STATEMENTS."




                                                      THREE MONTHS
                                                     ENDED MARCH 31,                          YEARS ENDED DECEMBER 31,
                                                  -------------------     ---------------------------------------------------------
STATEMENT OF INCOME DATA(1):                          1996       1995         1995      1994        1993         1992         1991
                                                  --------   --------     --------  --------    --------     --------     --------
  Premiums written                                $ 20,711    $19,559      $67,727  $ 51,110    $ 50,514     $ 49,549     $ 47,327
  Net premiums written                              16,448     14,578       55,151    48,778      48,177       47,476       45,424
  Premiums earned                                   14,337     13,935       55,684    48,490      48,192       48,778       47,899
  Net investment income                              3,869      2,971       14,729    13,379      12,363       14,338       15,758
  Total revenues and other income                   18,275     17,020       70,572    59,867      67,476       70,604       70,857
  Losses and loss adjustment expenses(2)            12,416     13,493       35,558    44,853      41,546       45,463       39,723
  Total expenses                                    15,109     15,765       46,230    52,669      49,736       56,739       50,861

  Income before cumulative effect of change in
   accounting method                              $  2,327       $830      $16,066  $  5,154    $ 11,872     $  9,091     $ 13,318
  Cumulative effect of change in accounting
   method(2)                                            --     (8,125)      (8,125)       --      (2,006)      (5,312)      (3,594)
                                                  --------   --------      -------- --------    --------     --------     --------
  Net income                                      $  2,327    $(7,295)     $ 7,941  $  5,154    $  9,866     $  3,779     $  9,724
                                                  ========   ========      ======== ========    ========     ========     ========
  Weighted average shares outstanding(3)             3,126      3,239        3,115     3,239       3,239        3,238        3,231
EARNINGS PER SHARE(3):
  Income before cumulative effect of change in
   accounting method                              $   0.74    $  0.26      $  5.16   $  1.59    $   3.67     $   2.81     $   4.12
  Cumulative effect of change in accounting
   method(2)                                            --      (2.51)       (2.61)       --       (0.62)       (1.64)       (1.11)
                                                  --------    -------      -------   --------   --------     --------     --------
  Net income per common share                     $   0.74    $ (2.25)     $  2.55   $  1.59    $   3.05     $   1.17     $   3.01
                                                  ========    =======      =======   ========   ========     ========     ========


                                                    AS OF MARCH 31,                            AS OF DECEMBER 31,
                                                  -------------------     --------------------------------------------------------
BALANCE SHEET DATA:                                   1996       1995         1995      1994        1993         1992         1991
                                                  --------   --------     --------  --------    --------     --------     --------
  Total investments                               $273,736   $259,260     $280,607  $249,979    $253,133     $235,091     $226,515
  Total assets                                     329,683    323,035      330,712   297,926     301,106      284,245      274,914
  Loss and loss adjustment expense reserves(2)     200,904    208,593      199,605   188,544     191,221      184,758      178,132
  Reserve for extended reporting period claims      14,182     13,069       14,082    12,738      12,238       11,486        7,755
  Unearned premiums                                 27,008     26,880       23,122    24,557      24,347       24,305       25,391
  Shareholders' equity                              78,532     58,850       78,411    63,142      64,839       54,974       55,640
  Book value per common share(3)                  $  24.98   $  18.17     $  25.17  $  19.49    $  20.02     $  16.97     $  17.22



                                                    AS OF MARCH 31,                            AS OF DECEMBER 31,
                                                  -------------------     --------------------------------------------------------
SELECTED STATUTORY DATA:                              1996       1995         1995      1994        1993         1992         1991
                                                  --------   --------     --------  --------    --------     --------     --------
  Loss ratio(4)(5)                                    87.3%     101.5%        71.5%     93.5%       94.0%       117.3%       110.5%
  Expense ratio                                       16.2%      19.0%        17.1%     15.5%       15.8%        15.6%        14.2%
                                                  --------   --------     --------  --------    --------     --------     --------
  Combined ratio                                     103.5%     120.5%        88.6%    109.0%      109.8%       132.9%       124.7%
                                                  ========   ========     ========  ========    ========     ========     ========
  Statutory surplus                               $ 70,286   $ 47,691     $ 67,006  $ 47,149    $ 40,431     $ 27,169     $ 20,902
  Net premiums written to statutory surplus(6)         .81x      1.15x         .82x     1.03x       1.19x        1.75x        2.17x



- ----------------------

(1) Effective January 1, 1995, PICOM began writing a book of business previously written by an Illinois insurance company.

(2) PICOM discounted loss and loss adjustment expense reserves through 1994. In 1993, 1992, and 1991 PICOM changed its loss and loss adjustment expense reserve discount rate from 3.75% to 3%, 5.625% to 3.75%, and 7% to 5.625%, respectively. Effective January 1, 1995, PICOM eliminated discounting of loss and loss adjustment expense reserves, for GAAP reporting purposes.

(3) Weighted average shares in thousands. Prior period amounts have been restated for the effects of 10% stock dividends on December 1, 1994 and 1993, respectively.

(4) In 1995, PICOM reduced its estimated liability for loss and loss adjustment expense reserves by $12,300,000 for redundancies.

(5) The statutory loss ratio is calculated based upon incurred losses plus the change in reserve for extended reporting period claims.

(6) Net written premiums for the prior twelve-month period divided by ending statutory surplus.

                                  RISK FACTORS



     An investment in the securities offered pursuant to this Proxy Statement/Prospectus may involve a high degree of risk. The several risk factors discussed below, along with general investment risks and the other matters discussed in this Proxy Statement/Prospectus, should be considered in making an investment decision and in evaluating the Merger.



INDUSTRY FACTORS



     Virtually all of PICOM's insurance premium revenue is derived from medical malpractice risks. Many factors influence the financial results of the medical malpractice insurance business, several of which are beyond the control of Holding Company and PICOM. The supply of medical malpractice insurance, or the industry's underwriting capacity, is determined principally by the industry's level of capitalization, historical underwriting results, returns on investment and perceived premium rate adequacy. Historically, the financial performance of the medical malpractice insurance industry has tended to fluctuate in cyclical patterns characterized by periods of greater competition in pricing and underwriting terms and conditions (a "soft insurance market") followed by periods of capital shortage and lesser competition (a "hard insurance market"). For several years, the medical malpractice insurance industry and PICOM have faced a soft insurance market that has generally resulted in lower premiums and reduced profitability. In the present soft insurance market PICOM has offered discounts to its published premium rates in order to retain market share. Although PICOM is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful. Moreover, there can be no assurances regarding whether or when market conditions will improve, or the manner in which, or the extent to which, changes in market conditions may impact the results and operations of Holding Company or PICOM.



     Insurance companies, such as PICOM, rely on the positive performance of their investment portfolios to offset insurance losses and to enhance profitable results. Consequently, prevailing economic conditions, particularly changes in market interest rates, may significantly affect the operations of an insurance company, such as PICOM, that depends on its net investment income. In addition, changes in interest rates also can affect the value of an insurance company's interest-earning assets, which are comprised of fixed and adjustable-rate investment securities. Generally, the value of fixed-rate investment securities fluctuates inversely with changes in interest rates. Changes in interest rates also can affect the average life of investment securities. An insurance company is subject to reinvestment risk to the extent that it is not able to reinvest prepayments at rates which are comparable to the rates on the maturing investments. Changes in market interest rates have resulted in significant changes in the market value of PICOM's portfolio of fixed maturity investments. As of March 31, 1996, such portfolio had a modified duration of four years and a market value that was $1.5 million less than the $260.2 million amortized cost of such portfolio. As of December 31, 1995, such portfolio had a modified duration of approximately four years and a market value that was $2.9 million more than the $257.1 million amortized cost of such portfolio. A one hundred basis point increase in market interest rates would decrease the value of this portfolio by four percent, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by four percent.



     The success of each of Holding Company and PICOM may also be influenced by general economic and legal conditions in the geographic markets served by them and their respective subsidiaries. No assurance can be given that favorable economic and legal conditions will exist in such markets.



COMPETITION



     Holding Company and PICOM compete with numerous insurance companies as well as various self-insurance mechanisms. Principal competitors consist of three customer-owned local insurance companies (Michigan Physicians Mutual Liability Company, Illinois State Medical Inter-Insurance Exchange and Michigan

Hospital Association Insurance Company) and several national companies (including The St. Paul Companies, The Medical Protective Company, American International Group, MMI Companies, Cincinnati Insurance Company, and CNA Insurance Companies). The majority of these competitors have substantially greater financial resources than do Holding Company and PICOM.



     Competition in the medical malpractice insurance industry may take several forms, including pricing, service quality, breadth and flexibility of coverages, method of sale, and insurance carrier financial stability and ratings. PICOM competes through name recognition and reputation, especially in its Michigan market, by emphasizing a high level of customer service to insureds, and by using local insurance agencies to sell and distribute its insurance products. PICOM has attempted to balance its need for upward rate adjustments with the goal of maintaining market share in a very competitive insurance market. As a result, PICOM has offered discounts to its published premium rates to retain market share and has experienced margin or price reductions as a result of such competitive market conditions. Although PICOM has maintained profitability and is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful in the long term.



HEALTH CARE INDUSTRY CONSOLIDATION



     PICOM derives substantially all of its premium income from physicians and other individual health care providers, physician groups, and smaller health care facilities. The health care industry is undergoing rapid market driven change and consolidation which may negatively impact the medical practice and economic independence of physicians who are PICOM's primary customer base. For example, the emergence of "managed care" has made it more difficult for physicians to conduct a traditional fee-for-service practice and has caused some physicians to leave private practice for employment with medical systems or to join or contractually affiliate with managed care organizations or practice management organizations. Such change and consolidation may result in the elimination of, or a significant decrease in, the role of the physician in the medical malpractice insurance purchasing decision. It could also result in greater emphasis on the role of professional managers, who may seek to purchase insurance on a price competitive basis, and who may favor insurance companies that are larger and more highly rated than PICOM. In addition, such change and consolidation could reduce medical malpractice premiums available to PICOM as groups of insurance purchasers generally retain more risk by accepting higher deductibles and self insured retentions or by forming their own captive insurance mechanisms.



     The movement from traditional fee-for-service practice to the managed care environment may also result in an increase in the liability profile of PICOM's insureds. The majority of PICOM's insured physicians practice in primary care specialties such as internal medicine, family practice, general practice and pediatrics. In the managed care environment, these primary care physicians are being required to take on the role of "gatekeeper" and restrain the use of specialty care by controlling access to specialists and by performing certain procedures that would customarily be performed by specialists in a fee-for-service setting. These practice changes may result in an increase in the claims frequency and severity experienced by primary care physicians and by PICOM as their insurance carrier.



UNDERWRITING LOSSES AND RESERVES



     PICOM collects premiums for the insurance coverage it provides. Such premiums are based upon certain actuarial and other assumptions. Although
PICOM employs actuarial assumptions that it believes are reasonable, such assumptions are, by their nature, estimates. To the extent that the actuarial and other assumptions used by PICOM prove to be incorrect, PICOM may incur unanticipated underwriting losses on the risks that it insures. Medical malpractice claims and expenses may be paid over a period of ten years or more, which is longer than most property and casualty insurance. Trends in losses may therefore be slow to appear and accordingly, PICOM's reaction in terms of modifying underwriting practices and changing premium rates may lag underlying loss trends. In addition, inflation may increase PICOM's ultimate loss costs.



     The loss and loss adjustment expense reserves established by PICOM are estimates of amounts needed to pay reported and unreported claims and related loss adjustment expenses. The estimates are based on assumptions related to the ultimate cost of settling such claims. If PICOM's reserves are inadequate, PICOM will be required to increase its reserves and thus reduce its net income or shareholders' equity in the period in which the deficiency is identified. Unanticipated underwriting losses or materially underestimated reserves could have a material adverse effect on Holding Company and PICOM.



REINSURANCE



     In order to reduce risk and to increase its underwriting capacity, PICOM obtains reinsurance from unaffiliated reinsurers (including domestic and foreign companies and Lloyd's of London), although it retains a portion of each risk reinsured. PICOM is subject to credit risk with respect to its reinsurers because reinsurance does not relieve PICOM of its original liability to its insureds for the risks ceded to reinsurers. Although PICOM believes that its reinsurance is maintained with financially stable reinsurers and that any reinsurance security maintained is adequate to protect its interests, the inability of PICOM to collect on its aggregate reinsurance recoverable, or the inability of PICOM's reinsurers to make payments under the terms of reinsurance treaties (due to insolvency or otherwise), could have a material adverse effect on PICOM's future results of operations and financial position.



     The amount and cost of reinsurance available to companies specializing in medical professional liability insurance are subject, in large part, to prevailing market conditions beyond the control of Holding Company and PICOM. PICOM's ability to provide professional liability insurance at competitive premium rates and coverage limits on a continuing basis will depend in part upon its ability to obtain adequate reinsurance in amounts and at rates that will not adversely affect its competitive position. Although Holding Company and PICOM anticipate that PICOM will continue to be able to obtain such reinsurance, there can be no assurance that this will be the case.



RELIANCE ON INDEPENDENT INSURANCE AGENCIES



     PICOM markets its professional liability products primarily through independent insurance agencies. PICOM has contractual relationships with all of its agents. In the Michigan market, PICOM and agencies representing over 95% of Michigan premiums written through agencies have entered into written agreements that prohibit the agencies from transferring existing PICOM medical malpractice insureds to another insurance company without PICOM's written consent, although the agencies may place newly sourced business with another insurance company. In the Illinois market the agencies retain full ownership of expirations and, accordingly, may transfer an existing PICOM insured to another insurance company without PICOM's consent. PICOM anticipates that as it enters new states and offers non-medical malpractice insurance products in Michigan and other states, the agencies representing PICOM will retain full ownership of expirations.



     As of December 31, 1995, PICOM's top ten agencies accounted for approximately 55% of PICOM's direct in-force premiums, with the top agency, Willis Corroon Corporation of Michigan, located in suburban Detroit, accounting for approximately 10% of PICOM's direct in-force premiums. PICOM's business depends, in part, on the effort of these agencies and on PICOM's ability to continue to offer insurance products that meet the needs of these agencies and their policyholders. In addition, PICOM's ability to expand into additional markets will depend, in part, on its ability to successfully establish a network of independent insurance agencies and to compete with other insurance companies that are represented by these agencies. For a general description of PICOM's existing contractual relationships with independent insurance agencies, see "BUSINESS AND PROPERTIES OF PICOM -- Marketing."

HOLDING COMPANY STRUCTURE


     Holding Company is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends and other distributions from its subsidiaries, borrowings and sales of equity. The rights of Holding Company, and consequently its shareholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of policy holders, creditors and preferred shareholders, if any, of such subsidiary (except to the extent claims of Holding Company in its capacity as a creditor are recognized), and to certain regulatory restrictions. Consequently, Holding Company's ability to fund its operations, pay debt, expenses and cash dividends to its shareholders may be limited.


     Holding Company may engage in activities in addition to providing insurance through PICOM and its subsidiaries. Such activities could include activities related to providing insurance, such as claims and risk management services, and activities unrelated to insurance, such as medical practice management services. However, Holding Company has not presently specifically identified any such additional activities. To the extent that Holding Company engages in activities that are unrelated to medical malpractice insurance, it may have no or limited experience or senior management expertise related to such new activities.


REGULATORY CONSIDERATIONS


     Because insurance holding companies and insurance companies are heavily regulated, the success of Holding Company and PICOM is impacted not only by competitive factors but also by regulations affecting insurance holding companies and insurance companies. These regulations are primarily intended to protect policyholders, not shareholders. Regulation of the insurance industry is continuously changing and the ultimate effect of such changes cannot be predicted. Regulations now affecting Holding Company and PICOM may be modified at any time and new regulations affecting Holding Company and PICOM may be enacted. There is no assurance that such modifications or new regulations will not adversely affect the business of Holding Company and PICOM. In addition, under the insolvency or guaranty fund laws of most of the states in which Holding Company and PICOM operate, insurers doing business in those states are regularly assessed for policyholder losses of insolvent insurance companies.
In addition, from time to time, states may make special assessments in response to extraordinary circumstances. No assurance can be given that there will not be such assessments in the future.


     In addition to state-imposed insurance laws and regulations, Holding Company and PICOM are subject to statutory accounting principles and the reporting format of the National Association of Insurance Commissioners (the "NAIC"). The NAIC recently adopted a risk-based capital formula to establish minimum capital and surplus requirements for property and casualty insurance companies. The risk-based capital formula is based principally on underwriting risk (loss and LAE reserve risk and premium risk), asset risk and reinsurance credit risk. PICOM's statutory surplus at December 31, 1995, exceeds the minimum capital and surplus requirements established under NAIC's current property and casualty risk-based capital formula.


TORT REFORM


     On a state level, several states, including Michigan and Illinois, have adopted tort reforms designed to moderate the risk of practice to health care providers. Although such legislation generally has a positive impact by reducing malpractice losses, it also causes the particular state to be more attractive to other insurance companies seeking to expand their markets. PICOM has seen an increase in competition in its markets due, in part, to the passage of tort reform.


     On the federal level, attempts to reform the delivery of medical care have contained provisions that could, if adopted, have a material impact on PICOM and its insurance products. An example of such a change is the concept of "enterprise liability" that was contained in President Clinton's health care proposal. Under the enterprise liability concept, doctors would not bear individual liability for malpractice events with such liability being borne by the hospital or other enterprise in which the doctor practices.
If enterprise liability or a similar concept were adopted, PICOM        could
be at a competitive disadvantage since its business is concentrated in individual physician risks and larger, more established, companies already provide malpractice insurance for the enterprise risks.


ABSENCE OF PUBLIC TRADING MARKET; POSSIBLE PRICE FLUCTUATION


     Although PICOM Common Stock has been publicly traded for several years, there has been no public trading market for the Holding Company Common Stock prior to the Merger and there can be no assurance that an active trading market for the Holding Company Common Stock will develop following consummation of the Merger. Factors such as quarterly variations in financial results, announcements by Holding Company, and other developments affecting Holding Company or PICOM or the insurance or health care industries generally could cause the market price of the Holding Company Common Stock to fluctuate substantially. In addition, the stock market has experienced price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many securities unrelated to the operating performance of the companies that issued such securities.


ANTI-TAKEOVER PROVISIONS


     The Michigan Insurance Code and the MBCA contain provisions that could discourage attempts to acquire Holding Company. See "CERTAIN REGULATORY CONSIDERATIONS" and "COMPARISON OF SHAREHOLDERS RIGHTS."


     In addition, Holding Company's Articles of Incorporation and Bylaws contain provisions that could discourage attempts to acquire Holding Company or to remove incumbent directors even if some or a majority of Holding Company's stockholders deem such an attempt to be in Holding Company's and their best interest and even if the potential acquiror is willing to pay a premium over the prevailing market price of the Holding Company Common Stock. Holding Company's Articles of Incorporation authorizes the Holding Company Board to issue, from time to time, shares of Preferred Stock with such designations and preferences as the Holding Company Board shall determine. These shares could be used to discourage attempts to acquire Holding Company or remove incumbent directors. See "DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK" and "COMPARISON OF SHAREHOLDER RIGHTS."


POTENTIAL ADVERSE CONSEQUENCES OF ACQUISITIONS OR BUSINESS COMBINATIONS


        PICOM has experienced significant growth in premium volume as a result of an acquisition. Holding Company and PICOM intend to continue to pursue acquisitions and other business combinations to the extent suitable candidates and acceptable terms may be identified. PICOM is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed. PICOM competes for acquisition and expansion opportunities with many entities that have substantially greater resources. In addition, acquisitions may involve difficulties in the retention of personnel, diversion of management's attention, unexpected legal liabilities, and tax and accounting issues. There can be no assurance that PICOM will be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into its operations, or expand into new markets. Once integrated, acquisitions may not achieve comparable levels of revenues, profitability, or productivity as the existing business of PICOM or otherwise perform as expected.

SHARES ELIGIBLE FOR FUTURE SALE



     After consummation of the Merger, Holding Company will have 3,188,146 shares of Holding Company Common Stock issued and outstanding. Of these shares, approximately 3,018,448 shares of Holding Company Common Stock will be freely tradeable without restriction under the Securities Act by persons who are believed by Holding Company to not be "affiliates" of either Holding Company or PICOM. All the remaining shares of Holding Company Common Stock, which will be held by persons believed by Holding Company to be "affiliates" of either Holding Company or PICOM, will be "restricted securities" and may not be sold unless they are sold pursuant to an exemption from registration, including an exemption contained in Rule 145 under the Securities Act, or are registered under the Securities Act. Consummation of the Merger is conditioned upon, among other things, the receipt by Holding Company, from each director, executive officer and other person who is reasonably believed to be an affiliate of either Holding Company or PICOM (for purposes of Rule 145) of a written agreement intended to ensure compliance with these requirements.



     In general, under Rule 145 as currently in effect, the holder of such restricted securities, including persons who may be deemed "affiliates" of either Holding Company or PICOM, would be entitled to sell, within any three-month period, up to a number of restricted securities that does not exceed the greater of (i) 1% of the then outstanding shares of Holding Company Common Stock and (ii) the average weekly trading volume for Holding Company Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission provided that certain restrictions relating to manner of sale, notice and the availability of current public information about Holding Company are satisfied. In addition, when a period of two years has elapsed from the date the restricted securities were acquired from Holding Company, and provided the holder is not then, or has not been within the past three months, an affiliate of Holding Company, the holder of the restricted securities will be able to dispose of them without compliance with such restrictions other than the availability of current public information about Holding Company and when a period of three years has elapsed, and provided the holder is not then, or has not been within the past three months, an affiliate of Holding Company, without restriction.


     Following the consummation of the Merger, sales of substantial amounts of Holding Company Common Stock in the public market pursuant to registration under the Securities Act, Rule 145 or otherwise, or even the potential for such sales, could adversely affect the prevailing market prices for Holding Company Common Stock and impair Holding Company's ability to raise capital through the sale of its equity securities.



AUTHORIZATION OF ADDITIONAL SECURITIES


     Holding Company is authorized to issue 25,000,000 shares of Holding Company Common Stock. After consummation of the Merger, Holding Company will have 3,188,146 shares of Holding Company Common Stock issued and outstanding. Uncommitted authorized but unissued shares of Holding Company Common Stock may be issued from time to time to such persons and for such consideration as may be determined by the Holding Company Board; and, holders of the then outstanding Holding Company Common Stock may or may not be given the opportunity to vote thereon, depending on the nature of such transactions, applicable law, the rules and policies of any stock exchange upon which such securities may be listed, and the judgment of the Holding Company Board regarding the submission of such issuance to Holding Company shareholders.


     The availability of authorized but unissued shares of Holding Company Common Stock is intended to provide Holding Company with the flexibility to take advantage of opportunities to issue such stock to obtain capital, as consideration for possible acquisitions or for other purposes (including, without limitation, the issuance of additional shares of Holding Company Common Stock through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Holding Company Common Stock, except for shares to be issued pursuant to the

Merger (and shares to be reserved for issuance upon exercise of options). However, it is possible that, depending on factors then considered relevant by the Holding Company Board, that Holding Company may, at any time in the future, issue additional shares of Holding Company Common Stock in a public offering or private transaction. Holding Company shareholders will not have preemptive rights to subscribe for newly issued shares.


                                CAPITALIZATION

                                 (UNAUDITED)

The following table sets forth the capitalization of Holding Company and PICOM
(i) on a historical basis and (ii) on a pro forma basis as adjusted to give effect to the Merger as if it had occurred at March 31, 1996. The information set forth below should be read in conjunction with the historical consolidated financial statements of each of Holding Company and PICOM, including the notes thereto, which appear elsewhere in this Proxy Statement/Prospectus. See "DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK," "PRO FORMA FINANCIAL INFORMATION" and "FINANCIAL STATEMENTS."



                                                                                                        Holding
                                                                                   PICOM                Company
                                                                                   -----               Pro Forma
                                                                                                       --------
                                                                                           (in thousands)
Borrowings:
 Short-term debt........................................................         $   --                 $  --
Shareholders' equity:
 Preferred stock, no par value; 5,000,000 shares authorized; no shares
 issued and outstanding.................................................         $   --                 $  --
 Common stock, $1 par value; 10,000,000 shares authorized; 3,238,959
 shares issued and outstanding, including treasury shares...............           3,239                   --
 Common Stock, no par value; 25,000,000 shares authorized; 1 share issued and outstanding at March 31, 1996 and 3,238,960 shares
 (including treasury shares) issued and outstanding as adjusted.........             --                  11,863
 Additional paid-in capital.............................................           8,624                     --
 Retained earnings......................................................          69,321                 69,321
 Net unrealized depreciation on investments, net of taxes...............          (1,021)                (1,021)
                                                                                 -------                -------
                                                                                  80,163                 80,163
 Less cost of treasury shares; 94,814 shares at March 31, 1996..........          (1,631)                (1,631)
                                                                                 -------                -------
Total shareholders' equity..............................................          78,532                 78,532
                                                                                 -------                -------
Total capitalization....................................................         $78,532                $78,532
                                                                                 =======                =======

                       PICOM COMPARATIVE PER SHARE DATA
                                 (Unaudited)



   The following table sets forth for PICOM Common Stock certain historical per share financial information. The information presented herein should be read in conjunction with the historical financial statements of PICOM, including the notes thereto, which appear elsewhere in this Proxy
Statement/Prospectus. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM" and "FINANCIAL STATEMENTS."


COMMON SHAREHOLDERS' EQUITY:
 March 31,1996..........................................................................................................$24.98
 March 31, 1995..........................................................................................................18.17
 December 31,1995........................................................................................................25.17
 December 31,1994........................................................................................................19.49
 December 31,1993........................................................................................................20.02

NET INCOME:

 Three months ended March 31, 1996:
   Net Income............................................................................................................$0.74
                                                                                                                         =====
 Three months ended March 31, 1995:
   Income before cumulative effect of change in accounting method........................................................$0.26
   Cumulative effect of change in accounting method......................................................................(2.51)
                                                                                                                         -----
   Net Loss.............................................................................................................$(2.25)
                                                                                                                         =====
Year ended December 31, 1995:
 Income before cumulative effect of change in accounting method..........................................................$5.16
 Cumulative effect of change in accounting method(1).....................................................................(2.61)
                                                                                                                         -----
 Net Income..............................................................................................................$2.55
Year ended December 31, 1994:                                                                                            =====
 Net Income..............................................................................................................$1.59
Year ended December 31, 1993:(2)                                                                                         =====
 Income before cumulative effect of change in accounting method..........................................................$3.67
 Cumulative effect of change in accounting method(1)..................................................................... (.62)
                                                                                                                          ----
 Net Income..............................................................................................................$3.05
                                                                                                                         =====

- --------------------

(1) Effective January 1, 1995, PICOM eliminated discounting of loss and loss adjustment expense reserves for GAAP reporting purposes, and in 1993, PICOM changed its loss and loss adjustment reserve discount rate from 3.75% to 3%. Both of these changes represent changes in accounting methods.

(2) Per share amounts have been restated to account for the effect of a ten percent stock dividend paid on December 31, 1994.

                                                                            -22-
                           COMPARATIVE STOCK PRICES


HOLDING COMPANY



        Holding Company and INSCO were only recently incorporated and have been privately held corporations since their formation. As of the date of this Proxy Statement/Prospectus, there was one shareholder of record of the one (1)
issued and outstanding Holding Company Common Stock.  Holding Company   is the
sole shareholder of INSCO. The shares of Holding Company Common Stock to be issued in the Merger have been admitted for quotation on the Nasdaq National Market subject to official notice of issuance. PICOM Common Stock is traded through the Nasdaq National Market under the symbol "PICM," and Holding Company will apply for the same trading symbol. See "THE REORGANIZATION AGREEMENT -- Stock Listing."


PICOM


      PICOM Common Stock is traded in the over-the-counter market and, since October, 1994, has been listed for quotation on the Nasdaq National Market
under the symbol "PICM."   From June, 1993 to October, 1994,    PICOM Common
Stock was traded on the Nasdaq Small Cap Market under the symbol "PICM." Although transactions in PICOM Common Stock have been, and are expected to continue to be, facilitated by market-makers, there can be no assurance that an established or liquid trading market in PICOM Common Stock will continue.



     The table below sets forth (i)for the periods since October, 1994, the high and low bid prices for PICOM Common Stock on the Nasdaq National Market, and
(ii)for the periods prior to October, 1994, the high and low bid prices for PICOM Common Stock on the Nasdaq Small Cap Market. In each case the quotations have been adjusted as if the ten percent stock dividend paid on December 31, 1994 had occurred prior to such quarters.



                                                                                                     PICOM
                                                                                                  Common Stock
1994
- ----                                                                                           High            Low
 First Quarter................................................................................ $14.89         $11.36
 Second Quarter...............................................................................  14.77          13.07
 Third Quarter................................................................................  13.30          10.80
 Fourth Quarter...............................................................................  12.50          11.00

1995
- ----
 First Quarter................................................................................  11.00           10.00
 Second Quarter...............................................................................  15.25           11.00
 Third Quarter................................................................................  18.00           14.00
 Fourth Quarter...............................................................................  20.75           17.75

 1996
 ----
 First Quarter................................................................................  25.00           20.75
 Second Quarter (through June ___, 1996)......................................................




        On May___, 1996, the last trading day before the execution of the Reorganization Agreement, the high and low bid prices of PICOM Common Stock as reported on the Nasdaq National Market were $_________ and $__________, respectively, per share. On June___, 1996 (the last practicable date prior to the mailing of this Proxy Statement/Prospectus), the high and low bid prices of PICOM Common Stock as reported on the Nasdaq National Market were $_______ and $_________, respectively, per share. PICOM SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PICOM COMMON STOCK.



        On June 10, 1996, there were approximately ______ holders of record of PICOM Common Stock. PICOM has neither declared nor paid any cash dividends on PICOM Common Stock in the last ten years.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP

     Professionals Insurance Company Management Group is a Michigan business corporation incorporated under the laws of the State of Michigan on January 31, 1996 for the purpose of serving as the holding company for PICOM and its subsidiaries. Holding Company has one subsidiary, PICOM Interim Insurance Company, a Michigan stock insurance company incorporated under the laws of the State of Michigan solely for the purpose of merging with and into PICOM and establishing PICOM as a wholly-owned subsidiary of Holding Company. At the present time neither Holding Company nor INSCO has any business operations. It is anticipated that Holding Company will conduct its activities through subsidiaries. See "RISK FACTORS -- Holding Company Structure."
Because INSCO was formed solely for the purpose of merging with and into PICOM and thereby establishing PICOM as a wholly-owned subsidiary of Holding Company, INSCO will not write or underwrite any lines of insurance. The principal executive offices for each of Holding Company and INSCO are located at 4295 Okemos Road, Box 2510, Okemos, Michigan 48805-9510 and the telephone number for each of them is (517)349-6500.



     Following consummation of the merger of INSCO with and into PICOM, INSCO will cease to exist, PICOM will be the surviving corporation in the Merger and a wholly-owned subsidiary of Holding Company, and each issued and outstanding share of PICOM Common Stock will be converted into one share of Holding Company Common Stock. The name of the surviving insurance corporation following consummation of the Merger will be "PICOM Insurance Company." Following consummation of the Merger all direct and indirect insurance subsidiaries of Holding Company (e.g., PICOM and PICOM-Illinois) will continue to operate under their existing insurance licenses and none of such subsidiaries will be required to reapply for any of such licenses. See "THE REORGANIZATION
- --Method of Reorganization."



     In connection with the transactions contemplated by the Reorganization Agreement and the Plan of Merger, PICOM loaned $1,500,000 to Holding Company for the purpose of enabling Holding Company to form and capitalize INSCO in accordance with the Michigan Insurance Code. Holding Company invested all of that sum in INSCO in exchange for all of the issued and outstanding shares of capital stock of INSCO. INSCO invested the $1,500,000 in United States government obligations with maturities of less than one year (the "INSCO Investment"). The loan from PICOM to Holding Company is evidenced by a short-term, non-renewable, interest bearing promissory note having a stated principal amount of $1,500,000 and a stated maturity date that is the earlier of the Effective Time or December 31, 1996 (the "Note"). The Note is secured by a pledge of all of the issued and outstanding shares of INSCO. Interest on the Note accrues at a rate equivalent to the rate of interest paid on the INSCO Investment. Upon consummation of the Merger, the INSCO Investment, and all interest accrued thereon, will become and be the property of PICOM. Following consummation of the Merger, PICOM will declare and pay to Holding Company certain cash dividends. One of these dividends will be in the amount of $2,000,000 and will be used to fund the initial operations of Holding
Company. The other dividend will be in an amount equal to the amount then outstanding under the Note, and Holding Company will then repay the proceeds of such dividend to PICOM in full satisfaction of the Note. It is to be noted that on April 12, 1996 the Financial Analysis Division of the Michigan Insurance Bureau determined (i)that the $1,500,000 loan from PICOM to Holding Company was not material, (ii)that such post-Merger dividends were not extraordinary, and (iii)that neither such loan nor such post-Merger dividends required the prior approval of the Michigan Insurance Commissioner. See "RELATED PARTY TRANSACTIONS OF PICOM" and "THE REORGANIZATION AGREEMENT -- Capitalization of INSCO."

                            THE PICOM ANNUAL MEETING

MEETING OF SHAREHOLDERS


     The 1996 Annual Meeting of Shareholders of PICOM will be held at 10:00 a.m., local time, on Wednesday, July 31, 1996 at University Place Marriott, 300 M.A.C. Avenue, East Lansing, Michigan 48823.


MATTERS TO BE CONSIDERED

     At the Annual Meeting, holders of PICOM Common Stock will consider and vote upon two matters.


     The first matter is a proposal to approve and adopt (i) the Reorganization Agreement dated May 13, 1996 executed by and among PICOM, Holding Company and INSCO, (ii) the Agreement and Plan of Merger dated May 13, 1996 executed by and among PICOM, Holding Company and INSCO, and (iii) all of the transactions contemplated by the Reorganization Agreement and the Plan of Merger. The Reorganization Agreement and the Plan of Merger contemplate, among other things, (a) that INSCO will be merged with and into PICOM, and with the result that PICOM will become a wholly-owned subsidiary of Holding Company, and
(b) that upon consummation of the Merger each issued and outstanding share of PICOM Common Stock will be converted into one share of Holding Company Common Stock. See "THE REORGANIZATION" and "THE REORGANIZATION AGREEMENT." A conformed copy of the Reorganization Agreement (without exhibits) is attached as Annex A to this Proxy Statement/Prospectus. A conformed copy of the Plan of Merger (without exhibits) is attached as Annex B to this Proxy Statement/Prospectus.


     The second matter is the election of four persons to the PICOM Board for three year terms expiring at the 1999 Annual Meeting of Shareholders of PICOM upon the election and qualification of their successors or upon their earlier resignation or removal. PICOM shareholders will also consider and vote upon such other matters as may be properly brought before the Annual Meeting. See "ELECTION OF PICOM DIRECTORS."

VOTES REQUIRED

     Each share of PICOM Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Annual Meeting. Approval of the PICOM Reorganization Proposal requires the affirmative vote of a majority of the outstanding shares of PICOM Common Stock. Assuming the presence of a quorum, PICOM Directors will be elected at the Annual Meeting from among those persons duly nominated by a plurality of the votes cast by holders of PICOM Common stock present in person or by proxy and entitled to vote at the Annual Meeting in the election of directors.


     As of April 30, 1996, directors and executive officers of PICOM and their affiliates were beneficial owners of approximately 5.3% of the 3,188,145 issued and outstanding shares of PICOM Common Stock, and 100% of the one (1) outstanding share of Holding Company Common Stock. The directors and executive officers of PICOM have indicated that they intend to vote all shares of PICOM Common Stock owned by them FOR approval and adoption of the PICOM Reorganization Proposal, and FOR the election to the PICOM Board of each of the persons nominated for election by the PICOM Board.



     As of May 31, 1996, Victor T. Adamo, a director and the President and Chief Executive Officer of PICOM, was the beneficial owner of the one
(1) issued and outstanding share of Holding Company Common Stock (which share represents 100% of Holding Company's outstanding shares of capital stock).
This share was issued to Mr. Adamo for $25.00 and for the purpose of organizing the Holding Company and enabling it to form INSCO and enter into the Reorganization Agreement and the Plan of Merger.

     THE PICOM BOARD APPROVED THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER AND RECOMMENDS THAT PICOM SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE PICOM REORGANIZATION PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE MERGER). The PICOM Board also recommends that PICOM shareholders vote FOR the election to the PICOM Board of each of the persons nominated for election by the PICOM Board.

VOTING OF PROXIES

     Shares of PICOM Common Stock represented by properly executed proxies received at or prior to the Annual Meeting will be voted at the Annual Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR the PICOM Reorganization Proposal, and FOR the election to the PICOM Board of each of the persons nominated for election by the PICOM Board.

    If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Neither Holding Company nor PICOM has any knowledge of any matters to be presented at the Annual Meeting, other than the matters referred to and described in this Proxy Statement/Prospectus.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person or otherwise revoking a proxy. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of PICOM a duly executed revocation or a proxy bearing a later date or by voting in person at the Annual Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM



     Only holders of record of PICOM Common Stock at the close of business on June 10, 1996 will be entitled to receive notice of and to vote at the Annual Meeting. At May 31, 1996, PICOM had issued and outstanding 3,188,145 shares of PICOM Common Stock. Shares representing 33 1/3% of the aggregate number of outstanding shares of PICOM Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order for a quorum to be present at the Annual Meeting.


NO DISSENTERS' RIGHTS

     Holders of shares of PICOM Common Stock will not have dissenters' rights under the Michigan Insurance Code in connection with, or as a result of, the matters to be acted upon at the Annual Meeting.

SOLICITATION OF PROXIES

     PICOM will bear the cost of the solicitation of proxies from its shareholders, and the cost of printing and mailing this Proxy
Statement/Prospectus.

     Proxies will be solicited on behalf of PICOM by mail or personally, or by telephone, telegraph or datagram, by directors, officers and regular employees of PICOM and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation). Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and PICOM will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. In addition, Morrow & Co. will assist in the solicitation of proxies by PICOM for a fee of $10,000, plus reasonable out-of-pocket expenses.

     SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS

                               THE REORGANIZATION

METHOD OF REORGANIZATION


     Pursuant to the Reorganization Agreement and the Plan of Merger, INSCO will merge with and into PICOM, with PICOM being the surviving corporation in the Merger and INSCO ceasing to exist, with the result that PICOM will become a wholly-owned subsidiary of Holding Company and each issued and outstanding share of PICOM Common Stock will be converted into one share of Holding Company Common Stock. The name of the surviving insurance corporation following consummation of the Merger will be "PICOM Insurance Company." Moreover, following consummation of the Merger all direct and indirect insurance subsidiaries of Holding Company (e.g., PICOM and PICOM-Illinois) will continue to operate under their existing insurance licenses and none of such subsidiaries will be required to reapply for any of such licenses.


REORGANIZATION CONSIDERATION; EXCHANGE RATIO

     Upon consummation of the Merger, but subject to the provisions of the Reorganization Agreement and the Plan of Merger regarding fractional shares and other matters, each outstanding share of PICOM Common Stock will be automatically converted into one (1) share of Holding Company Common Stock.


     The determination of the exchange ratio was not the result of arm's length negotiations as PICOM and Holding Company have a common director. However, the PICOM Board believes that the Reorganization Agreement, the Plan of Merger and the Merger are fair to the shareholders of PICOM because their proportionate interest in the consolidated financial condition and the consolidated earnings of PICOM will remain the same, and the transaction will not result in a change of control of PICOM. In its Order of Acquisition Exemption and Preliminary Approval of Merger issued and entered on May 6, 1996 granting preliminary approval of the Merger in accordance with the Reorganization Agreement and the Plan of Merger, the Michigan Insurance Commissioner found and concluded that the terms of the Reorganization Agreement and the Plan of Merger were reasonable and just. Shareholders should note that the opinion of an independent third party as to the fairness of the Reorganization Agreement, the Plan of Merger and the Merger has not been sought.



     On May ____, 1996, the last trading day before the execution of the Reorganization Agreement, the high and low bid prices of PICOM Common Stock on the Nasdaq National Market were $__________ and $___________, respectively, per share. On June__, 1996, the last practicable trading day preceding the mailing of this Proxy Statement/Prospectus, the high and low bid prices of PICOM Common Stock on the Nasdaq National Market were $__________ and $__________, respectively, per share.


REASONS FOR REORGANIZATION

     For some time now, the PICOM Board has considered reorganizing PICOM and its subsidiaries into an insurance holding company system headed by a business corporation rather than an insurance corporation. The PICOM Board believes that such a holding company system is the corporate structure used by most publicly-traded insurance groups and that reorganizing PICOM into such a system will provide PICOM with more financial and operating flexibility than is currently available to PICOM.  The PICOM Board
further believes that this      flexibility will enhance PICOM's ability to
raise capital and enable PICOM and its subsidiaries to compete more effectively in the ever-changing insurance industry. The PICOM Board also believes that reorganizing PICOM into such a holding company system will facilitate potential acquisitions of, or combinations with, other insurance companies and related service providers (e.g., claims and risk management organizations). PICOM evaluates acquisition opportunities, to the extent suitable opportunities may be identified. However, PICOM is not currently engaged in any acquisition
negotiations and, except for the transactions and agreements    that are the
subject of this Proxy Statement/Prospectus or are described in the next sentence, PICOM is not presently a party to any agreements concerning acquisitions or combinations. Pending approval of the Indiana Insurance Commissioner, in a transaction valued at approximately $1.2 million, PICOM acquired all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange. There can be no assurance that any further acquisitions will be made or, if made, will be successful.


     PICOM is presently regulated primarily as an insurance company. As a regulated entity, PICOM's activities are subject to, among other things, the regulatory oversight of the Michigan Insurance Commissioner and the restrictions of the Michigan Insurance Code. With certain exceptions relating to dividends and change in control, these restrictions will not apply to Holding Company and it will enjoy the autonomy of a general business corporation.


     In addition, Holding Company, because it is a business corporation, will not be subject to the risk-based capital ("RBC") rules of the National Association of Insurance Commissioners. Consequently, Holding Company will have more flexibility than PICOM in making investments in insurance subsidiaries and subsidiaries engaged in other businesses. The RBC rules of the NAIC provide that an insurance company that is the parent of another insurance company, such as PICOM, must include in its own RBC the lesser of either the RBC of the subsidiary or its investment in the subsidiary.


     PICOM's present form also makes it impractical for PICOM to issue debt securities to increase its insurance company statutory surplus and insurance writing capacity. Under insurance accounting rules, PICOM would be required to recognize the entire portion of the debt along with the assets derived by selling the debt security, thus there would be no increase in statutory surplus. However, Holding Company will be able to issue debt securities, contribute the assets derived therefrom to PICOM (or any other insurance subsidiary) and thereby directly increase the statutory surplus and the insurance writing capacity of the insurance subsidiary.

RECOMMENDATION OF THE PICOM BOARD

     For the reasons described in this Proxy Statement/Prospectus, the members of the PICOM Board present at the meeting held on February 14, 1996 unanimously approved the Reorganization Agreement, the Plan of Merger and the Merger. The PICOM Board recommends that PICOM shareholders vote FOR the PICOM Reorganization Proposal (which shall constitute, among other things, approval of the Reorganization Agreement, the Plan of Merger and the Merger). The PICOM Board also recommends that PICOM shareholders vote FOR the election to the PICOM Board of each of the persons nominated for election by the PICOM Board.

CLOSING; EFFECTIVE TIME


     Closing and Closing Date. Subject to the terms and conditions of the Reorganization Agreement, the closing of the Merger will take place at 10:00 a.m. on the third business day following the satisfaction or waiver (subject to applicable law) of the latest to occur of certain conditions set forth in the Reorganization Agreement unless another time, date or place is provided for in the Michigan Insurance Code or in any Orders issued by the

Michigan Insurance Commissioner pursuant to the Michigan Insurance Code, or is agreed to in writing by Holding Company, INSCO and PICOM.



     Effective Time. Subject to the provisions of the MBCA, the Michigan Insurance Code, any Orders, the Reorganization Agreement and the Plan of Merger, the Merger will become effective not later than 11:59 p.m. Eastern Time on the third business day following the Closing Date.


     Under certain circumstances, the Reorganization Agreement may be terminated by Holding Company, INSCO and PICOM at any time prior to the closing, whether before or after approval of the PICOM Reorganization Proposal by the shareholders of PICOM. Among other reasons, the Reorganization Agreement may be terminated by either party if the Reorganization has not been consummated on or before December 31, 1996. See "THE REORGANIZATION AGREEMENT
- -- Termination."

CONDITIONS TO CONSUMMATION

The obligations of Holding Company, INSCO and PICOM to consummate the Merger are subject to various conditions, including obtaining requisite shareholder approvals, the absence of any inaccuracy in the representations and warranties of the companies that would have a material adverse effect on their respective results of operations or financial condition, and receipt of an opinion of Miller, Canfield, Paddock and Stone, P.L.C. in respect of certain federal income tax consequences of the Merger. See "THE REORGANIZATION AGREEMENT -- Conditions to Consummation."

REGULATORY APPROVALS REQUIRED





     On February 13, 1996, Holding Company and PICOM filed with the Michigan Insurance Commissioner (i) an application to incorporate and license INSCO as a Michigan property and casualty insurance company for the purpose of effecting the Merger, and (ii) a petition pursuant to Section 7604 of the Michigan Insurance Code requesting preliminary approval of the Reorganization Agreement, the Plan of Merger and the Merger.



     On April 12, 1996 the Michigan Insurance Commissioner issued a Preliminary Certificate of Authority for INSCO that established INSCO as a Michigan stock insurance corporation and permitted INSCO to issue shares of its capital stock to Holding Company. Among other things, the Preliminary Certificate of Authority included a stipulation that INSCO was incorporated and organized for the sole purpose of merging with and into PICOM and that INSCO would not engage in any insurance activities or issue any insurance policies or assume any insurance risk.



     On April 23, 1996, the Michigan Insurance Commissioner conducted a qualifying examination of INSCO and on April 26, 1996 issued a report on such examination. On May 6, 1996, the Michigan Insurance Commissioner issued a Final Certificate of Authority for INSCO and thereby authorized INSCO's admission in Michigan as a domestic insurer.



     On May 6, 1996, the Michigan Insurance Commissioner issued and entered an Order of Acquisition Exemption and Preliminary Approval of Merger that, among other things, (i) found and concluded that the terms of the Reorganization Agreement and the Plan of Merger were reasonable and just, and (ii) granted preliminary approval of the Merger. Under the Michigan Insurance Code, the Michigan Insurance Commissioner cannot grant final approval of the Merger until after the PICOM Reorganization Proposal has been approved by a majority of the outstanding shares of PICOM Common Stock. If the Merger is so approved by PICOM's shareholders, then PICOM and Holding Company will promptly petition the Michigan Insurance Commissioner for final approval of the Merger.



     In addition, the Merger has been submitted to the Director of Insurance of the State of Illinois (the "Illinois Insurance Director") for approval prior to consummation. Under the Illinois Insurance Code, the Illinois Insurance Director has authority to review any change in the ultimate controlling party of an insurer domiciled in Illinois. Since the Merger will result in Holding Company becoming the ultimate controlling party of PICOM-Illinois, the prior approval of the Illinois Insurance Director is required. There can be no assurances regarding when or whether the Illinois Insurance Director will approve the Merger.



     While Holding Company and PICOM believe that the transactions contemplated by the Reorganization Agreement and the Plan of Merger (including, without limitation, the Merger) should receive all required regulatory approvals, there can be no assurances that the Michigan Insurance
Commissioner or any other regulatory authority with jurisdiction will grant final approval of such transactions or, if finally approved, as to the date of such final approvals. There can also be no assurances that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of the Merger.



     In the event requisite and appropriate shareholder and regulatory approvals are not obtained, then the Merger will not be consummated and the Reorganization Agreement and the Plan of Merger will be terminated. See "THE REORGANIZATION -- Conditions to Consummation" and "THE REORGANIZATION AGREEMENT -- Termination."


CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

     The conversion of PICOM Common Stock into Holding Company Common Stock will occur automatically at the Effective Time.

     As soon as practicable after the Closing, Chemical Mellon Shareholder Services (or another bank or trust company chosen by Holding Company), in its capacity as Exchange Agent (the "Exchange Agent"), will send to each holder of PICOM Common Stock a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates for shares of PICOM Common Stock will pass, only upon proper delivery of such certificates to the Exchange Agent) and instructions for use in effecting the exchange of certificates of PICOM Common Stock for shares of Holding Company Common Stock and cash in lieu of fractional shares.

     Until the certificates representing PICOM Common Stock are surrendered for exchange after the consummation of the Merger, holders of such unsurrendered certificates will not be paid dividends or other distributions with a record date that is six months or more after the Closing with respect to the shares of Holding Company Common Stock represented thereby. When such certificates are surrendered, any such unpaid dividends or other distributions will be paid (without interest) with respect to the number of whole shares of Holding Company Common Stock represented by such certificates. For all other purposes (including the right to vote at meetings of Holding Company's shareholders), however, each unsurrendered certificate which represents shares of PICOM Common Stock outstanding immediately prior to the Closing will be deemed to evidence ownership of the number of whole shares of Holding Company Common Stock into which such shares have been converted by virtue of the Merger.

     SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT, HOLDING COMPANY, INSCO, PICOM OR ANY OTHER PERSON UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     All shares of Holding Company Common Stock issued upon conversion of shares of PICOM Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PICOM Common Stock, subject, however, to PICOM's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by PICOM on such shares of PICOM Common Stock on or prior to the Effective Time and which remain unpaid at the effective time of the Merger.

     No fractional shares of Holding Company Common Stock will be issued to any PICOM shareholder upon consummation of the Merger. In lieu of the issuance of any fractional share of PICOM Common Stock, cash payments will be made in respect of any fractional share of PICOM Common Stock that would otherwise be issuable in an amount equal to such fractional proportion of the "average price" of a share of PICOM Common Stock. For such purposes, the "average price" of a share of PICOM Common Stock will be the average of the high and low bid prices for such shares as reported on the Nasdaq National Market over the 10 business days immediately preceding the Effective Time. No interest on the cash payments to be made in lieu of the issuance of fractional shares will accrue pending surrender to the Exchange Agent of certificates representing PICOM Common Stock.

CONDUCT OF BUSINESS


     Pursuant to the Reorganization Agreement, each of the PICOM Companies and the Holding Company Entities has made various customary covenants regarding their respective operations and activities during the period from May 13, 1996 until the earlier of the closing date or the termination of the Reorganization
Agreement.   Generally speaking, and except as otherwise required or permitted by the Reorganization Agreement or as consented to by either PICOM (in the case of the Holding Company Entities) or Holding Company or INSCO (in the case of the PICOM Companies), each of the PICOM Companies and the Holding Company Entities will agree to carry on its respective business only in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, because INSCO was incorporated as a stock insurance company under the Michigan Insurance Code solely for the purpose of merging with and into PICOM and establishing PICOM as a wholly-owned subsidiary of Holding Company, the Reorganization Agreement limits the types of business activities that INSCO may undertake and provides that INSCO shall not write or underwrite any lines of insurance. See "THE REORGANIZATION AGREEMENT -- Conduct of Business; Certain Covenants."


HOLDING COMPANY 1996 LONG TERM STOCK INCENTIVE PLAN


     In anticipation of the Merger, the Holding Company Board has adopted, and Holding Company's sole shareholder has approved and adopted, a plan, designated the Professionals Insurance Company Management Group 1996 Long Term Stock Incentive Plan (the "Holding Company 1996 Incentive Plan"), under which options to purchase shares of Holding Company Common Stock ("Options"); shares of such stock ("Restricted Stock") or units denominated in such shares ("Restricted Stock Units") that are nontransferable and subject to forfeiture for a designated restricted period; awards of the right to receive the excess of the fair market value at time of exercise of a share Holding Company Common Stock over a designated price determined at time of grant ("Stock Appreciation Rights" or "SARs"); awards denominated in and/or which may be settled in such shares subject to satisfaction of designated performance criteria during a designated performance period ("Performance Awards"); rights to receive the equivalent of dividends or other distributions upon Holding Company Common Stock ("Dividend Equivalents"); and other types of awards denominated or payable in shares of Holding Company Common Stock ("Other Stock-Based Awards") may be granted to eligible participants.



     The general purposes of the Holding Company 1996 Incentive Plan are to encourage selected employees of or consultants to Holding Company or an Affiliate (as defined below) to acquire a proprietary interest in Holding Company, in order to create an increased incentive for them to contribute to Holding Company's success, and to enhance the ability of Holding Company and its Affiliates to attract and retain exceptionally qualified employees and consultants, thus enhancing the value of Holding Company for the benefit of its shareholders.



     THE DISCUSSION WHICH FOLLOWS SUMMARIZES PRINCIPAL FEATURES OF THE HOLDING COMPANY 1996 INCENTIVE PLAN (WHICH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DOCUMENT EMBODYING THE HOLDING COMPANY 1996 INCENTIVE PLAN, A COPY OF WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT/PROSPECTUS IS A PART) AND PROVIDES CERTAIN ADDITIONAL INFORMATION RELATING TO THE HOLDING COMPANY 1996 INCENTIVE PLAN.



     Administration. The Holding Company 1996 Incentive Plan is to be administered by the Compensation Committee of the Holding Company Board, or such other board committee of at least two directors as the Holding Company Board hereafter may designate (the "Committee"). All members of the Committee must be "disinterested persons" for purposes of Rule 16b-3 promulgated under the Exchange Act, as in effect and applicable with respect to Holding Company at a given time ("Rule 16b-3"). Subject to the terms and limitations set forth in the Holding Company 1996 Incentive Plan, the Committee has broad and sole discretion concerning administration of the Holding Company 1996 Incentive Plan and concerning awards thereunder, including, without limitation, the selection of eligible employees and consultants to receive awards, the types of awards granted, the terms and conditions of granted awards and the times at which grants will be made. The Holding Company 1996 Incentive Plan also permits the Committee to delegate to one or more other directors of Holding Company (who need not be "disinterested persons" for purposes of Rule 16b-3) the Committee's authority to grant awards to eligible individuals, but the Committee may not delegate such authority with respect to any individuals who are directors or officers of Holding Company for purposes of Section 16 of the Exchange Act ("Section 16 Reporting Persons").



     Available Shares. Subject to adjustment as required or permitted by the Holding Company 1996 Incentive Plan document, the maximum number of shares available for awards under the Holding Company 1996 Incentive Plan is 300,000 shares. Generally, to the extent an award under the Holding Company 1996 Incentive Plan expires (other than by exercise of that or a tandem award), or is canceled or forfeited, the shares theretofore subject to such expired, canceled, or forfeited award would again become available for awards under the Holding Company 1996 Incentive Plan, but such shares would only be available for awards to Section 16 Reporting Persons to the extent permissible under Rule 16b-3.


     Eligibility for Awards. In general, any employee of or consultant to Holding Company or an Affiliate, including any officer or employee-director of Holding Company, but not including any non-employee director (unless a consultant), not including any director who could not qualify as a "disinterested person" under the Rule 16b-3 and not including any consultant who is not rendering consulting services under a written consulting agreement or the nature of whose consulting arrangements would not permit shares that may be acquired by him under the Holding Company 1996 Incentive Plan to be registered on a registration statement on Form S-8, may be selected by the Committee to receive any award under the Holding Company 1996 Incentive Plan. However, Other Stock-Based Awards may not be granted to Section 16 Reporting Persons. For purposes of the Holding Company 1996 Incentive Plan, an "Affiliate" is an entity in which, at a given time, Holding Company has a significant direct or indirect equity interest, either under generally accepted accounting principles, or as determined by the Committee.


     Types of Awards. The Holding Company 1996 Incentive Plan authorizes the Committee from time to time after the Merger to grant, in its discretion, other Options (which may be incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), as the Committee may determine, and which, at the Committee's discretion, may include a so-called "reload" feature (under which, at time of exercise of the Option, if the holder continues to be eligible to be granted awards under the Holding Company 1996 Incentive Plan and if the exercise price is paid at least in part in shares of Holding Company Common Stock owned by the holder for at least six months, the holder automatically would receive another Option), Restricted Stock, Restricted Stock Units, Stock

Appreciation Rights, Performance Awards, Dividend Equivalents and/or Other Stock-Based Awards to eligible individuals. If so determined by the Committee, any such award may be granted to an eligible individual in tandem with any other such award, whether at the time of grant of such other award or subsequently. In addition, except as limited by the terms of a given award, the Committee will have the discretion to settle any award (other than an award of Restricted Stock) in cash, in shares of Holding Company Common Stock, by grant of another award, or in such other form of consideration as it deems appropriate. The Committee also will have discretion to settle in installments, or defer settlement of, any award (other than Restricted Stock) as and to the extent it deems appropriate, except as limited by the terms of the award, and, regardless of the terms of an award will be entitled at any time to cancel the award upon payment to the holder of its value (as determined by the Committee) in cash or another award.

     The Holding Company 1996 Incentive Plan requires that any Options granted by the Committee thereunder as ISOs meet all then-applicable requirements under the Code and related regulations, such that the Options will qualify as ISOs at time of grant. These requirements currently include that an ISO have a term no longer than ten years (or five years in the case of an ISO granted to an over-10% owner of Holding Company voting stock) and a per share exercise price at least equal to a share's fair market value on date of grant (or 110% of such value if granted to an over-10% owner) and not be granted after August 30, 2004. However, if an Option granted under the Holding Company 1996 Incentive Plan and intended to be an ISO (or any portion of such an Option) nevertheless fails to qualify as an ISO, whether at time of grant or subsequently, this will not invalidate the Option (or portion), and it instead will be deemed to have been granted as a NQSO.

     Subject to the Holding Company 1996 Incentive Plan's limitations on available shares and other limitations or requirements discussed herein, the terms and conditions of any Option or other award granted by the Committee under the Holding Company 1996 Incentive Plan, including, without limitation, the expiration date, any vesting schedule, and the per share exercise price for any Option, the method and form of payment for any exercised Option, the grant price for any SAR, the restricted period for any award of Restricted Stock or Restricted Stock Units, the performance criteria and performance period for any Performance Award and the effect of termination of employment and/or consulting relationships upon any outstanding award, would be entirely at the discretion of the Committee.

     There are no present plans or intentions to grant any award under the Holding Company 1996 Incentive Plan to any person, including any person who will be a director or executive officer of Holding Company after the Merger or any other current PICOM director or executive officer, and, due to the nature of the plan, the benefits or awards that any eligible person ultimately may receive under the Holding Company Holding Company 1996 Incentive Plan cannot presently be predicted.


     Effect of Change in Control. Under the terms of the Holding Company 1996 Incentive Plan, upon the occurrence after the Merger of a Change in Control of Holding Company (in general, defined therein to include certain substantial changes in the composition of the Holding Company Board, certain accumulations of beneficial ownership of over 30% of Holding Company's voting stock and, unless the Holding Company Board has otherwise determined, the approval by shareholders of certain significant corporate events such as liquidation, a sale of substantially all assets or certain mergers involving Holding Company), the exercisability of any then-outstanding Option or SAR would be accelerated and any vesting conditions then in effect with respect to any other award under the Holding Company 1996 Incentive Plan would be deemed fully satisfied. In addition, the Committee (as constituted before a change in control) thereupon would have discretion under the Holding Company 1996 Incentive Plan to redeem any then-outstanding award for cash.


     Certain Other Aspects. Upon the occurrence of any of certain events specified in Section 4(b) of the Holding Company 1996 Incentive Plan affecting the capitalization of Holding Company or otherwise affecting the Holding Company Common Stock, the Committee will have the authority to make such changes as it deems appropriate in the number and type of securities (or other property) that thereafter may be the subject of awards under the Holding Company 1996 Incentive Plan and in the terms and conditions of any then-outstanding awards. The Committee also will have authority under the Holding Company 1996 Incentive Plan to make adjustments in the terms and conditions of outstanding awards in recognition of unusual or nonrecurring events (including a change in control) affecting Holding Company, any Affiliate, or the financial statements of any of them, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits intended by such awards.



     The Holding Company 1996 Incentive Plan may be amended, suspended or terminated at any time by the Holding Company Board, with or without shareholder approval, and the Holding Company Board or the Committee may amend any outstanding award under the Holding Company 1996 Incentive Plan, except that (a) no amendment of the Holding Company 1996 Incentive Plan shall be effective without shareholder approval insofar as such approval is required in order for the Holding Company 1996 Incentive Plan to continue to satisfy the conditions of Rule 16b-3 or any applicable requirements of a national securities exchange or the Nasdaq National Market or to permit the further grant of ISOs thereunder, and (b) no amendment of the Holding Company 1996 Incentive Plan or an award thereunder may impair the rights of the holder of such an award without his consent.



     It is contemplated that, as soon as possible after the Effective Time of the Merger, Holding Company will register the shares that may be acquired by recipients of awards under the Holding Company 1996 Incentive Plan pursuant to a registration statement on Form S-8. Until such registration becomes effective, no awards may be granted under the Holding Company 1996 Incentive Plan.


     Certain Federal Tax Considerations. This subsection briefly discusses, in general terms, certain differences under current federal income tax law between ISOs and NQSOs that will or may be granted under the Holding Company 1996 Incentive Plan and provides certain information relevant to the Holding Company 1996 Incentive Plan concerning the provisions of a new Code section limiting the deductibility of compensation paid to certain executives under certain circumstances.

     Under federal income tax law as currently in effect, the grant of an ISO under the Holding Company 1996 Incentive Plan would not be a taxable event for the optionee, and the optionee also would not recognize any income upon exercise of the ISO (although the excess of the acquired shares' fair market value at exercise over the exercise price paid would be an item of tax preference for purposes of the federal alternative minimum tax). If the shares acquired by exercise of the ISO are then held for a period of at least two years from the date of grant of the ISO and one year from the exercise date (or if exercise of the ISO occurred after the death of the grantee), any gain (or loss) upon subsequent disposition of the acquired shares generally would be treated for tax purposes as long-term gain (or loss), based on the positive (or negative) difference between the consideration received in the disposition and the basis in the shares (which usually would be the exercise price paid to acquire them).

     However, if the shares acquired by exercise of the ISO are disposed of by the grantee before the end of the two-year and one-year holding periods described above, the grantee would recognize ordinary income at the time of such disposition equal to the excess, if any, of the value of what was received by the grantee in such disposition (or, if less, the fair market value of the shares at the time the ISO was exercised) over the aggregate exercise price for the shares disposed of. Any further gain (or any loss) on such a disposition generally would be treated as a capital gain (or loss), long-term or short-term depending on the length of the period from exercise to disposition.

     Under current federal income tax law, the tax treatment of a NQSO granted under the Holding Company 1996 Incentive Plan would differ from the treatment of an ISO in several respects. Generally, the grant of the NQSO would not be a taxable event for the grantee, but the grantee would realize ordinary income at the time of exercise, in an amount equal to the aggregate fair market value at such time of the shares so acquired, less the aggregate exercise price for those shares. However, under current tax laws, if the per share exercise price of a NQSO is at a substantial discount (e.g., over 50%) from the fair market value of a share of Holding Company Common Stock at date of the grant of the NQSO, the deferral of ordinary income until date of exercise that normally occurs with respect to a NQSO may not occur, and it is possible that the grantee may be deemed to realize such income at time of grant (or, if the NQSO is not immediately exercisable in full, as it becomes exercisable) measured by the excess of the aggregate fair market value of the covered shares at the grant date (or first exercisability date) over the aggregate exercise price for such shares. In such a case, subsequent exercise of the NQSO would not be a taxable event for federal income tax purposes. Any gain or loss on subsequent disposition of the shares acquired by exercise of a NQSO generally would be treated as capital gain or loss (long-term or short-term depending on the length of time of the applicable holding period), based on the difference between the consideration received in the disposition and the basis in the disposed shares (which usually would equal the aggregate exercise price paid). If a grantee realizes ordinary income in respect of a NQSO prior to its exercise and the NQSO subsequently expires unexercised, the grantee generally would realize a capital loss.

     Generally, under current federal income tax law, subject to the Code's normal limitations on the deduction of compensation and except as discussed below, whenever the grantee of a NQSO realizes ordinary income with respect to the NQSO, and whenever (if ever) the grantee of an ISO realizes ordinary income with respect to the ISO, Holding Company would become entitled to a federal income tax deduction in a corresponding amount.

     In August of 1993, a new Section 162(m) was added to the Code, which, in general, prohibits deductibility of certain compensation in excess of $1 million per year paid on or after January 1, 1994 by a publicly-held corporation to any individual named in the corporation's Summary Compensation Table for the year. Proposed regulations concerning Section 162(m) were issued by the Internal Revenue Service (the "Service") last December, but the Service already has announced plans to change certain aspects of these regulations when they are finalized, certain other aspects of the proposed regulations have been the subject of controversy, and no finalized regulations have been issued.

     Some types of compensation are excluded from Section 162(m)'s million-dollar deductibility limit, including compensation payable under certain "grandfathered" agreements entered into before enactment of Section 162(m) and certain "performance-based" compensation. Compensation associated with stock options or stock appreciation rights, or their exercise, can qualify for a performance-based exclusion, as can other forms of compensation based on objective performance criteria, provided certain requirements are satisfied. However, while the outcome of this matter necessarily is uncertain in the absence of final regulations, it appears unlikely, based on the proposed regulations, that any Options, SARs, Performance Awards or other awards granted under the Holding Company 1996 Incentive Plan would be considered eligible for exclusion from the $1 million deductibility limit of Section 162(m), where such limit is applicable.


     The provisions of the Holding Company 1996 Incentive Plan authorizing the Committee to defer settlement, or provide for settlement in installments, of certain awards should enable the Committee to minimize effects (if any) that otherwise might be experienced by Holding Company as a result of such awards due to the provisions of Section 162(m). However, those provisions of the Holding Company 1996 Incentive Plan do not apply to an award of Restricted Stock and in general would be overridden in the event of a change in control by the provisions of the Holding Company 1996 Incentive Plan applicable in such event. In addition, there may well be times and situations in which the Committee determines that, in light of other factors, the interests of Holding Company and its shareholders would be better served by granting awards which, by their terms, preclude the Committee from deferring settlement of such awards or taking similar actions, or by refraining from exercising the discretion to take such actions available to it under the Holding Company 1996 Incentive Plan. Consequently, it is possible that at some time or times in the future
Section 162(m) may preclude Holding Company from deducting compensation that otherwise would be deductible by it in respect of awards under the Holding Company 1996 Incentive Plan.

HOLDING COMPANY 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


     In anticipation of the Merger, the Holding Company Board has adopted, and Holding Company's sole shareholder has approved and adopted, a plan, designated the Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan (the "Holding Company 1996 Non-Employee
Directors Plan"), under which options to purchase shares of Holding Company Common Stock may be granted to eligible participants.



     The general purposes of the Holding Company 1996 Non-Employee Directors Plan are (i) to encourage non-employee directors of Holding Company to own Holding Company Common Stock and (ii) to provide a means for tying a portion of the compensation paid to non-employee directors for their service on the Holding Company Board to the value of the Holding Company Common Stock, thus more closely aligning the interests of such Directors with those of the shareholders of Holding Company. The Holding Company 1996 Non-Employee Directors Plan is intended to meet Rule16 b-3 criteria for a "formula plan." Thus, although the Holding Company Board is designated as the administrator of the Holding Company 1996 Non-Employee Directors Plan, neither the Holding Company Board nor any other person or body would have discretion to select the persons who will receive awards under the Holding Company 1996 Non-Employee Directors Plan, the times at which awards will be granted, or the terms and conditions of such awards. Instead, as more fully described below, all such matters would be determined entirely by the terms of the Holding Company 1996 Non-Employee Directors Plan itself.



     THE DISCUSSION WHICH FOLLOWS SUMMARIZES PRINCIPAL FEATURES OF THE HOLDING COMPANY 1996 NON-EMPLOYEE DIRECTORS PLAN (WHICH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DOCUMENT EMBODYING THE HOLDING COMPANY 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, A COPY OF WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT/PROSPECTUS IS A PART) AND PROVIDES CERTAIN ADDITIONAL INFORMATION RELATING TO THE HOLDING COMPANY 1996 NON-EMPLOYEE DIRECTORS PLAN.



     Eligibility and General Operation. Each person who is a non-employee director of Holding Company automatically will be granted an option covering 500 shares of Holding Company Common Stock on the terms specified in the Holding Company 1996 Non-Employee Directors Plan. So long as the Holding Company 1996 Non-Employee Directors Plan remains in effect, and to the extent shares remain available, at the adjournment of each organizational meeting of the Holding Company Board following an annual meeting of shareholders of Holding Company, each person who is then a non-employee director of Holding Company automatically will be granted a plan option covering 500 shares of Holding Company Common Stock (subject to adjustment as contemplated by the Holding Company 1996 Non-Employee Directors Plan) or, if less, the maximum number of shares then permissible for that Holding Company director under the Holding Company 1996 Non-Employee Directors Plan.


     No one other than a non-employee director of Holding Company (that is, a person who at time of grant of a plan option is serving as a director of Holding Company and is not also an employee of Holding Company or any affiliated entity) will be eligible to receive any award under the Holding Company 1996 Non-Employee Directors Plan, and the only awards non-employee directors of Holding Company will receive under the Holding Company 1996 Non-Employee Directors Plan are the automatic grants of plan options described above.

     Plan Options. Subject to adjustment as contemplated by the Holding Company 1996 Non-Employee Directors Plan, the per share exercise price of each option granted under the Holding Company 1996 Non-Employee Directors Plan would be the "fair market value" of a share of Holding Company Common Stock at the date the option is granted.

     Ordinarily, each option granted under the Holding Company 1996 Non-Employee Directors Plan would become exercisable on the first anniversary of the option's grant date. However, upon the occurrence of a change in control (as defined in the Holding Company 1996 Non-Employee Directors Plan), all outstanding plan options that were not then otherwise exercisable would be deemed to have become fully exercisable immediately prior to such change in control. Each outstanding option would terminate at the earlier of: (i) the first anniversary of the date the grantee ceases to be a director of Holding Company and (ii) its expiration date (that is, the seventh anniversary of the option's grant date). Each plan option would be nontransferable, except by will or the laws of descent and distribution, and would be exercisable only for cash and, during the lifetime of the grantee, only by the grantee.


     All plan options would be nonqualified stock options. As previously discussed under "THE REORGANIZATION -- Holding Company 1996 Long Term Stock Incentive Plan -- Certain Federal Tax Considerations," the current Federal income tax consequences associated with NQSOs are generally more favorable to Holding Company and less favorable to grantees than those associated with ISOs. Holding Company does not believe that Section 162(m) of the Code will have any adverse effect upon its ability to take any deductions otherwise proper for it to take with respect to plan options.


     Available Shares and Adjustments. Shares used for options granted under the Holding Company 1996 Non-Employee Directors Plan may be either treasury shares or new issuances. Subject to adjustment as contemplated by the Holding Company 1996 Non-Employee Directors Plan, the aggregate maximum number of shares that would be available for settlement of plan options is 50,000 and the maximum number available for any given individual is 5,000. If a plan option terminates or expires without having been exercised in full, the shares subject to the option immediately before such termination or expiration would become available for future awards under the Holding Company 1996 Non-Employee Directors Plan.


     The number and type of shares available for plan options, the numbers and type of shares subject to outstanding plan options, and the per share exercise prices thereof, are subject to appropriate adjustment pursuant to Section 7 of the Holding Company 1996 Non-Employee Directors Plan should any of the events described in that section occur. In addition, in the event of any merger, consolidation, or combination of Holding Company with or into another corporation (other than one in which Holding Company is the survivor and which does not result in any reclassification or change of outstanding Holding Company stock), the Holding Company Board would have authority to provide that each holder of a plan option shall have the right thereafter and during the term of the option to receive upon exercise the kind and amount of consideration which would have been received in the merger, consolidation, or combination had the option been exercised to the same extent immediately prior to the merger, consolidation, or combination.


     Duration; Amendments. The Holding Company 1996 Non-Employee Directors Plan will continue until terminated by the Holding Company Board. The Holding Company Board may at any time and from time to time amend, modify, suspend, or terminate the plan, with or without shareholder approval, except that: (i) no amendment or modification will be effective without shareholder approval if such approval is then required by Rule 16b-3 or applicable rules of any national securities exchange (including the Nasdaq National Market) on which Holding Company Common Stock is then principally traded, (ii) none of the foregoing actions by the Holding Company Board shall adversely effect any then outstanding plan option without the holder's consent, and (iii) for as long as necessary in order for the plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the plan and those plan provisions concerning the number of shares to be covered by an option, the exercise prices of options, or the times at which options shall be granted may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     Future Awards. The extent to which any non-employee director of Holding Company ultimately would receive options under the plan cannot be predicted in advance, because this will depend on the length of time for which such a director continues to serve on the Holding Company Board and also may depend on the number of other non-employee directors serving on the Holding Company Board at the times plan options are granted.

HOLDING COMPANY STOCK PURCHASE PLAN


     In anticipation of the Merger, the Holding Company Board has adopted, and Holding Company's sole shareholder has approved and adopted, a stock purchase plan (the "Holding Company Stock Purchase Plan") designed to continue the existing PICOM Stock Purchase Plan. Pursuant to the Holding Company Stock Purchase Plan, employees and directors of Holding Company and its subsidiaries will be permitted to purchase Holding Company Common Stock by means of payroll deduction. Under the Holding Company Stock Purchase Plan, Holding Company may elect to match participant purchases; and, following consummation of the Merger, it is anticipated that Holding Company will initially match participant purchases at the rate of $1.25 (of which $1.00 will be used to purchase Holding Company Common Stock and $.25 will be applied to income taxes) for each $1.00 of participant purchases up to a maximum participant purchase of $6,000 per year. (In the event that Holding Company is not the direct employer of a participant, the match amount will be charged to the subsidiary that is the employer of the participant.) The Holding Company Stock Purchase Plan will be administered by an independent administrator and provides that all purchases of Holding Company Common Stock will be made in open market transactions through a licensed broker. Participants in the Holding Company Stock Purchase Plan will exercise all rights of ownership with respect to shares of Holding Company Common Stock purchased for their respective accounts.


INTERESTS OF CERTAIN PERSONS

     Certain members of Holding Company's management and the Holding Company Board, and PICOM's management and the PICOM Board, respectively, may be deemed to have certain interests in the transactions contemplated by the Reorganization Agreement and the Plan of Merger that are in addition to their interests as shareholders of Holding Company or PICOM, as the case may be, generally. The PICOM Board was aware of these interests and considered them, among other matters, in approving the Reorganization Agreement and the Plan of Merger and the transactions contemplated thereby.

     Directorships. Upon consummation of the Merger, the Holding Company Board will be comprised of ten directors: Victor T. Adamo, Esq., CPCU, Mr. Jerry D. Campbell, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., Isaac J. Powell, M.D., W. Peter McCabe, M.D., Mr. John F. McCaffrey, Ann F. Putallaz, Ph.D, William H. Woodhams, M.D., and Donald S. Young, Esq. Upon consummation of the Merger, the PICOM Board will consist of ten directors, all of whom will be the current members of the PICOM Board. See "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION -- Directors" and "MANAGEMENT OF PICOM."

     Management. Upon consummation of the Merger, the officers of Holding Company will be W. Peter McCabe, M.D., Chairman, Victor T. Adamo, Esq., CPCU, President and Chief Executive Officer, R. Kevin Clinton, FCAS, MAAA, Vice President, Treasurer and Chief Financial Officer, and Annette E. Flood, Esq., R.N., Secretary. Upon consummation of the Merger, INSCO will be merged with and into PICOM. It is anticipated that PICOM, as the surviving corporation, will operate with PICOM's current officers. See "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION--Executive Officers" and "MANAGEMENT OF PICOM."

ANTICIPATED ACCOUNTING TREATMENT

     For financial reporting purposes, it is anticipated that the Merger will be accounted for as if a pooling of interests because the merging entities are under common control. Accordingly, Holding Company will carry forward to its accounts the assets and liabilities of PICOM at their respective amounts as reported by PICOM.

RESALE OF HOLDING COMPANY COMMON STOCK; RESTRICTIONS ON TRANSFER

     The shares of Holding Company Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" of Holding Company or PICOM for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of Holding
Company Common Stock acquired in connection with the    Merger except pursuant
to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Holding Company or PICOM generally include individuals or entities that control, are controlled by or under common control with Holding Company or PICOM, and may include certain officers and directors of Holding Company or PICOM as well as principal shareholders of Holding Company or PICOM.

STOCK LISTING


     The shares of Holding Company Common Stock to be issued in the Merger have been admitted for quotation on the Nasdaq National Market subject to official notice of issuance. PICOM Common Stock is traded through the Nasdaq National Market under the symbol "PICM", and Holding Company will apply for the same trading symbol. See "THE REORGANIZATION AGREEMENT -- Stock Listing."



     In connection with the Merger and the admission for quotation on the Nasdaq National Market the shares of Holding Company Common Stock to be issued in the Merger, Holding Company will become subject to the informational and periodic reporting requirements of the Exchange Act. In addition, PICOM will delist the PICOM Common Stock on the Nasdaq National Market.


NO DISSENTERS' RIGHTS

     Holders of shares of PICOM Common Stock will not have dissenters' rights under the Michigan Insurance Code in connection with, or as a result of, the matters to be acted upon at the Annual Meeting.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the material federal income tax consequences of the Merger. This summary is based on certain assumptions, matters of reliance and on representations made by PICOM and Holding Company, and is subject to certain exceptions and limitations. This summary also does not discuss, and the opinion does not cover, the tax consequences to PICOM shareholders who acquired their PICOM Common Stock as compensation. This summary is limited to shareholders of PICOM who are citizens or residents of the United States. In addition, the opinion assumes the PICOM shareholders hold their PICOM Common Stock as capital assets and does not address state, local or foreign tax consequences of the Merger. Finally, the summary does not discuss all the tax consequences that might be relevant to any stockholders of PICOM entitled to special treatment under the Internal Revenue Code of 1986, as amended (including, without limitation, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons). For purposes of this summary set forth below, it is assumed that the Merger will be consummated in accordance with the Reorganization Agreement and the Plan of Merger and as described in this Proxy Statement/Prospectus and will qualify as a merger under applicable law.


     Consummation of the Merger is conditioned upon, among other things, the receipt by Holding Company and PICOM of an opinion of Miller, Canfield, Paddock and Stone, P.L.C., dated as of the Effective Time, to the effect that:



       (i) Provided that (A) the Merger qualifies as a statutory merger under applicable law, (B) after the Merger PICOM will hold substantially all of its assets and substantially all of the assets of INSCO, and (C) in the transaction PICOM shareholders will exchange solely for Holding Company Common Stock an amount of PICOM Common Stock constituting "voting control" of PICOM within the meaning of Section 368(c) of the Code, then the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.



       (ii) PICOM, Holding Company and INSCO will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.



       (iii) No gain or loss will be recognized by Holding Company upon its receipt of PICOM Common Stock solely in exchange for Holding Company Common Stock.



       (iv) No gain or loss will be recognized by INSCO upon the transfer of substantially all of its assets to PICOM in the Merger.



       (v) No gain or loss will be recognized by PICOM upon the receipt of assets of INSCO in the Merger.



       (vi) No gain or loss will be recognized by PICOM shareholders on the receipt of Holding Company Common Stock solely in exchange for their PICOM Common Stock.



       (vii) The basis of the Holding Company Common Stock received by the PICOM shareholders solely in exchange for their PICOM Common Stock will be the same as the basis of the PICOM Common Stock surrendered in exchange therefor.



       (viii) The holding period of the Holding Company Common Stock received by PICOM shareholders will include the period during which the PICOM Common Stock surrendered in exchange therefor was held, provided that such PICOM Common Stock is held as a capital asset in the hands of PICOM shareholders on the date of the exchange.



       (ix) The payment of cash in lieu of fractional share interests of Holding Company Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Holding Company. Provided the fractional share interest surrendered by the shareholder was held as a capital asset, any gain or loss recognized by the shareholder on receipt of a payment of cash in exchange therefor should be taxable as a capital gain or loss, long-term or short-term, depending on whether the shareholder had held the share of PICOM Common Stock giving rise thereto for more than one year prior to the Merger.


     The opinion of Miller, Canfield, Paddock and Stone, P.L.C. will be based upon the tax law in effect as of the date of issuance and will not be binding upon any tax authority or any court. No assurance can be given that a position contrary to that expressed in the opinion will not be asserted by a tax authority and ultimately sustained by a court. The opinion will also be based upon certain representations made by Holding Company and

PICOM and upon certain assumptions. Receipt of the opinion of Miller, Canfield, Paddock and Stone, P.L.C. as to such federal tax matters is a condition to the Merger that will not be waived.


     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE OR MODIFICATION (WHICH CAN BE RETROACTIVE IN EFFECT) BY SUBSEQUENT LEGISLATIVE, REGULATORY, ADMINISTRATIVE, OR JUDICIAL DECISIONS. ANY SUCH CHANGES COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO PARTY TO THE MERGER HAS REQUESTED A RULING FROM THE INTERNAL REVENUE SERVICE WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. EACH PICOM SHAREHOLDER SHOULD CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAWS OR OTHER TAX LAWS.


               MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION

DIRECTORS

     The Holding Company Board currently has one member - Victor T. Adamo, a director and the President and Chief Executive Officer of PICOM. Upon consummation of the Merger, the Holding Company Board will have ten members, consisting of Victor T. Adamo, Esq., CPCU, Mr. Jerry D. Campbell, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., W. Peter McCabe, M.D., Mr. John F. McCaffrey, Isaac J. Powell, M.D., Ann F. Putallaz, Ph.D, William H. Woodhams, M.D. and Donald S. Young, Esq. The Holding Company Board will be divided into three classes, and directors for each class will be elected at the annual meeting of stockholders held in the year in which the term of such class expires and will serve thereafter for three years. Mr. Adamo is the only director of Holding Company who is expected to be an employee of Holding Company or any subsidiary of Holding Company.


     Directors who are not also employees of Holding Company or a subsidiary will receive an annual retainer of $10,000 and an additional $1,000 for each meeting of the Holding Company Board or a committee attended plus reimbursement for reasonable expenses in connection with attending such meetings. Such directors will also receive, annually, an option to purchase up to 500 shares of Holding Company Common Stock pursuant to the Holding Company 1996 Non-Employee Directors Plan and will be eligible to participate in Holding Company's Stock Purchase Plan. See "THE REORGANIZATION -- Holding Company 1996 Non-Employee Directors Stock Option Plan" and "-- Holding Company Stock Purchase Plan."


     Information with respect to those persons who will serve as directors of Holding Company, which information was provided by such persons, is set forth below.

                                          Class of
Name                             Age      Directors      Term Ending
- ----                             ---      ---------      -----------
Victor T. Adamo, Esq., CPCU      48       Class I           1997
John F. McCaffrey                58       Class I           1997
Isaac J. Powell, M.D.            55       Class I           1997
John F. Dodge, Jr., Esq.         69       Class II          1998

                                          Class of
Name                             Age      Directors      Term Ending
- ----                             ---      ---------      -----------
H. Harvey Gass, M.D.             80       Class II          1998
Ann F. Putallaz, Ph.D            51       Class II          1998
Jerry D. Campbell                56       Class III         1999
W. Peter McCabe, M.D.            56       Class III         1999
Donald S. Young, Esq.            59       Class III         1999
William H. Woodhams, M.D.        58       Class III         1999

     For the biographies of Messrs. Adamo and Dodge, and Drs. Gass, McCabe, Powell and Woodhams, see "ELECTION OF PICOM DIRECTORS -- Information About Nominees and Incumbent Directors."

     Jerry D. Campbell, age 56, has been a director, and the Chairman and Chief Executive Officer, of Republic Bancorp Inc., a publicly held Michigan corporation and bank holding company, since 1986. Mr. Campbell is also a director of Newcor, Inc., a publicly held Delaware corporation, and Mercantile Bank of Naples, Florida. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan. The common stock of Republic Bancorp Inc. is listed on the Nasdaq National Market under the symbol "RBNC", and the common stock of Newcor, Inc. is listed on the Nasdaq National Market under the symbol "NEWC".

     John F. McCaffrey, age 58, is the founder and President of Belle Meade Group, Inc., a privately held brokerage development corporation headquartered in Chicago, Illinois. Prior to founding Belle Meade Group in July, 1993, and from March, 1988 to September, 1992, he was Senior Vice President of Aon Corporation and the Vice-Chairman of Rollins Burdick Hunter Co. From June, 1988 to September, 1991, he served as Director of Life of Virginia and Director of Union Fidelity Life Insurance Company. Mr. McCaffrey is a former member of the Board of Trustees of the American Institute for Property and Liability Underwriters, Inc./Insurance Institute of America, Inc. he is also a former Director of the National Association for Casualty & Surety Agents. He has served as a Director of the Board and Member of the Executive Committee of the National Association of Insurance Brokers. He attended the University of Virginia and the University of Michigan.

     Ann F. Putallaz, Ph.D, age 51, is the Vice President and Director of Fiduciary Services of Munder Capital Management, a privately held general partnership and the investment adviser to The Munder Funds, a Maryland corporation and an open-end investment company registered under the Investment Company Act of 1940, as amended. From June 1992 to December 1994, she was the Director of Client and Marketing Services and Mutual Fund Product Management of Woodbridge Capital Management, a predecessor-in-interest to Munder Capital Management. From July 1990 to June 1992, she was the Director of Marketing, Economics and Quantitative Analysis of Comerica Capital Management, a predecessor-in-interest to Woodbridge Capital Management. Ms. Putallaz has a B.A. degree in economics from Smith College, a M.A. degree and a Ph.D degree in economics from The University of Michigan.

     Donald S. Young, Esq., age 59, is a principal in Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan. Mr. Young has a B.A. degree in economics from The University of Michigan and an LL.B. degree from Harvard University. Mr. Young serves as a director of Attorneys' Liability Assurance Society (Bermuda) Ltd. and Attorneys' Liability Assurance Society Inc. which provide professional liability insurance for large law firms. Dykema Gossett PLLC has in the past provided legal services to PICOM and to certain of its directors.

     No director or executive officer of Holding Company or PICOM is related to any other director or to any executive officer of Holding Company or PICOM or of any of its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was elected a director or executive officer of Holding Company or PICOM or any of their respective subsidiaries.

BOARD COMMITTEES

     Upon consummation of the Merger, the following committees of the Holding Company Board will be established: (i) an Executive Committee (the "Holding Company Executive Committee"), (ii) an Audit Committee (the "Holding Company Audit Committee"), and (iii) a Compensation Committee (the "Holding Company Compensation Committee"). Holding Company will not have a standing nominating committee or committee performing similar functions. In the event one or more of such persons is unable or unwilling to serve in such capacity, the Holding Company Board will appoint a substitute. The members of these committees have yet to be determined; however, the members of either the Holding Company Audit Committee or the Holding Company Compensation Committee will not include any person who is also an employee of Holding Company and PICOM.

     The Holding Company Executive Committee will be authorized to exercise the powers and authority of the Holding Company Board in the management and affairs of Holding Company, if the Holding Company Board is not meeting, except as limited by the MBCA and the articles of incorporation and bylaws of Holding Company. The Holding Company Audit Committee will be authorized to confer with the auditors and financial officers of Holding Company and its subsidiaries, review reports submitted by the auditors, establish or review, and monitor compliance with, codes of conduct of Holding Company and its subsidiaries, inquire about procedures for compliance with laws and regulations relating to the management of Holding Company and its subsidiaries, and report and make recommendations to the Holding Company Board. The Holding Company Compensation Committee will be responsible for recommending to the Holding Company Board policies and levels of compensation with respect to compensation and benefits of all executive officers of Holding Company and all key employees of Holding Company and its subsidiaries. Except as otherwise described in this Proxy Statement/Prospectus or the applicable plan document, the Holding Company Compensation Committee will also serve as the administrative committee under the Holding Company 1996 Incentive Plan and the Holding Company 1996 Non-Employee Directors Plan, and will be responsible for administering such plans, including designating employees to be granted options, prescribing the terms and conditions of options granted under the plans, interpreting the plans and making all other determinations deemed necessary for the administration of the plans.

EXECUTIVE OFFICERS

     Upon consummation of the Merger, the executive officers of Holding Company will consist of the persons set forth below. Executive officers are elected annually and serve at the pleasure of the Holding Company Board.


                    Name         Age  Position
                    ----         ---  --------

W. Peter McCabe, M.D.            56   Chairman
Victor T. Adamo, Esq., CPCU      48   President and Chief Executive Officer
R. Kevin Clinton, FCAS, MAAA     41   Vice President, Treasurer and
                                      Chief Financial Officer
Annette E. Flood, Esq., R.N.     37   Secretary

     For the biographies of the executive officers of Holding Company listed above see "MANAGEMENT OF PICOM -- Executive Officers."

DIVIDEND POLICY


     The holders of Holding Company Common Stock are entitled to receive such dividends as may be declared from time to time by the Holding Company Board out of funds legally available therefor. Holding Company is not expected to declare dividends on Holding Company Common Stock for the foreseeable future following the Merger, as it is expected that earnings of Holding Company and its subsidiaries will be retained and used for operations. Any future dividends will depend upon, among other things, future financial results and requirements and contractual restrictions applicable to Holding Company or its subsidiaries. The ability of Holding Company to fund its operations and to pay dividends on Holding Company Common Stock following consummation of the Merger will be dependent upon its receipt of dividends from PICOM. The ability of PICOM to pay dividends is subject to regulatory restrictions. There can be no assurance as to any future dividends by Holding Company or PICOM. See "CERTAIN REGULATORY CONSIDERATIONS."



              BENEFICIAL OWNERSHIP OF HOLDING COMPANY COMMON STOCK


     The following table sets forth information provided by the persons indicated with respect to the beneficial ownership (as defined under applicable rules of the Commission) of shares of Holding Company Common Stock by (i) each person known by Holding Company who is, or upon consummation of the Merger will become, the owner of more than 5% of the outstanding shares of Holding Company Common Stock, (ii) each person who is, or upon consummation of the Merger will become, a director or an executive officer of Holding Company, and (iii) all persons who are, or upon consummation of the Merger will become, directors or executive officers of Holding Company as a group:



                                                             PERCENTAGE OF BENEFICIAL
                                 NUMBER OF SHARES                  OWNERSHIP
                           -----------------------------  -----------------------------
PRINCIPAL SHAREHOLDERS(1)  PRE-MERGER(2)  POST-MERGER(3)  PRE-MERGER(2)  POST-MERGER(3)
- -------------------------  -------------  --------------  -------------  --------------
Heartland Advisors, Inc.        --               222,000        *                  7.0%

NAMED DIRECTORS AND
EXECUTIVE OFFICERS(1)
- ---------------------
Victor T. Adamo                  1                42,415      100%                 1.3%
Jerry D. Campbell               --                 3,000        *                     *
R. Kevin Clinton                --                28,867        *                     *
John F. Dodge, Jr.              --                14,671        *                     *
Annette E. Flood                --                 3,553        *                     *
H. Harvey Gass, M.D.            --                11,112        *                     *
W. Peter McCabe, M.D.           --                30,318        *                  1.0%
John F. McCaffrey               --                    --        *                     *
Isaac J. Powell, M.D.           --                 2,705        *                     *
Ann F. Putallaz                 --                    --        *                     *
William H. Woodhams, M.D.       --                 4,136        *                     *
Donald S. Young                 --                    --        *                     *
All directors and
executive officers of
Holding Company as a
group (12 persons)(1)            1               140,777      100%                 4.4%


- ---------------

(1) Unless otherwise noted, Holding Company believes that all persons named in the table have, or will have, (i) sole voting and investment power with respect to all shares of Holding Company Common Stock owned by them, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership of such shares. The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202. The address of all other persons listed in the table is 4295 Okemos Road, Box 2510, Okemos, Michigan 48805-9510.


(2)  Number of shares and percentages are based on ownership of Holding
     Company Common Stock as of April 30, 1996. An asterisk indicates ownership of less than 1%. Mr. Adamo was issued one share of Holding Company Common Stock for $25.00 for the sole purpose of organizing Holding Company and facilitating the Merger.



(3) Number of shares and percentages are based on ownership of PICOM Common Stock as of April 30, 1996 and the exchange ratio of one share of Holding Company Common Stock for each share of PICOM Common Stock held. At
     April 30, 1996, there were 3,188,145 issued and outstanding shares of PICOM Common Stock. An asterisk indicates ownership of less than 1%.


                       CERTAIN REGULATORY CONSIDERATIONS

     The following is a summary of certain statutes and regulations affecting Holding Company, PICOM, and their respective subsidiaries. This summary is qualified in its entirety by such statutes and regulations. A change in applicable laws or regulations may have a material effect on Holding Company, PICOM, their respective subsidiaries and the respective businesses of Holding Company, PICOM, and their respective subsidiaries.

GENERAL


     Insurance holding companies and insurance companies are extensively regulated. Such regulation has had significant effect on the operating results of insurance holding companies and insurance companies in the past and is expected to have significant effects in the future. Periodically legislation is considered and adopted which has resulted in, or that could result in, further regulation or deregulation of insurance holding companies and insurance companies. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of Holding Company, PICOM, and their respective subsidiaries.



     Insurance companies are subject to regulation by government agencies in the states in which they are licensed. PICOM is licensed as a property and casualty insurer in Michigan, Illinois, Indiana and Ohio. PICOM Insurance Company of Illinois, an Illinois stock insurance corporation and a wholly-owned subsidiary of PICOM, is licensed as a property and casualty insurer in Illinois. INSCO, which is a wholly-owned subsidiary of Holding Company, is licensed as a property and casualty insurer in Michigan. The nature and extent of such regulation vary from jurisdiction to jurisdiction, but typically involve prior approval of the acquisition of control of an insurance company or of any company controlling an insurance company, regulation of certain transactions entered into by an insurance company with any of its affiliates, approval of premium rates, forms and policies used for many lines of insurance, standards of solvency and minimum amounts of capital and surplus which must be maintained, establishment of reserves required to be maintained for unearned premium, losses and loss expenses or for other purposes, limitations on types and amounts of investments, restrictions on the size of risks which may be insured by a single company, licensing of insurers and agents, deposits of securities for the benefit of policyholders, and the filing of periodic reports with respect to financial condition and other matters. In addition, state regulatory examiners perform periodic examinations of insurance companies.
Such regulation is generally intended for the protection of policyholders rather than security holders.

     PICOM and PICOM-Illinois principally write medical malpractice insurance and additional requirements are placed upon them to report detailed information with regard to the settlements or judgements against their respective insureds. In addition to the reporting to the states of medical malpractice settlements and judgments, payments must also be reported to the National Practitioners Data Bank. Penalties attach should reports to the states and to the data bank not be made.

     Every insurance company is subject to a periodic examination under the authority of the insurance commissioner of its state of domicile. Any other state interested in participating in a periodic examination may do so. The last periodic examination of PICOM was based on its December 31, 1992 financial statements and a report was issued on June 18, 1993. PICOM-Illinois has yet to undergo a periodic examination. Various states also conduct "market conduct examinations" which are periodic, unscheduled examinations designed to monitor the compliance with state laws and regulations concerning the filing of rates and forms.

     Insurance companies are also affected by a variety of state and federal legislative and regulatory measures and judicial decisions that define and extend the risks and benefits for which insurance is sought and provided. In addition, individual state insurance departments may prevent premium rates for some classes of insureds from reflecting the level of risk assumed by the insurer for those classes. Such developments may adversely affect the profitability of various lines of insurance.

     In addition to being regulated as an insurance company, PICOM is also subject to regulation as an insurance holding company because of its ownership of PICOM-Illinois. PICOM, as the ultimate parent company, is required to file information relating to its capital structure, ownership, and financial condition and general business operations of its insurance subsidiaries. As an insurance holding company, PICOM is also subject to special reporting and prior approval requirements with respect to transactions among affiliates. If the Merger is consummated, Holding Company will replace PICOM as the ultimate parent company and will be regulated as an insurance holding company to the same extent as PICOM is now.

CHANGE OR ACQUISITION OF CONTROL

     PICOM is a Michigan stock, property and casualty, insurance company organized under the Michigan Insurance Code. Similarly, PICOM-Illinois is an Illinois stock, property and casualty insurance company organized under the Illinois Insurance Code. The Michigan Insurance Code and the Illinois Insurance Code both provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the relevant insurance regulatory authority. A person seeking to acquire control, directly or indirectly, of a domestic insurance company or of any person controlling a domestic insurance company must generally file with the relevant insurance regulatory authority an application for change of control (commonly known as a "Form A") containing certain information required by statute and published regulations and provide a copy of such Form A to the domestic insurer. In both Michigan and Illinois, control is generally presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote or holds proxies representing 10% or more of the voting securities of any other person.

     In addition, many state insurance regulatory laws contain provisions that require pre-notification to state agencies of a change in control of a non-domestic admitted insurance company in that state. While such pre-notification statutes do not authorize the state agency to disapprove the change of control, such statutes do authorize issuance of a cease and desist order with respect to the non-domestic admitted insurer if certain conditions exist such as undue market concentration.

     Any future transactions that would constitute a change in control of Holding Company or PICOM would also generally require prior approval by the Michigan Insurance Commissioner and the Illinois Insurance Director and would require preacquisition notification in those states which have adopted preacquisition notification provisions and in which the insurers are admitted. Such requirements may deter, delay or prevent certain transactions that could be advantageous to the shareholders of Holding Company or PICOM.

INSOLVENCY FUNDS; MANDATORY POOLS

     Most states require admitted property and casualty insurers to become members of insolvency or guaranty funds or associations which generally protect policyholders against the insolvency of such insurers. Members of the fund or association must contribute to the payment of certain claims made against insolvent insurers. Maximum contributions required by law in any one year vary between 1% and 2% of annual premium written by a member in that state. No assessments from guaranty funds were charged to PICOM in 1995, 1994 or 1993. Assessments from guaranty funds may, to a limited extent, be recovered through future premium tax reductions.

     Insurance companies are also required to participate in various mandatory insurance facilities or in funding mandatory pools, which are generally designed to provide insurance coverage for consumers who are unable to obtain insurance in the voluntary insurance market. Pools are typically found in insurance lines such as workers' compensation, homeowners and personal automobile insurance. PICOM does not currently offer any of these insurance lines, but could do so in the future. These pools typically require all companies writing applicable lines of insurance in the state for which the pool has been established to fund deficiencies experienced by the pool based upon each company's relative premium writings in that state, with any excess funding typically distributed to the participating companies on the same basis. To the extent that these assessments are imposed on PICOM, they could have an adverse effect on PICOM.

RESTRICTIONS ON DIVIDENDS

     Insurance companies are subject to various state and regulatory restrictions, generally applicable to each insurance company in its state of incorporation, which limit the amount of dividends or distributions by an insurance company to its shareholders. The restrictions are generally based on certain levels of surplus, investment income and operating income, as determined under statutory accounting principles.


     The Michigan Insurance Code and the Illinois Insurance Code regulate the distribution of dividends and other payments to a holding company by its insurance subsidiaries. Under both the Michigan Insurance Code and the Illinois Insurance Code, an insurer may pay dividends or distribute cash or other property so long as such dividends or distributions, together with all other dividends or distributions made within the preceding year, do not exceed the greater of (i) 10% of the insurer's policyholders' surplus as of December 31 of the preceding year or (ii) the net income, not including realized capital gains, for the twelve-month period ending December 31 of the preceding year, with larger dividends payable only upon prior regulatory approval. Following consummation of the Merger, such restrictions or any additional subsequently imposed restrictions may in the future affect Holding Company's ability to fund its operations, pay principal and interest on its debt, pay its expenses and pay any cash dividends to its shareholders. Future dividends from Holding Company's subsidiaries may also be limited by business considerations. See "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION -- Dividend Policy."


RISK-BASED CAPITAL

     The NAIC has adopted a new methodology for assessing the adequacy of statutory surplus of property and casualty insurers which includes a risk-based capital requirement that requires insurance companies to calculate and report information under a risk-based formula which attempts to measure statutory capital and surplus needs based on the risks in a company's mix of products and investment portfolio. The formula is designed to enable state insurance regulators to identify potential weakly capitalized companies. Under the formula, a company determines its "risk-based capital" ("RBC") by taking into account certain risks related to the insurer's assets (including risks related to its investment portfolio and ceded reinsurance) and the insurer's liabilities (including underwriting risks related to the nature and experience of its insurance business). The RBC rules of the NAIC provide for different levels of regulatory attention depending on the ratio of an insurer's total adjusted capital to its "authorized control level" ("ACL") of RBC. Based on calculations made by PICOM, the risk-based capital levels for each of PICOM and PICOM-Illinois exceed levels that would trigger regulatory attention. At December 31, 1995, PICOM's RBC was $38.6 million, and the threshold requiring the least regulatory involvement was $26.1 million and PICOM-Illinois' RBC was $2.9 million, and the threshold requiring regulatory involvement was $1.9 million. At December 31, 1995, the total adjusted surplus of PICOM was $67 million and the total adjusted surplus of PICOM-Illinois was $6.0 million.


NAIC-IRIS RATIOS

     The NAIC's Insurance Regulatory Information System ("IRIS") was developed by a committee of state insurance regulators and is primarily intended to assist state insurance departments in executing their statutory mandates to oversee the financial condition of insurance companies operating in their respective states. IRIS identifies 11 industry ratios and specifies "usual values" for each ratio. Departure from the usual values on four or more ratios generally leads to inquiries from individual state insurance commissioners.

     In 1995, PICOM did not have any ratios which varied from the "usual value" range.

     In 1995, PICOM-Illinois had two ratios which varied from the "usual value" range as follows:


             Ratio                Usual Range   PICOM-Illinois Value
- --------------------------------  ------------  --------------------
Two year overall operating ratio   up to 100%           125%
Change in surplus                (10%) to 50%           (26%)


     In 1995, new and comprehensive tort reform became law in Illinois. During the three months prior to the effective date of the new legislation, a significant number of claims were filed against PICOM-Illinois insureds in an effort by the plaintiff bar to have claims adjudicated under prior Illinois law. The increase in claims frequency resulted in a higher than anticipated operating ratio and a decrease in statutory surplus for PICOM-Illinois. In an effort to remediate the variances in those two ratios, effective January 1, 1996, PICOM-Illinois entered into a quota share reinsurance contract with PICOM whereby 90% of the net retained lines of PICOM-Illinois are reinsured by PICOM. This reinsurance mechanism, which will not affect PICOM's consolidated results, is expected to stabilize the underwriting results of PICOM-Illinois.


EFFECT OF FEDERAL LEGISLATION

     Although the federal government does not directly regulate the business of insurance, federal initiatives often affect the insurance business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include federal government participation in health care reform, product liability claims, environmental regulation, pension regulation (ERISA), examination of the taxation of insurers and reinsurers, minimum levels of liability insurance and safety regulations. See "RISK FACTORS -- Regulatory Considerations" and "-- Tort Reform."

                 SELECTED CONSOLIDATED FINANCIAL DATA OF PICOM
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


     The following table presents selected consolidated financial data of PICOM at the dates and for the periods presented. All information is presented in accordance with GAAP, except for the selected statutory data, which are presented in accordance with SAP. The consolidated financial data is derived from the consolidated financial statements and accounting records of PICOM.
The consolidated financial statements as of December 31, 1995 and for the year then ended have been audited by KPMG Peat Marwick LLP. The consolidated financial statements as of December 31, 1994, 1993, 1992 and 1991 and for the years then ended have been audited by Coopers & Lybrand LLP. The selected consolidated financial data for the three-month periods ended March 31, 1996 and 1995, and as of March 31, 1996, have been derived from the unaudited condensed consolidated financial statements of PICOM included elsewhere in this Proxy Statement/Prospectus and, in the opinion of PICOM management, reflect all adjustments (consisting only of normally recurring accruals) necessary for a fair presentation of the financial position and the operating results for such periods. The operating results for any interim period are not necessarily indicative of the operating results for a full year. The selected consolidated financial data set forth below should be read in conjunction with the historical consolidated financial statements of PICOM, and the notes thereto, which appear elsewhere in this Proxy Statement/Prospectus under "FINANCIAL STATEMENTS;" and with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM" which also appears elsewhere in this Proxy Statement/Prospectus.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                    Three Months
                                            ----------------------------
                                                   Ended March 31,                Years Ended December 31,
                                            ----------------------------  --------------------------------------
                                               1996             1995         1995         1994         1993
                                            ---------------  -----------  -----------  -----------  -----------
INCOME STATEMENT DATA(1):
  Premiums written                              $ 20,711       $19,559    $ 67,727     $ 51,110     $ 50,514
  Premiums ceded                                  (4,263)      (4,981)     (12,576)      (2,332)      (2,337)
                                            ------------   ----------   ----------   ----------   ----------
  Net premiums written                          $ 16,448       $14,578    $ 55,151     $ 48,778     $ 48,177
                                            ============   ===========  ==========   ==========   ==========
  Premiums earned                               $ 14,337       $13,935    $ 55,684     $ 48,490     $ 48,192
  Net investment income                            3,869        2,971       14,729       13,379       12,363
  Net realized investment gains (losses)             (14)         114           (6)      (2,006)       6,916
  Other income                                        83           --          165            4            5
                                            ------------   ----------   ----------   ----------   ----------
  Total revenues and other income                 18,275       17,020       70,572       59,867       67,476
                                            ------------   ----------   ----------   ----------   ----------
  Losses and loss adjustment expenses(2)          12,416       13,493       35,558       44,853       41,546
  Increase in reserve for extended reporting
  period claims                                      100          332        1,344          500          752
  Policy acquisition and other underwriting
  expenses                                         2,593        1,940        9,328        7,316        7,438
                                            ------------   ----------   ----------   ----------   ----------
  Total expenses                                  15,109       15,765       46,230       52,669       49,736
                                            ------------   ----------   ----------   ----------   ----------
  Equity in earnings of affiliate                     --           --           --          612          145
                                            ------------   ----------   ----------   ----------   ----------
  Income before federal income taxes and
  cumulative effect of changes in accounting
  methods                                          3,166        1,255       24,342        7,810       17,885
  Federal income tax expense                        (839)        (425)      (8,276)      (2,656)      (6,013)
                                            ------------   ----------   ----------   ----------   ----------
  Income before cumulative effect of
  changes in accounting methods                    2,327          830       16,066        5,154       11,872
  Cumulative effect of changes in accounting
  methods, net of tax(2)                              --       (8,125)      (8,125)          --       (2,006)
                                            ------------   ----------   ----------   ----------   ----------
  Net income                                    $  2,327      $(7,295)    $  7,941     $  5,154     $  9,866
                                            ============   ===========  ==========   ==========   ==========
NET INCOME PER COMMON SHARE(3):
  Income before cumulative effect of
  changes in accounting methods                 $   0.74       $ 0.26     $   5.16     $   1.59     $   3.67
  Cumulative effect of changes in accounting
  methods, net of tax(2)                              --        (2.51)       (2.61)          --        (0.62)
                                            ------------   ----------   ----------   ----------   ----------
  Net income                                    $   0.74       $(2.25)    $   2.55     $   1.59     $   3.05
                                            ============   ==========   ==========   ==========   ==========
  Pro forma amounts, assuming elimination of
  loss and LAE reserve discounting is applied
  retroactively:
  Net income                                    $  2,327       $  830     $ 16,066     $  5,356     $ 12,475
  Net income per common share                   $   0.74       $ 0.26     $   5.16     $   1.65     $   3.85
  Weighted average shares outstanding(3)           3,126        3,239        3,115        3,239        3,239

                                              As of March 31,                    As of December 31
                                            --------------------------  --------------------------------------
                                                    1996         1995         1995         1994         1993
                                            ------------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Total investments                             $273,736      $259,260    $280,607     $249,979     $253,133
  Total assets                                   329,683       323,035     330,712      297,926      301,106
  Loss and loss adjustment expense reserves(1)   200,904       208,593     199,605      188,544      191,221
  Reserve for extended reporting period
  claims                                          14,182       13,069       14,082       12,738       12,238
  Unearned premiums                               27,008       26,880       23,122       24,557       24,347
  Shareholders' equity                            78,532       58,850       78,411       63,142       64,839
  Book value per share(3)                         $24.98       $18.17       $25.17       $19.49       $20.02


                                                Years Ended December 31,
                                               --------------------------
                                                    1992         1991
                                                -----------  -----------
INCOME STATEMENT DATA(1):
  Premiums written                                 $49,549      $47,327
  Premiums ceded                                    (2,073)      (1,903)
                                                ----------   ----------
  Net premiums written                             $47,476      $45,424
                                                ==========   ==========
  Premiums earned                                  $48,778      $47,899
  Net investment income                             14,338       15,758
  Net realized investment gains (losses)             7,485        7,196
  Other income                                           3            4
  Total revenues and other income               ----------   ----------
                                                    70,604       70,857
                                                ----------   ----------
  Losses and loss adjustment expenses(2)            45,463       39,723
  Increase in reserve for extended reporting
  period claims                                      3,731        4,115
  Policy acquisition and other underwriting
  expenses                                           7,545        7,023
                                                ----------   ----------
  Total expenses                                    56,739       50,861
                                                ----------   ----------
  Equity in earnings of affiliate                       87           84
  Income before federal income taxes and        ----------   ----------
  cumulative effect of changes in accounting
  methods                                           13,952       20,080
  Federal income tax expense                        (4,861)      (6,762)
                                                ----------   ----------
  changes in accounting methods
  Income before cumulative effect of
  changes in accounting                              9,091       13,318
  Cumulative effect of changes in
  accounting methods, net of tax(2)                 (5,312)      (3,594)
                                                ----------   ----------
  Net income                                       $ 3,779      $ 9,724
                                                ==========   ==========
NET INCOME PER COMMON SHARE(3):
  Income before cumulative effect of
  changes in accounting methods                    $  2.81      $  4.12
  Cumlative effect of changes
  in accounting methods, net of tax(2)               (1.64)       (1.11)
                                                ----------   ----------
  Net income                                       $  1.17      $  3.01
  Pro forma amounts, assuming elimination of    ==========   ==========
  loss and LAE reserve discounting is applied
  retroactively:
  Net income                                       $ 9,967      $14,253
  Net income per common share                      $  3.08      $  4.41
  Weighted average shares outstanding(3)             3,238        3,231


                                                   As of December 31,
                                              --------------------------
                                                   1992         1991
                                                ----------   ----------
BALANCE SHEET DATA:
  Total investments                              $235,091     $226,515
  Total assets                                    284,245      274,914
  Loss and loss adjustment expense reserves(1)    184,758      178,132
  Reserve for extended reporting period
  claims                                           11,486        7,755
  Unearned premiums                                24,305       25,391
  Shareholders' equity                             54,974       55,640
  Book value per share(3)                          $16.97       $17.22

                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           As of March 31,                                 As of December 31,
                                        ---------------------------  ---------------------------------------------------------------
                                                 1996         1995         1995         1994         1993         1992         1991
                                        -------------   ----------   ----------   ----------   ----------   ----------   ----------
SELECTED STATUTORY DATA:
Loss ratio(4)(5)                                 87.3%       101.5%        71.5%        93.5%        94.0%       117.3%       110.5%
Expense ratio                                    16.2%        19.0%        17.1%        15.5%        15.8%        15.6%        14.2%
                                        -------------   ----------   ----------   ----------   ----------   ----------   ----------
Combined ratio                                  103.5%       120.5%        88.6%       109.0%       109.8%       132.9%       124.7%
                                        =============   ==========   ==========   ==========   ==========   ==========   ==========
Policyholders' surplus                       $ 70,286      $47,691     $ 67,006     $ 47,149     $ 40,431      $27,169      $20,902
Net premiums written to policyholders'
surplus(6)                                        .81x        1.15x         .82x        1.03x        1.19x        1.75x        2.17x


- --------------------

(1) Effective January 1, 1995, PICOM began writing a book of business previously written by an Illinois insurance company.

(2) PICOM discounted loss and loss adjustment expense reserves through 1994. In 1993, 1992 and 1991 PICOM changed its loss and loss adjustment expense reserve discount rate from 3.75% to 3%, 5.625% to 3.75%, and 7% to 5.625%, respectively. Effective January 1, 1995, PICOM eliminated discounting of loss and loss adjustment expense reserves for GAAP reporting purposes.

(3) Weighted average shares outstanding in thousands. Prior period amounts have been restated for the effects of 10% stock dividends on December 1, 1994 and 1993, respectively.

(4) In 1995, PICOM reduced its estimated liability for loss and loss adjustment expense reserves by $12,300,000 for redundancies.

(5) The statutory loss ratio is calculated based upon incurred losses plus the change in reserve for extended reporting period claims.

(6) Net written premiums for the prior twelve-month period divided by ending surplus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM


     The following discussion provides additional information regarding the financial condition and the results of operations for PICOM for the three-month periods ended March 31, 1996 and 1995 and for each of the years ended December 31, 1995, 1994 and 1993. This discussion should be read in conjunction with the consolidated financial statements of PICOM, and the notes thereto, which appear elsewhere in this Proxy Statement/Prospectus.


OVERVIEW


     PICOM Insurance Company is a licensed property and casualty insurer domiciled in the State of Michigan. PICOM, and its wholly owned subsidiary, PICOM Insurance Company of Illinois, write professional liability insurance for physicians, surgeons, dentists, hospitals, other health care providers, lawyers, and law firms. The accompanying financial results for PICOM are reported on a consolidated basis.


FINANCIAL POSITION


     Assets. Total assets were $329.7 million at March 31, 1996, as compared with total assets of $330.7 million at December 31, 1995, and total assets of $297.9 million at December 31, 1994. The decrease in total assets at March 31, 1996 was primarily the result of unrealized depreciation, net of deferred federal income taxes, in the value of PICOM's fixed maturity investment portfolio. The increase in total assets at December 31, 1995 was primarily the result of strong cash flows from PICOM-Illinois and an unrealized appreciation, net of deferred federal income taxes, in the value of PICOM's fixed maturity investment portfolio. Invested assets of $273.6 million represented approximately 83% of PICOM's total assets at March 31, 1996. Invested assets of $280.6 million represented approximately 85% of PICOM's total assets at year-end 1995.



     As of March 31, 1996, PICOM's investment portfolio is dominated by approximately $259.0 million of fixed maturity securities, and primarily consists of U.S. government and agency bonds, high-quality corporate bonds, and tax-exempt U.S. municipal bonds. As of March 31, 1996 approximately 98% of the fixed maturity securities held by PICOM were rated A or better and all of those securities were rated at investment grade levels (BBB or better). As of March 31, 1996 and December 31, 1995, all fixed maturity securities were classified as available-for-sale and carried at market value. In 1994, some fixed maturity securities were classified as held-to-maturity and carried at amortized cost. Equity securities at March 31, 1996 and December 31, 1995 consisted primarily of shares held in Physicians Insurance Company of Wisconsin, Inc. ("PIC-WIS"), an unrelated stock insurance company providing professional liability insurance to health care providers primarily in Wisconsin. PICOM's fixed maturity investment portfolio is sensitive to interest rate changes. As of March 31, 1996 and year-end 1995, this portfolio had a modified duration of 4 years. A one hundred basis point increase in market interest rates would decrease the value of this portfolio by four percent, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by four percent.



     Net deferred federal income taxes increased from $18.3 million at December 31, 1995 to $19.6 million at March 31, 1996, due primarily to unrealized losses in PICOM's fixed maturity investment portfolio. Net deferred federal income taxes decreased from $28.3 million at December 31, 1994 to $18.3 million at December 31, 1995, due to the utilization of net operating loss carryforwards and the unrealized appreciation in investments.



     Amounts due from reinsurers decreased by $1.6 million from December 31, 1995 to March 31, 1996, as a result of a decrease in ceded loss and loss adjustment expense reserves attributable to the termination of a reinsurance treaty effective January 1, 1996. Amounts due from reinsurers increased by $8.8 million from December 31, 1994 to December 31, 1995, which increase is primarily attributable to PICOM-Illinois.

     Liabilities. Loss and loss adjustment expense reserves represented 80% of PICOM's consolidated liabilities as of March 31, 1996 and 79% of PICOM's consolidated liabilities as of December 31, 1995. These reserves are determined on the basis of individual claims and actuarially determined estimates of future losses based on PICOM's past loss experience and projections as to future claims frequency, severity, inflationary trends and settlement patterns. Estimating professional liability reserves is a complex process which relies heavily on judgment and involves many uncertainties. As a result, reserve estimates may vary significantly from the eventual outcome.
The assumptions used in establishing PICOM's reserves are reviewed and updated as new data becomes available. At year-end 1994, PICOM's loss and loss adjustment expense reserves were discounted using a three percent interest rate assumption. Effective January 1, 1995, PICOM eliminated the practice of discounting reserves for financial reporting and, accordingly, loss and loss adjustment expense reserves have been established on an undiscounted basis thereafter.



     Loss and loss adjustment expense reserves increased less than one percent on a net basis during the first quarter of 1996, to $200.9 million from $199.6 million at December 31, 1995. Loss and loss adjustment expense reserves increased 5.9% during 1995, to $199.6 million from $188.5 million at December 31, 1994. This increase in reserves in each of 1996 and 1995 is primarily attributable to the book of business written by PICOM-Illinois and the elimination of the reserve discount. The increases in reserves for 1996 and 1995 claims activity was mitigated by favorable reserve development of prior years' reserves. The loss and LAE reserves correspond with the best estimate of PICOM's in-house actuary.


     Based on favorable development of prior years' loss reserves and supported by a detailed actuarial study, PICOM reduced its Michigan reserves by approximately $12.3 million at year end 1995. Effective January 1, 1995, PICOM eliminated the practice of discounting reserves for financial reporting purposes. PICOM now reports reserves on an undiscounted basis, a more conservative accounting practice which is used by most publicly-traded insurance companies. The after tax effect as of January 1, 1995, of eliminating the reserve discount ($8.1 million, or $2.61 per share) is displayed as a cumulative effect accounting change on PICOM's income statement.

     Reinsurance. PICOM utilizes reinsurance arrangements to limit its maximum loss, provide additional capacity for growth and protect shareholders' equity. At the present time, PICOM has both excess of loss reinsurance and "errors and omissions" reinsurance.


     Reinsurance recoverable on paid and unpaid losses represented 17.3% of shareholders' equity at March 31, 1996, compared to 18.2% of shareholders' equity at December 31, 1995, and 6.3% of shareholders' equity at December 31, 1994. The higher levels in 1996 and 1995 relative to 1994 are primarily due to the PICOM-Illinois' reinsurance program. Because the ceding of reinsurance does not discharge the primary liability of the original insurer, PICOM places reinsurance with other carriers only after a thorough review of each reinsurer's credit quality. Neither PICOM nor its subsidiaries has experienced any difficulty in obtaining payment from reinsurers, and PICOM believes there is no significant exposure to uncollectible reinsurance balances recoverable at March 31, 1996 or December 31, 1995.



     Shareholders' Equity. Shareholders' equity was $78.5 million at March 31, 1996 versus shareholder's equity of $78.4 million at December 31, 1995 and $63.1 million at December 31, 1994. Net income of $2.3 million during the first quarter of 1996 was offset by $2.9 million of net unrealized depreciation on investments, net of deferred federal income taxes which resulted from rising interest rates in the bond market. The substantial increase during 1995 was due to favorable underwriting results and unrealized appreciation, net of deferred federal income taxes, in the value of PICOM's fixed maturity portfolio. PICOM expects to use retained earnings to increase its capital base and finance future growth and will defer consideration of cash dividends for the foreseeable future.

RESULTS OF OPERATIONS -- THREE-MONTH PERIOD ENDED MARCH 31, 1996 VERSUS THREE-MONTH PERIOD ENDED MARCH 31, 1995



     Premiums. Net premiums written in the first quarter of 1996 were $16.4 million, an increase of 12.8% over first quarter 1995 net premiums written of $14.6 million. The increase in net premiums written included an increase in retained premiums in the PICOM-Illinois reinsurance program, which added $0.6 million to net premiums written paid by physicians and surgeons. Of the net premiums written in the first quarter of 1996, approximately 89% was paid by physicians and surgeons, five percent was paid by dentists, five percent was paid by hospitals and other health care providers and one percent was paid by law firms and lawyers. Of the net premiums written in the first quarter of 1995, approximately 93% was paid by physicians and surgeons, five percent was paid by dentists, and two percent was paid by hospitals and other health care providers.



     Investment Income and Capital Gains/Losses . Investment income totaled $3.9 million for the first quarter of 1996, compared to $3.0 million for the same quarter in 1995. Investment income in the first quarter of 1995 was lower than historical levels due to a $0.6 million write-down in two securities. PICOM posted a $14 thousand net realized investment loss in the first quarter of 1996 versus a $114 thousand net realized investment gain for the first quarter of 1995.



     Loss and Loss Adjustment Expenses. Incurred loss and loss adjustment expenses including the increase in reserve for extended reporting period claims decreased 9.5% to $12.5 million in the first quarter of 1996 from $13.8 million for the same period last year. The first quarter 1995 results were negatively affected by a $1 million adverse underwriting result in the State of Illinois arising from a surge in the number of lawsuits filed by the plaintiff bar prior to the March 9, 1995 effective date of Illinois' tort reform law.



     Policy Acquisition and Underwriting Expenses. Underwriting expenses were $2.6 million in the first quarter of 1996, a 33.7% increase over underwriting expenses of $1.9 million in the first quarter of 1995. As a percentage of premiums earned, the underwriting expense ratio was 18.1% in the first quarter of 1996, up from the underwriting expense ratio of 13.9% in the first quarter of 1995. The difference between periods reflects an increase in salary expenses of $250,000 paid in the form of bonuses during the first quarter of 1996, and a reduction in expenses during the first quarter of 1995 attributable to a non-recurring profit commission arising from the commutation of a reinsurance contract (which offset expenses in the amount of $336,000).



     Federal Income Taxes. PICOM recorded $0.8 million in federal income tax expense in the first quarter of 1996 compared to $0.4 million in the first quarter of 1995. PICOM's effective federal tax rate approximated 27% in the
first quarter of 1996 and was 34% in the first quarter of 1995.   The lower
effective tax rate in 1996 is due to a shift in PICOM's investment portfolio to tax-exempt investment securities in order to maximize after tax net income. PICOM completely utilized its net operating loss carryforwards as of December 31, 1995.



     Net Income. Net income for the first quarter of 1996 was $2.3 million, or $0.74 per share, on revenues of $18.3 million. This compares to net income for the first quarter of 1995 of $0.8 million, or $0.26 per share, on revenues of $17.0 million. The 1996 earnings were primarily attributable to a significant improvement in net investment income. The net income figure for the first quarter of 1995 is exclusive of a $7.3 million, or $2.51 per share, cumulative effect loss attributable to a change in accounting method involving the elimination of the reserve discount that was retroactively applied to January 1, 1995.


RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1995 VERSUS YEAR ENDED DECEMBER 31, 1994


     Premiums. Net premiums written in 1995 were $55.2 million, an increase of 13.1% over 1994 net premiums written of $48.8 million. Of such increase in net premiums written, approximately $7.9 million resulted from the book of physicians and surgeons business written by PICOM-Illinois.



     Of the net premiums written in 1995, approximately 88% was paid by physicians and surgeons, seven percent was paid by dentists, four percent was paid by hospitals and other health care providers and one percent was paid by law firms and lawyers. Of the net premiums written in 1994, approximately 89% was paid by physicians and surgeons, nine percent was paid by dentists, and two percent was paid by hospitals and other healthcare providers. During 1995 and 1994, PICOM continued to balance its need for upward rate adjustments with the goal of maintaining market share in a very competitive environment in both Michigan and Illinois. As a result, PICOM offered discounts to its published premium rates to retain market share and experienced martgin or price reductions as a result of competitive market conditions in those years. Although PICOM has maintained profitability and is endeavoring to offset lower premiums charged through more selective underwriting practices, there can be no assurance that these practices will be successful in the long term. See "RISK FACTORS - Industry Factors."



     Investment Income and Capital Gains/Losses. Investment income, excluding realized capital gains (losses), was $14.7 million for 1995, up 10.0%, as compared to total investment income of $13.4 million for 1994. The increase in total investment income is reflective of the larger asset base in 1995. During 1994, PICOM posted net realized investment losses of $2.0 million; net realized investment losses in 1995 were negligible.



     Loss and Loss Adjustment Expenses. Incurred loss and loss adjustment expenses including the increase in reserve for extended reporting period claims for 1995 totaled $36.9 million, down 18.6%, as compared to incurred loss and loss adjustment expenses of $45.4 million for 1994. As a percentage of premiums earned, the incurred loss and loss adjustment expense ratio (including the increase in reserve for extended reporting period claims) improved to 66.3% in 1995 from 93.5% in 1994. The 1995 results include the effect of reserve reduction of $12.3 million at year-end 1995. In addition, underwriting results improved significantly from 1994, where adverse results arose from a surge in the number of lawsuits filed by the plaintiff bar in the two week period preceding the April 1, 1994 effective date of Michigan's tort reform law.



     Policy Acquisition and Underwriting Expenses. Underwriting expenses were $9.3 million in 1995, a 27.5% increase over underwriting expenses of $7.3 million in 1994. As a percentage of premiums earned, the underwriting expense ratio was 16.8% in 1995, up from the underwriting expense ratio of 15.1% in 1994. The increase in underwriting expenses in 1995 relative to 1994 is attributable to PICOM's purchase in 1995, through PICOM-Illinois, of the right to solicit and write a block of medical professional liability business in Illinois. Such acquisition resulted in an $18 million increase in PICOM's written premiums (before reinsurance) in 1995. The acquisition and operating expenses associated with PICOM-Illinois, which were partially offset by a non-recurring profit commission of $336,000 arising from the commutation of a reinsurance contract.


     Federal Income Taxes. PICOM recorded $8.3 million in federal income tax expense in 1995 compared to $2.7 million in 1994. PICOM's effective federal tax rate approximated 34.0% in 1995 and 1994. The aggregate net operating loss carryforwards of approximately $23.3 million at December 31, 1994 were fully utilized during 1995.

     Net Income. Net income for 1995 was $7.9 million, or $2.55 per share, on revenues of $70.6 million. This compares to net income of $5.2 million, or $1.59 per share, on revenues of $59.9 million in 1994. The strong 1995 earnings were primarily attributable to a significant improvement in underwriting results, including favorable development of prior years' reserves. The 1995 net income figures were reduced by $2.61 per share as a result of a cumulative effect accounting change which resulted from the elimination of the reserve discount.

RESULTS OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1994 VERSUS YEAR ENDED DECEMBER 31, 1993



     Premiums. Net premiums written in 1994 were $48.8 million, an increase of 1.2% over 1993 net premiums written of $48.2 million. The difference in net premiums written resulted from an increase in the institutional health care product line. Of the net premiums written in 1994, approximately 89% was paid by physicians and surgeons, nine percent was paid by dentists, and two percent was paid by hospitals and other health care providers. Of the net premiums written in 1993, approximately 90% was one percent was paid by physicians and surgeons, nine percent was paid by dentists, and one percent was paid by hospitals and other health care providers.


     Investment Income and Capital Gains/Losses. Investment income for 1994 was $13.4 million, up 8.2% from 1993's investment income of $12.4 million. The increase reflects generally higher prevailing interest rates. During 1994, PICOM posted net realized investment losses of $2.0 million which compares to net realized investment gains of $6.9 million in 1993.


     Loss and Loss Adjustment Expenses. Incurred loss and loss adjustment expenses (including the increase in reserve for extended reporting period claims) for 1994 totaled $45.4 million, up 7.2%, as compared to incurred loss and loss adjustment expenses of $42.3 million for 1993. During 1994, PICOM experienced an increase of 26.2% in the number of new claims reported for the year for all insureds. Overall, PICOM's inventory of open claims increased to 1,628 at year end 1994 as compared to 1,504 open claims at year end 1993. The increase in claims and incurred loss and loss adjustment expenses in 1994 was due to a surge in the number of lawsuits filed by the plaintiff bar in the two week period preceding the April 1, 1994 effective date of Michigan's tort reform law.


     Policy Acquisition and Underwriting Expenses. Underwriting expenses were $7.3 million in 1994, a 1.6% decrease from underwriting expenses of $7.4 million in 1993. As a percentage of premiums earned, the underwriting expense ratio was 15.1% in 1994 versus 15.4% in 1993.

     Federal Income Taxes. PICOM recorded $2.7 million in federal income tax expense in 1994 compared to $6.0 million in 1993. PICOM's effective federal tax rate approximated 34.0% in 1994 and 33.6% in 1993. The effective tax rate is reflective of PICOM's policy of utilizing its existing net operating loss carryforwards to realize higher returns generally available from taxable investments.

     The aggregate net operating loss carryforwards were approximately $23.3 million at December 31, 1994.

     Net Income. Net income for 1994 was $5.2 million, or $1.59 per share, on revenues of $59.9 million. This compares to net income of $9.9 million, or $3.05 per share, on revenues of $67.5 million in 1993. The 1993 net income figures were reduced by $0.62 per share as a result of a cumulative effect accounting change which resulted from reducing the reserve discount rate from 3.75% to 3.00% for all accident years.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity describes the ability to generate sufficient cash flows to meet the cash requirements of continuing operations. There are typically two distinct operations in an insurance company -- underwriting and investing. Net cash flows from underwriting operations are used to build an investment portfolio, which in turn produces future cash from investment income. PICOM continuously monitors available cash and short-term investment balances in relation to projected cash needs to maintain adequate balances for current payments while maximizing cash available for longer term investment opportunities.


     The payment of losses, loss adjustment expenses and operating expenses in the ordinary course of business remains PICOM's principal need for liquid funds. Payments for loss and loss adjustment expenses are distributed fairly evenly throughout the year. Payments for reinsurance are made within 30 days subsequent to the end of each quarter, with adjustments made after each reinsurance year. Cash used to pay these items has been provided by operations. PICOM did not borrow any funds in the three-month period ended March 31, 1996 or in the years ended December 31, 1995 and 1994, and currently has no requirements indicating a need to borrow funds in the foreseeable future. As of December 31, 1995, PICOM did not have any material commitments for capital expenditures.



     On July 5, 1995 PICOM repurchased 254,823 shares of PICOM Common Stock (approximately 7.9% of the issued and outstanding shares of PICOM Common Stock) owned by Physicians Insurance Company of Ohio at a price of $17 per share. During 1995, PICOM negotiated a reciprocal stock purchase agreement with Physicians Insurance Company of Wisconsin. Under the agreement, PICOM acquired 1,583 shares of PIC-WIS common stock (representing 6.8% of the then outstanding shares of PIC-WIS common stock) for $2.5 million and PIC-WIS purchased 131,579 shares of PICOM Common Stock (representing 4.2% of the then issued and outstanding shares of PICOM Common Stock) for $2.5 million. The transaction replaced more than one-half of the equity used to accomplish the previously reported repurchase of shares of PICOM Common Stock held by Physicians Insurance Company of Ohio. In addition, and pending approval of the Indiana Insurance Commissioner, in a transaction valued at approximately $1.2 million, PICOM acquired all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange.


IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary assets and liabilities of PICOM are monetary in nature. As a result, interest rates have a more significant impact on PICOM's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or magnitude as the cost of paying losses and loss adjustment expenses.

     Insurance premiums are established before the amount of loss and loss adjustment expenses, and the extent to which inflation may affect such expenses, are known. Consequently, PICOM attempts to anticipate the future impact of inflation when establishing rate levels. PICOM may be limited in raising its premium levels for competitive and regulatory reasons, in which case PICOM, rather than its insureds, would be required to absorb the effects of inflation. Inflation also affects the market value of PICOM's investment portfolio and the investment rate of return. Future economic changes which result in prolonged and increasing levels of inflation could cause increases in the dollar amount of loss and loss adjustment expense reserves and thereby adversely affect future reserve development. To minimize such risk, PICOM maintains what management considers to be strong and adequate reinsurance, conducts regular actuarial reviews of reserves and maintains adequate asset liquidity.

EFFECTS OF NEW ACCOUNTING PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which is effective for fiscal years beginning after December 15, 1995.
SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used, or disposed of, by an entity be reviewed for impairment, and be reported at the lower of the carrying amount or fair value less cost to sell, if applicable. The adoption of SFAS No. 121 is not expected to have a material effect on PICOM's operating results or financial condition.

     During the last quarter of 1995, FASB permitted movement of securities out of the held-to-maturity account without penalty. Consequently, PICOM restructured its investment portfolio to match current asset/liability strategies and reclassified all of PICOM's fixed income securities as available-for-sale. As a result, all fixed income securities were valued at fair market value as of year-end 1995.


                        BUSINESS AND PROPERTIES OF PICOM

OVERVIEW


     PICOM Insurance Company is a stock insurance company incorporated under the laws of the State of Michigan in 1980. PICOM, which is licensed as a property and casualty insurer in Michigan, Illinois, Indiana and Ohio, began business in 1980 by assuming the assets, liabilities and business of the Brown-McNeely Insurance Fund. (The Brown-McNeely Fund was created by the State of Michigan in 1975 to provide doctors with an effective and reliable source of medical malpractice insurance.) Beginning in 1980, PICOM offered its own policies to doctors and physician clinics throughout Michigan. PICOM began insuring dentists in 1983 and hospitals and other health care institutions in 1993, and began offering professional liability insurance to lawyers and law firms in 1994. Since January 1, 1995, PICOM, through PICOM-Illinois, has insured doctors and physician clinics in Illinois. The principal product currently offered by PICOM is professional liability insurance for providers of health care services in Michigan and Illinois. Of the net premiums written by PICOM in the first quarter of 1996, approximately 89% was paid by physicians and surgeons, six percent was paid by dentists, four percent was paid by hospitals and other health care providers and one percent was paid by law firms and lawyers. PICOM had consolidated assets of approximately $330 million at March 31, 1996 and approximately $331 million at December 31, 1995. The principal executive offices of PICOM are located at 4295 Okemos Road, Box 2510, Okemos, Michigan 48805-9510, and its telephone number is (517) 349-6500.




     PICOM has five subsidiaries: PICOM Insurance Agency, PICOM Claims Services Corporation, PICOM Financial Services Corporation, PICOM Insurance Company of Illinois and R. Hardy & Associates, Inc. In addition, and pending approval of the Indiana Insurance Commissioner, in a transaction valued at approximately $1.2 million, PICOM acquired all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange. PICOM Insurance Agency, PICOM Financial Services Corporation and R. Hardy & Associates, Inc. are currently inactive.


     During 1994 and 1995, PICOM took significant strides toward its goals of geographical diversification and product line diversification. Through PICOM-Illinois, PICOM successfully purchased the right to solicit and write a block of medical professional liability business in Illinois, for which $18 million in premium (before reinsurance) was written in 1995. PICOM also obtained insurance licenses in Indiana, Illinois and Ohio for the purpose of distributing insurance products on a regional basis. In addition, in 1995, PICOM insured its eleventh hospital and added its first non-health care line by entering the lawyers' professional liability business. By year-end 1995, written premium exceeded $600,000 for the lawyers' professional liability business. PICOM will continue to explore alternatives that provide an opportunity to grow and diversify while sustaining long term profitability. Such alternatives may include diversification into related insurance product lines and acquisitions of, or consolidations with, other insurers.

PRODUCTS AND SERVICES

     Professional Liability Insurance for Health Care Providers. Since 1980, PICOM has offered its own policies to doctors and physician clinics throughout Michigan. PICOM began insuring dentists in 1983 and hospitals and other health care institutions in 1993. Since January 1, 1995 PICOM, through
PICOM-Illinois, has insured doctors and physician clinics in Illinois.


     The principal product currently offered by PICOM is professional liability insurance for providers of health care services. Professional liability insurance provides insurance against the legal liability of an insured (and against loss, damage or expense incidental to a claim of such liability) arising out of bodily injury, sickness, disease, or death sustained by a patient arising from an act or omission occurring in the furnishing of professional services to a patient. PICOM currently offers its professional liability insurance products in Michigan and Illinois to physicians, hospitals, clinics, other health care institutions, managed care organizations, and dentists. (PICOM has recently obtained licenses to provide such insurance products in Indiana and Ohio.) Substantially all of PICOM's premiums in each of the last three years have been derived from the issuance of professional liability insurance policies to physicians, dentists and related clinics.


     PICOM has the capacity to insure medical professional liability risks up to $5,000,000 per incident; however, most policies are issued at lower limits. In Michigan, PICOM generally retains up to $300,000 per risk, with certain adjustments, and reinsures limits in excess of $300,000. In Illinois, PICOM generally retains up to $250,000 per risk, and reinsures limits in excess of $250,000. The majority of medical professional liability policies issued by PICOM are written on a claims-made form, although PICOM offers policies on an occurrence form.

     Professional Liability Insurance for Lawyers and Law Firms. In 1994, PICOM expanded into other professional liability lines by providing malpractice coverage to lawyers and law firms. PICOM writes primary policies on a claims-made basis and has capacity to write policy limits of up to $5,000,000 per incident.


     Ratings. PICOM is rated B++ by A.M. Best Company, Inc. ("A.M. Best") and BBB by Standard & Poor's Corporation ("Standard & Poor's"). In developing their respective ratings, A.M. Best and Standard & Poor's each evaluate a company's financial and operating performance including a quantitative evaluation of profitability, leverage and liquidity and a qualitative evaluation of spread of risk, appropriateness of reinsurance, quality and diversification of assets, adequacy of reserves and surplus, and management experience. These ratings are based on factors of concern to policyholders, agents and intermediaries and are not directed towards the protection of investors. See "GLOSSARY OF SELECTED INSURANCE TERMS" for a description of the rating continuums utilized by A.M. Best and Standard & Poor's.


MARKETING


     PICOM is licensed to write insurance in Michigan, Illinois, Indiana and Ohio, and currently markets its products in Michigan and Illinois. PICOM has a branch office in Oak Brook, Illinois, and intends to expand the marketing of its products into Indiana and Ohio in the future. PICOM has applied for licenses in Iowa and Pennsylvania. There can be no assurances as to whether or when such licenses will be granted.

     The marketing and sales of PICOM insurance products is carried out by PICOM in cooperation with local independent insurance agencies. PICOM is primarily responsible for general marketing activities such as advertising, product information, convention participation and relationships with various processional associations of which PICOM insureds are members. Such independent insurance agencies are primarily responsible for the sale of PICOM insurance products by pursuing leads generated by PICOM's marketing activities and through agency-generated leads in their local communities. As of December 31, 1995, PICOM's top ten agencies accounted for approximately 55% of PICOM's direct in-force premiums, with the top agency, Willis Corroon Corporation of Michigan, located in suburban Detroit, accounting for approximately 10% of PICOM's direct in-force premiums.



     PICOM typically enters into written agreements with those independent insurance agencies offering PICOM insurance products. These written agreements typically authorize an insurance agency to act as PICOM's agent for the sale and service of specified PICOM insurance products in a specific State. Such agreements are for a stated duration (typically from one year to five years) and are terminable only upon prior written notice. Each insurance agency executing such an agreement acts as an independent contractor and is responsible for all expenses incurred by it. These agreements also (i) provide for direct billing and collection of all premiums by PICOM, (ii) provide for specific commissions payable to the insurance agency, (iii) provide for arbitration in the event of disputes, and (iv) prohibit assignment by the insurance agency without the prior written consent of PICOM.



UNDERWRITING



     All underwriting decisions are made by PICOM through its underwriting staff. Prospective insureds are required to submit a full application for coverage that reviews professional training, area and scope of practice, and claims history. PICOM's underwriting process involves an evaluation of the application which, in certain situations, can be supplemented through on-site risk management evaluations. Generally speaking, PICOM makes an assessment of the quality and pricing of the risk with particular emphasis on loss history and practice specialty.



     PICOM's insurance policies are rated on several factors, the most important of which are practice specialty and location of practice. Generally, physicians practicing in surgical specialties, such as neurosurgery, obstetrics, general surgery, orthopedic surgery and plastic surgery, are assessed higher premium charges than non-surgeons; and, practices located in larger metropolitan areas are assessed higher premium charges than those located in more rural areas. As of December 31, 1995, approximately 68% of PICOM's direct medical malpractice written premium was generated from non-surgical risk groups and 32% was generated from surgical risk groups. In terms of practice location, approximately 52% of such written premiums were derived from larger metropolitan areas (such as metropolitan Detroit, Michigan and metropolitan Chicago, Illinois) and 48% of such written premiums were derived from more rural areas.


CLAIMS MANAGEMENT

     PICOM emphasizes early evaluation and aggressive management of claims.


     Claims are generally reported directly to PICOM by the insured after the insured has received a court summons or a pre-suit notice of claim. The reported claim is logged in by PICOM's claims staff, which then determines whether the potential loss is covered by an insurance policy issued by PICOM. If the claim is so covered, it will be assigned to a PICOM claims professional for investigation and analysis. If the claim is in litigation, the claim is also assigned to one of PICOM's selected outside counsel specializing in the field of professional liability claims. Approximately 75% of PICOM claims are litigated and ultimately resolved through settlement, dismissal or trial. Approximately 25% of PICOM claims are resolved outside of the litigation process through settlement or the abandonment of the claim by the plaintiff.

     During the life of a claim, PICOM's claims staff evaluates and establishes an initial reserve for the claim within the first 90 days. Reserves are revised thereafter if new information about the claim develops. For litigated claims, PICOM's claims staff works closely with outside counsel to develop case strategies and to foster full communications with the insured. Medical or other professional experts are retained to assist in the analysis and defense of claims and a claims committee consisting of certain PICOM Board members and outside medical specialists meets regularly to provide medical insights and input for complex cases. PICOM's claims staff meets on a weekly basis to review cases scheduled for trial. PICOM's claims staff frequently attends court settlement conferences along with outside counsel and monitors cases during trial.


RESERVES AND LOSSES

     PICOM establishes balance sheet reserves based on its estimates of the future amounts necessary to pay claims and expenses associated with investigation and settlement of claims. These estimates include two components: case reserves and bulk reserves. Case reserves are estimates of future losses and loss adjustment expenses ("losses and LAE") for reported claims and are established by the claims department. Non-case reserves, which include a provision for losses that have occurred but have not been reported to PICOM as well as development on reported claims, are the difference between
(i) the sum of case reserves and paid losses and (ii) actuarially estimated ultimate incurred losses. Ultimate incurred losses are an actuarially determined estimate of total losses and LAE necessary for the ultimate settlement of all reported claims and incurred but not reported claims including amounts already paid. The assumptions used by PICOM in establishing reserves are reviewed and updated semi-annually based on the then current circumstances.

     As the process of estimating reserves is inherently uncertain and involves an evaluation of many variables (including social and economic conditions), and a significant period of time may elapse between the report of a claim and the ultimate settlement of the claim, reserve estimates may vary significantly from the eventual outcome. The inherent uncertainty of establishing reserves is relatively greater for companies writing long-tail casualty insurance, including medical malpractice insurance, due primarily to the longer-term nature of the resolution of claims. There can be no assurance that the ultimate liability will not exceed the amounts reserved.

     The following table sets forth a reconciliation of beginning and ending loss and loss adjustment expense reserves as shown in PICOM's consolidated financial statements for the years indicated. See also Note 7 to PICOM's consolidated financial statements.

                                            Years Ended December 31,
                                         -------------------------------
                                           1995         1994     1993
                                         ---------  --------   ---------
                                                 (in thousands)
Balance, beginning of year               $188,544   $191,220   $184,757
Less reinsurance balances recoverable      (3,760)    (4,040)    (2,403)
                                         --------   --------   --------
Net balance, beginning of year            184,784    187,180    182,354
                                         --------   --------   --------
Incurred related to:
  Current year                             63,027     68,610     68,237
  Prior years                             (27,469)   (23,757)   (26,691)
                                         --------   --------   --------
   Total incurred                          35,558     44,853     41,546
                                         --------   --------   --------
Effect of changes in accounting methods    12,310         --      3,039
                                         --------   --------   --------
Paid related to:
  Current year                              3,053      4,433      3,539
  Prior years                              44,180     42,816     36,220
                                         --------   --------   --------
   Total paid                              47,233     47,249     39,759
                                         --------   --------   --------
Net balance, end of year                  185,419    184,784    187,180
Plus reinsurance balances recoverable      14,186      3,760      4,040
                                         --------   --------   --------
Balance, end of year                     $199,605   $188,544   $191,220
                                         ========   ========   ========

     The following table presents the development of the net liability for undiscounted loss and loss adjustment expense reserves for the calendar years 1986 through 1995. (Through 1994 PICOM discounted loss and LAE reserves. Effective January 1, 1995, PICOM discontinued this practice.) The amounts shown for each year on the top line of the table represent PICOM's estimate of its loss and LAE reserves as originally reported to shareholders. The loss and LAE reserves as originally reported is presented net of reinsurance receivables relating to unpaid losses through 1991, net of loss and LAE reserve discount through 1994, and gross of such amounts thereafter. The net liability-end of year line represents the undiscounted estimated amount of unpaid losses and LAE for claims arising in all prior years that were unpaid at the balance sheet date, including losses that had been incurred but not yet reported, net of reinsurance ceded. The portion of the table labeled "cumulative paid as of" shows the net cumulative payments for losses and LAE made in succeeding years for losses incurred prior to the balance sheet date. The next portion of the table shows the re-estimated amount of the previously recorded reserves based on experience as of the end of each succeeding year, followed by a line indicating the change from the original estimate to the most current re-estimate.

        ANALYSIS OF LOSS AND LOSS ADJUSTMENT EXPENSE RESERVE DEVELOPMENT
                                 (in thousands)

                                                        December 31,
                                   ---------------------------------------------------
                                       1986       1987       1988      1989      1990
                                   --------   --------   --------  --------  --------
Loss & LAE Reserves as
originally reported                $ 96,837   $131,795   $150,745  $162,509  $167,982
Less reinsurance recoverable
Add pro forma change to reflect
elimination of discount              27,515     39,138     43,637    41,161    32,781
                                   --------   --------   --------  --------  --------
Net liability - end of year        $124,352   $170,933   $194,382  $203,670  $200,763
Cumulative paid as of:
One year later.................      27,510     39,750     44,596    42,611    35,703
Two years later................      66,722     83,355     84,376    73,226    69,720
Three years later..............     106,478    118,865    108,547    99,872    87,375
Four years later...............     131,185    135,454    126,619   110,475    99,051
Five years later...............     141,505    148,437    134,396   118,884   107,379
Six years later................     150,078    154,114    141,288   125,012
Seven years later..............     153,650    160,278    146,704
Eight years later..............     157,194    165,436
Nine years later...............     160,557
Re-estimated net liability as of:
End of year....................     124,352    170,933    194,382   203,670   200,763
One year later.................     164,956    195,574    206,473   198,911   192,046
Two years later................     185,896    201,781    202,528   191,402   172,650
Three years later..............     185,997    199,484    191,995   173,376   161,494
Four years later...............     185,326    192,060    180,919   165,398   146,942
Five years later...............     180,508    188,621    175,759   155,570   144,384
Six years later................     179,223    186,145    169,167   154,533
Seven years later..............     176,695    182,785    170,139
Eight years later..............     173,874    185,280
Nine years later...............     175,527
Net cumulative.................
(deficiency) redundancy             (51,175)   (14,347)    24,243    49,137    56,379

                                                      December 31,
                                   --------------------------------------------------
                                        1991     1992      1993      1994       1995
                                    --------  -------   -------   -------   --------
Loss & LAE Reserves as
originally reported                 $183,603  $184,758  $191,220  $188,544  $199,605
Less reinsurance recoverable                    (2,403)   (4,040)   (3,760)  (14,186)
Add pro forma change to reflect
elimination of discount               27,839    16,568    12,616    12,310         -
                                    --------  --------   -------   -------   --------
Net liability - end of year         $211,442  $198,923  $199,796  $197,094  $185,419
Cumulative paid as of:
One year later.................       43,300    36,220    42,816    44,180
Two years later................       68,512    65,570    73,183
Three years later..............       88,126    84,334
Four years later...............       99,732
Five years later...............
Six years later................
Seven years later..............
Eight years later..............
Nine years later...............
Re-estimated net liability as of:
End of year....................      211,442   198,923   199,796   197,094   185,420
One year later.................      183,353   171,318   173,013   169,625
Two years later................      167,450   152,998   158,403
Three years later..............      151,492   145,128
Four years later...............      147,193
Five years later...............
Six years later................
Seven years later..............
Eight years later..............
Nine years later...............
Net cumulative.................
(deficiency) redundancy               64,249    53,795    41,393    27,469

     In evaluating the information in the table above, it should be noted that each column includes the effects of changes in amounts for prior periods. The table does not present accident year or policy year development data. Conditions and trends that have affected the development of liabilities in the past may not necessarily occur in the future. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies based on this table.

     From 1980 to 1986 all insurance policies written by PICOM were written on an occurrence basis. Since 1987 PICOM has written medical malpractice insurance on a claims-made basis and on an occurrence basis.

                                                                        -63-
     The following table presents a reconciliation of reserves of PICOM in accordance with SAP with reserves reflected in the consolidated financial statements prepared in accordance with GAAP as of December 31, 1995.

               RECONCILIATION OF SAP RESERVES WITH GAAP RESERVES
                                 (in thousands)



                                             March 31,  December 31,
                                               1996         1995
                                             ---------  ------------
Loss and LAE reserves on a SAP basis.......   $177,936      $176,026
Add:
Discount...................................      9,393         9,393
Provision for reinsurance on unpaid losses.     13,575        14,186
                                             ---------  ------------
Loss and LAE reserves on a GAAP basis......   $200,904      $199,605
                                             =========  ============



     For SAP reporting, PICOM discounts its loss reserves at a three percent discount rate, as permitted by insurance regulatory authorities, whereas for GAAP reporting, PICOM does not discount its reserves. Under SAP, loss and LAE reserves are presented net of the provision for reinsurance, whereas under GAAP, loss and LAE reserves are presented gross of reinsurance and amounts due from reinsurers are presented as an asset.


INVESTMENTS

     PICOM invests principally in debt securities such as United States government obligations, agency mortgage-backed securities and investment grade corporate bonds. Investment policy and the performance of investment managers are reviewed quarterly by or on behalf of the PICOM Board. The current investment policy establishes a target duration and limits fixed income purchases (absent specific authorization of the PICOM Board) to securities rated BBB/Baa or better by Moody's Investor Services, Inc. ("Moody's"), Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service Inc. PICOM's investment manager selects specific bond issues within these guidelines. PICOM's investment policy limits holdings in common stocks and preferred stocks, cumulatively, to twenty percent of PICOM's statutory surplus.

     In general, the investment policy of PICOM is to maximize after tax investment yield, subject to constraints on investment quality, maturity and liquidity. PICOM's investment policy establishes a range for the appropriate allocation among asset classes. The precise allocation varies depending on an evaluation of the economic environment and on PICOM's tax position. Currently, PICOM's investment portfolio is being managed with emphasis on United States government agency, corporate and municipal bonds. As of December 31, 1995, the securities in PICOM's fixed income portfolio had an average rating of Aa2 as rated by Moody's and AA as rated by Standard & Poor's for securities not rated by Moody's. None of the rated securities in PICOM's fixed income portfolio were rated below investment grade.


     As of March 31, 1996 and December 31, 1995, all fixed maturity securities were classified as available-for-sale and carried at estimated fair value. For these securities, temporary unrealized gains and losses, net of tax, are reported directly through shareholders' equity, and have no effect on net income. As of March 31, 1996, aggregate amortized cost of fixed maturity securities exceeded the estimated fair value by $1,436,000 and shareholders' equity was decreased by that amount, reduced for $373,000 in deferred federal income tax benefit. As of December 31, 1995, estimated fair value of fixed maturity securities exceeded the aggregate amortized cost by $2,850,000 and shareholders' equity was increased by that amount, reduced for $963,000 in deferred federal income taxes. See Notes 2 and 4 to PICOM's consolidated financial statements. PICOM's fixed maturity investment portfolio is sensitive to interest rate changes. As of March
31, 1996 and year-end 1995, a one hundred basis point increase in market interest rates would decrease the value of this portfolio by four percent, whereas a one hundred basis point decrease in market interest rates would increase the value of this portfolio by four percent.


CEDED REINSURANCE

     Insurance companies purchase reinsurance to limit risk on individual exposures, protect against catastrophic losses and increase their capacity to write insurance. Reinsurance involves an insurance company transferring, or ceding, all or a portion of its exposure on insurance to a reinsurer. The reinsurer assumes the exposure in return for a portion of the premium received by the insurance company. Reinsurance does not discharge the insurer from its obligation to its insureds. If the reinsurer fails to meet its obligations, the ceding insurer remains liable to pay the insured.


     PICOM cedes a material amount of its business to reinsurers to spread risk and limit loss per exposure, and to protect shareholders' equity from large or unusual loss activity. At the present time, PICOM has both excess of loss reinsurance (i.e., reinsurance in which PICOM has ceded to a reinsurer, and such reinsurer has assumed, all or a portion of losses associated with a given policy in excess of a specified retention level up to a predetermined limit) and "errors and omissions" reinsurance (i.e., reinsurance which protects PICOM against losses in excess of policy limits claims).



     The excess of loss reinsurance programs protects PICOM above a retention of $300,000 in Michigan with certain adjustments, and $250,000 in Illinois, and subject to certain aggregate maximum recoveries. Individual losses are covered by the excess of loss reinsurance on a per incident basis up to $1 million for physicians and dentists in Michigan; up to $2 million for physicians and physician clinics in Illinois; and up to $5 million for health care institutions, lawyers and law firms in all states and certain physician accounts. The "errors and omissions" reinsurance protects PICOM against losses in excess of policy limits claims up to $15 million, subject to a $500,000 retention and a 5% quota share provision for each claim. See Note 3 to PICOM's consolidated financial statements.



     PICOM, through its reinsurance intermediary, annually reviews the financial stability of all of its reinsurers. This review includes a ratings analysis of each reinsurer participating in a reinsurance contract. On the basis of such review, as of March 31, 1996 and December 31, 1995, PICOM concluded that there was no material exposure to uncollectible reinsurance balances payable to PICOM by its reinsurers. For a listing of PICOM's reinsurers and their respective A.M. Best ratings see Note 3 to PICOM's consolidated financial statements. See also "GLOSSARY OF SELECTED INSURANCE TERMS" for a description of the rating continuum utilized by A.M. Best. Although PICOM believes that its reinsurance is maintained with financially stable reinsurers and that any reinsurance security maintained is adequate to protect its interests, the inability of PICOM to collect on its aggregate reinsurance recoverable, or the inability of PICOM's reinsurers to make payments under the terms of reinsurance treaties (due to insolvency or otherwise), could have a material adverse effect on PICOM's future results of operations and financial position.


COMPETITION


     PICOM competes with numerous national insurance companies as well as various monoline medical malpractice insurers and self-insurance mechanisms. Many of these competitors have substantially greater financial resources than does PICOM. Competition may take several forms, including pricing, the breadth and flexibility of coverages and the quality and level of services provided. The competitive environment could result in lower premiums, reduced profitability and loss of market share. The success of PICOM may also be influenced by general economic conditions in the geographic markets served by it. No assurance can be given that favorable economic conditions will exist in such markets. See "RISK FACTORS -- Industry Factors" and -- Competition."

                                                                        -65-
REGULATION


     Because insurance holding companies and insurance companies are heavily regulated, the success of PICOM is impacted not only by competitive factors but also by regulations affecting insurance holding companies and insurance companies. These regulations are primarily intended to protect policyholders, not shareholders. Regulation of the insurance industry is undergoing continuous change and the ultimate effect of such changes cannot be predicted. Regulations now affecting PICOM may be modified at any time and new regulations affecting PICOM may be enacted. There is no assurance that such modifications will not adversely affect the business of PICOM. See "RISK FACTORS -- Regulatory Considerations" and "CERTAIN REGULATORY CONSIDERATIONS."



     Such supervision and regulation generally derives from state statutes which delegate broad regulatory, supervisory and administrative authority to state insurance departments. Under the insolvency or guaranty fund laws of most of the states in which Holding Company and PICOM operate, insurers doing business in those states may be assessed for policyholder losses of insolvent insurance companies. In addition, from time to time, states may make special assessments in response to extraordinary circumstances. No assurance can be given that there will not be such assessments in the future. See "RISK FACTORS
- -- Regulatory Considerations" and "CERTAIN REGULATORY CONSIDERATIONS."


SUBSIDIARIES


     PICOM has five wholly-owned subsidiaries: PICOM Insurance Agency ("PIA"), PICOM Claims Services Corporation ("PCSC"), PICOM Financial Services Corporation ("PFSC"), PICOM Insurance Company of Illinois and R. Hardy & Associates, Inc. ("R. Hardy").



     PIA is an inactive Michigan insurance agency incorporated under the laws of the State of Michigan on March 31, 1981. PCSC provides claims management services on a fee for service basis and was incorporated under the laws of the State of Michigan on December 10, 1985. PFSC is an inactive business corporation incorporated under the laws of the State of Michigan on May 29, 1986. PICOM-Illinois is a stock, property and casualty, insurer incorporated under the laws of the State of Illinois on December 5, 1994. PICOM-Illinois provides medical malpractice insurance to physicians and clinics in the State of Illinois. R. Hardy is an inactive Illinois insurance agency incorporated under the laws of the State of Illinois on December 22, 1994. Prior to its acquisition by PICOM, R. Hardy served as an agent for, and received certain insurance commissions from, PICOM-Illinois. PICOM-Illinois ceased paying such commissions to R. Hardy as of January 1, 1996.



     In addition, and pending approval of the Indiana Insurance Commissioner, in a transaction valued at approximately $1.2 million, PICOM acquired all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange.



     Following consummation of the Merger all direct and indirect insurance subsidiaries of Holding Company (e.g., PICOM and PICOM-Illinois) will continue to operate under their existing insurance licenses and none of such subsidiaries will be required to reapply for any of such licenses.


EMPLOYEES


     PICOM had 83 full-time employees and one part-time employee as of May 31, 1996. None of these employees is represented by a collective bargaining agent. PICOM believes that it enjoys good relations with its personnel.

                                                                        -66-
PROPERTIES

     PICOM owns its principal executive offices in Okemos, Michigan which houses the majority of PICOM's employees. PICOM also owns, primarily for investment purposes, an office building in Williamston, Michigan. PICOM leases an office facility in Oak Brook, Illinois and operating equipment under cancelable and noncancelable agreements.

LEGAL PROCEEDINGS

     There are no material legal proceedings to which PICOM or any of its subsidiaries is a party or to which any of their property is subject.


                              MANAGEMENT OF PICOM

DIRECTORS

     The directors of PICOM are Victor T. Adamo, Esq., CPCU, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., David W. Heeke, D.D.S., Richard P. Horsch, M.D., W. Peter McCabe, M.D., Robert E. Paxton, M.D., Isaac J. Powell, M.D., Sharon S. Smith, M.D., and William H. Woodhams, M.D. For additional information concerning the directors of PICOM, see "ELECTION OF PICOM DIRECTORS."

EXECUTIVE OFFICERS

     The executive officers of PICOM are as follows:

NAME                          AGE  POSITION(S)
- ----                          ---  -----------
Victor T. Adamo, Esq., CPCU   48   President and Chief Executive Officer
John O. Bashant               46   Vice President, Marketing & Sales
R. Kevin Clinton, FCAS, MAAA  41   Vice President, Chief Financial Officer, Actuary
Annette E. Flood, Esq., RN    37   Vice President, Corporate Secretary, Legal Counsel
Darryl K. Thomas, Esq.        39   Vice President, Claims

     No director or executive officer of Holding Company or PICOM is related to any other director or to any executive officer of Holding Company or PICOM or of any of its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was elected a director or executive officer of Holding Company or PICOM or any of their respective subsidiaries.

DIRECTOR REMUNERATION

     All directors of PICOM are paid a per diem fee of $750 for attendance at meetings of the PICOM Board or any committee thereof, and an annual fee of $6,000 provided that the director has attended three-fourths of the meetings of the PICOM Board during the preceding calendar year. PICOM's Chairman of the Board receives an additional annual fee of $7,500, and the chairman of each standing committee receives an additional annual fee of

$1,200. Aggregate fees paid for all directors as a group (a total of ten persons) equaled $184,700 in 1995. Directors of PICOM are also eligible to participate in PICOM's stock purchase plan.

     Mr. Dodge performs certain legal services for PICOM. Mr. Dodge was paid $26,763 in 1995 for legal services and expenses in connection with his representation of PICOM. Dr. H. Harvey Gass serves as PICOM's Claims Medical Consultant. Dr. Gass was paid $29,800 in 1995 with respect to consulting services rendered to PICOM.

PICOM STOCK PURCHASE PLAN

     PICOM has adopted a stock purchase plan (the "PICOM Stock Purchase Plan") through which employees and directors of PICOM and its wholly owned subsidiaries may purchase PICOM Common Stock by means of payroll deduction. Pursuant to the PICOM Stock Purchase Plan, PICOM may elect to match participant purchases; and PICOM is currently matching at the rate of $1.25 (of which $1.00 is used to purchase PICOM Common Stock and $.25 is applied to income taxes) for each $1.00 of participant purchases up to a maximum participant purchase of $6,000 per year. This plan is administered by an independent administrator and all purchases of PICOM Common Stock are made in open market transactions through a licensed broker. Participants in this plan exercise all rights of ownership with respect to shares of PICOM Common Stock purchased for their respective accounts.

MANAGEMENT REMUNERATION

     Summary Compensation Table. The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the five most highly compensated executive officers and/or employees of PICOM and its subsidiaries (the "Named PICOM Executives") for the last three completed fiscal years whose salary and bonus exceeded $100,000 in 1995.


                                                                             Long Term Compensation
                                                                   -------------------------------------------
                                    Annual Compensation                        Awards                Payout
                                    -------------------           ------------------------------  -----------
                                             Other Annual          Restricted Stock      Options                All Other
Name and                    Salary    Bonus  Compensation          Award(s)               /SARs    LTIP Payout  Compensation
Principle Position  Year       ($)      ($)         ($)(a)                 ($)             (#)         ($)             ($)(b)
- ------------------  ----  -------   ------   --------------------  --------------------  --------  -----------  --------------------
Victor T. Adamo     1995  214,731    5,312          10,500                10,624            --         --              21,229
President & CEO     1994  205,485    8,171          11,250                16,342            --         --              18,831
                    1993  195,700   10,450          10,500                16,000            --         --              25,554

R. Kevin Clinton    1995  209,080    5,222            --                  10,445            --         --              21,116
Vice President &    1994  200,077    7,990            --                  15,980            --         --              19,167
Treasurer           1993  190,550   10,175            --                  15,735            --         --              24,897

John O. Bashant     1995  125,000    3,782            --                   7,663            --         --              21,902
Vice President,     1994   99,697   10,639            --                  11,278            --         --              17,558
Marketing & Sales   1993   94,950    4,950            --                  13,403            --         --              15,838

Annette E. Flood    1995  110,000    3,692            --                   7,363            --         --              19,681
Vice President,     1994   95,000    2,729            --                   5,458            --         --              15,499
Secretary           1993   85,000       --            --                    --              --         --               7,703

- --------------------------------
(a)  Amounts shown consist of director fees.

                                                                        -68-
(b)  Amounts shown for 1995 consist of the following:  (i) Mr. Adamo:
     matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $2,500 and contributions under the PICOM pension plan for the benefit of Mr. Adamo of $18,729; (ii) Mr. Clinton: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $2,500 and contributions under the PICOM pension plan for the benefit of Mr. Clinton of $18,616; (iii) Mr. Bashant: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $2,500 and contributions under the PICOM pension plan for the benefit of Mr. Bashant of $19,402; and (iv) Ms. Flood: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $2,500 and contributions under the PICOM pension plan for the benefit of Ms. Flood of $17,181. Amounts shown for 1994 consist of the following: (i) Mr. Adamo: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Mr. Adamo of $17,581; (ii) Mr. Clinton: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Mr. Clinton of $17,917; (iii) Mr. Bashant: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Mr. Bashant of $16,308; and (iv) Ms. Flood: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Ms. Flood of $14,249. Amounts shown for 1993 consist of the following: (i) Mr. Adamo: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Mr. Adamo of $24,304; (ii) Mr. Clinton: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Mr. Clinton of $23,647; (iii) Mr. Bashant: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Mr. Bashant of $14,588; and (iv) Ms. Flood: matching contribution to purchases of PICOM Common Stock under the PICOM Stock Purchase Plan of $1,250 and contributions under the PICOM pension plan for the benefit of Ms. Flood of $6,453.

EMPLOYMENT SEVERANCE COMPENSATION PLANS

     Key Employee Retention Plan. PICOM has established a Key Employee Retention Plan which provides each executive of PICOM who is designated as a "key employee" with a severance payment and certain insurance and other benefits in the event that there is a change in control of PICOM that is coupled with the actual involuntary or constructive termination (as defined in the plan) of such executive within two years after such change in control. The amount of the severance payment is equal to two-times the executive's base salary plus bonus (average of last three years).


     Under this plan, a "change in control" is deemed to have occurred if
(i) any person or entity (other than the person or entity in control of PICOM as of January 1, 1996, or other than a trustee or other fiduciary holding securities under an employee benefit plan of PICOM, or a corporation owned directly or indirectly by the shareholders of PICOM in substantially the same proportions as their ownership of stock of PICOM which adopts the plan) becomes the beneficial owner, directly or indirectly, of securities of PICOM representing more than 24.9% of the combined voting power of PICOM's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the effective date of the plan), the shareholders of PICOM approve (A) a plan of complete liquidation of PICOM; or (B) an agreement for the sale or disposition of all or substantially all of PICOM's assets; or (C) the sale or reinsurance of all or substantially all of the insurance business of PICOM so as to cause PICOM to cease to function on a going forward basis as a medical professional liability insurance company; or
(D) a merger, consolidation, or reorganization of PICOM with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of PICOM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity at least 51% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. However, in no event shall a change in control be deemed to have occurred, with respect to a plan participant, if that participant is part of a purchasing group which consummates the change in control transaction. A participant will be deemed "part of a purchasing group" if the participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership or less than five percent of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the change in control by a majority of the nonemployee continuing Directors of PICOM).

     Those executives of PICOM currently covered by the Key Employee Retention Plan include Victor T. Adamo, John O. Bashant, R. Kevin Clinton, Annette E. Flood and Darryl K. Thomas. The Merger will not constitute a "change-in-control" for purposes of this plan. This plan has been assumed by Holding Company, which assumption will become effective upon consummation of the Merger.



     Employee Retention Plan. PICOM has established an "Employee Retention Plan" covering certain full-time and regular part-time employees. Under this plan PICOM will provide a covered employee with the option to receive a lump sum severance payment equal to one year's W-2 pay and certain other benefits upon the employee's termination of employment due to (i) the elimination of the employee's position, (ii) a reduction in the employee's base salary by 10% or more, (iii) the employee's job site is relocated outside of fifty miles from their current job site at the time of a "change in control", or (iv) the employee's employment status is involuntarily changed from regular full-time to regular part-time, any of which occur within one year after the acquisition of PICOM by another organization, the merger of PICOM with another organization where PICOM is not the controlling entity after the merger, or liquidation. Additional benefits include one year of health insurance coverage, payment for earned vacation and career assistance. For purposes of this plan, the definition of "change in control" is the same as under PICOM's Key Employee Retention Plan. The Merger will not constitute a "change-in-control" for purposes of this plan. This plan has been assumed by Holding Company, which assumption will become effective upon consummation of the Merger.


COMPENSATION COMMITTEE REPORT

     The PICOM Compensation Committee's report on executive compensation follows:

  The officers of PICOM, including the Chief Executive Officer, are compensated through a combination of salaries and annual discretionary incentive compensation.


  Salaries are the primary element in executive compensation at PICOM. It is the goal of the PICOM Compensation Committee to establish competitive salaries in comparison to market practice. In determining salaries, the PICOM Compensation Committee considers several factors including job responsibilities and job performance, education, training, market opportunities and salaries at comparable companies within the insurance industry. In establishing salaries, the PICOM Compensation Committee particularly reviewed a survey of executive compensation published annually by the Physician Insurers Association of America. The survey reports on the compensation practice of member insurance companies throughout the United States that specialize in medical malpractice insurance.



  The PICOM Compensation Committee awards annual incentive compensation based upon the PICOM Compensation Committee's assessment of the performance of PICOM during the prior year and the contribution made by the officers. In exercising its discretion, the PICOM Compensation Committee considers performance against PICOM's strategic plan, competitive and other environmental factors and the market performance of PICOM's Common Stock. Incentive compensation is generally paid primarily in PICOM Common Stock.



  In mid-1993, a new Section 162(m) was added to the Internal Revenue Code of 1986, as amended. Subject to certain exceptions (including exceptions relating to stock options and for "performance-based" compensation if certain conditions are met), Section 162(m) of the Code prohibits the deduction of compensation in excess of $1 million paid in any year beginning with 1994 by a publicly-held corporation to any executive named in PICOM's Summary Compensation Table for the year. For 1995, the compensation paid to each of PICOM's executive officers was well below $1 million, and the PICOM Compensation Committee expects the same will be true for the current fiscal year. Consequently, for the present the PICOM Compensation Committee has decided to defer consideration of any compensation policies relating to
Section 162(m) of the Code.


     W. Peter McCabe, M.D., Chairman            H. Harvey Gass, M.D.
     John F. Dodge, Jr.                         Isaac J. Powell, M.D.

STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return to PICOM shareholders during the five year period ended December 31, 1995. Also displayed for this time period are the overall stock market index (Nasdaq Stock Market) and PICOM's peer group index (Nasdaq Insurance Stocks).

                             TOTAL RETURN ANALYSIS


                                        1990    1991    1992    1993    1994    1995
                                      ------  ------  ------  ------  ------  ------
PICOM                                 100.00  214.81  222.22  228.15  197.19  389.89
Nasdaq Insurance Stocks               100.00  141.90  191.10  197.00  189.70  269.10
Nasdaq Stock Market (U.S. Companies)  100.00  160.60  186.90  214.50  209.70  296.30

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the PICOM Compensation Committee in 1995 were W. Peter McCabe, M.D., Chairperson, H. Harvey Gass, M.D., Isaac J. Powell, M.D. and John F. Dodge, Jr., Esq.

     Mr. Dodge performs certain legal services for PICOM. Mr. Dodge was paid $26,763 in 1995 for legal services and expenses in connection with his representation of PICOM. Dr. H. Harvey Gass serves as PICOM's Claims Medical Consultant. Dr. Gass was paid $29,800 in 1995 with respect to consulting services rendered to PICOM. See "RELATED PARTY TRANSACTIONS OF PICOM."

     No executive officer of PICOM served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of PICOM. No executive officer of PICOM served as a director of another entity, one of whose executive officers served on the compensation committee of PICOM. No executive officer of PICOM served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of PICOM.

                   BENEFICIAL OWNERSHIP OF PICOM COMMON STOCK

     The following table sets forth information provided by the persons indicated with respect to the beneficial ownership (as defined under applicable rules of the Commission) of shares of PICOM Common Stock by (i) each person known by PICOM who is currently the owner of more than 5% of the outstanding shares of PICOM Common Stock, (ii) each person who is currently a director or an executive officer of PICOM and (iii) all persons who are currently directors or executive officers of PICOM as a group:


                                                                    PERCENTAGE OF
                                                                    BENEFICIAL
PRINCIPAL SHAREHOLDERS(1)                      NUMBER OF SHARES(2)  OWNERSHIP(2)
- -------------------------                      -------------------  --------------------
Heartland Advisors, Inc.                                   222,000                  7.0%
NAMED DIRECTORS AND
EXECUTIVE OFFICERS(1)
- ---------------------
Victor T. Adamo                                             42,414                  1.3%
John O. Bashant                                              8,670                     *
R. Kevin Clinton                                            28,867                     *
John F. Dodge, Jr.                                          14,671                     *
Annette E. Flood                                             3,553
H. Harvey Gass, M.D.                                        11,112                     *
David W. Heeke, D.D.S.                                       3,087                     *
Richard P. Horsch, M.D.                                     13,371                     *
W. Peter McCabe, M.D.                                       30,318                  1.0%
Robert E. Paxton, M.D.                                       2,260                     *
Isaac J. Powell, M.D.                                        2,705                     *
Sharon S. Smith, M.D.                                        1,777                     *
Darryl K. Thomas                                               922                     *
William H. Woodhams, M.D.                                    4,136                     *
All directors and executive officers of PICOM
as a group (14 persons)                                    167,863                  5.3%

- -------------------
(1) Unless otherwise noted, PICOM believes that all persons named in the table have, or will have, (i) sole voting and investment power with respect to all shares of PICOM Common Stock owned by them, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership of such shares. The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202. The address of each person listed in the table is 4295 Okemos Road, Box 2510, Okemos, Michigan 48805-9510.

(2) Number of shares and percentages are based on ownership of PICOM Common Stock as of April 30, 1996. At April 30, 1996, there were 3,188,145 issued and outstanding shares of PICOM Common Stock. An asterisk indicates ownership of less than 1%.

                      RELATED PARTY TRANSACTIONS OF PICOM

     Mr. Dodge performs certain legal services for PICOM. Mr. Dodge was paid $26,763 in 1995 for legal services and expenses in connection with his representation of PICOM. Dr. H. Harvey Gass serves as PICOM's Claims Medical Consultant. Dr. Gass was paid $29,800 in 1995 with respect to consulting services rendered to PICOM.


     In connection with the transactions contemplated by the Reorganization Agreement and the Plan of Merger, PICOM loaned $1,500,000 to Holding Company for the purpose of enabling Holding Company to form and capitalize INSCO in accordance with the Michigan Insurance Code. Holding Company invested all of that sum in INSCO in exchange for all of the issued and outstanding shares of capital stock of INSCO. INSCO invested the $1,500,000 in United States government obligations with maturities of less than one year (the "INSCO Investment"). The loan from PICOM to Holding Company is evidenced by a short-term, non-renewable, interest bearing promissory note having a stated principal amount of $1,500,000 and a maturity date of the earlier of the Effective Time or December 31, 1996. The Note is secured by a pledge of all of the issued and outstanding shares of INSCO. Interest on the Note accrues at a rate equivalent to the rate of interest paid on the INSCO Investment. Upon consummation of the Merger, the INSCO Investment, and all interest accrued thereon, will become and be the property of PICOM. Following consummation of the Merger, PICOM will declare and pay to Holding Company certain cash dividends. One of these dividends will be in the amount of $2,000,000 and will be used to fund the initial operations of Holding Company. The other dividend will be in an amount at least equal to the amount then outstanding under the Note. Holding Company will then repay the proceeds of such dividend to PICOM in full satisfaction of the Note. It is to be noted that on April 12, 1996 the Financial Analysis Division of the Michigan Insurance Bureau determined
(i) that the $1,500,000 loan from PICOM to Holding Company was not material,
(ii) that such post-Merger dividends were not extraordinary, and (iii) that neither such loan nor post-Merger dividends required the prior approval of the Michigan Insurance Commissioner.


     Any future transactions between PICOM and its officers, directors or affiliates will be on terms no less favorable to PICOM, in the opinion of the disinterested members of the PICOM Board, than could be obtained from independent third parties. Any such transaction shall also be approved by a majority of such disinterested directors.

                  DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

     The following description of the capital stock of Holding Company does not purport to be complete and is subject to and qualified in its entirety by reference to Holding Company's First Amended and Restated Articles of Incorporation, which are filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part and are incorporated herein by reference. The following description should be read carefully by the shareholders of PICOM since, upon consummation of the Merger, the issued and outstanding shares of PICOM Common Stock will be converted into cash and shares of Holding Company Common Stock. SEE ALSO "COMPARISON OF SHAREHOLDER RIGHTS."

GENERAL

     Holding Company's total authorized capital stock currently consists of
(i) 5,000,000 shares of preferred stock, no par value per share ("Holding Company Preferred Stock"), and (ii) 25,000,000 shares of common stock, no par value per share.

     No shares of Holding Company Preferred Stock are currently issued or outstanding. As of May 31, 1996, one (1) share of Holding Company Common Stock was issued and outstanding, and such share was owned by Victor T. Adamo, a director and the President and Chief Executive Officer of PICOM. Mr. Adamo was issued that share for $25.00 and for the purpose of facilitating the Merger. Upon consummation of the Merger, 3,188,146 shares of Holding Company Common Stock will be issued and outstanding.


PREFERRED STOCK

     The Holding Company Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Holding Company Board may determine. The Holding Company Board is expressly authorized at any time, and from time to time, to provide for the issuance of Holding Company Preferred Stock with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the First Amended and Restated Articles of Incorporation of Holding Company or in the resolutions of the Holding Company Board providing for the issuance thereof. The Holding Company Board is authorized to, among other things, designate the series and the number of shares comprising such series, the dividend rate or rates on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund, any conversion rights and any special voting rights. Shares of Holding Company Preferred Stock redeemed or acquired by Holding Company return to the status of authorized and unissued shares of Holding Company Preferred Stock, without designation as to series, and may be reissued by the Holding Company Board.

COMMON STOCK

     Subject to the rights of any outstanding shares of Holding Company Preferred Stock, the holders of Holding Company Common Stock are entitled to receive such dividends as may from time to time be declared by the Holding Company Board. With respect to every issue submitted to them as Holding Company shareholders at a meeting of shareholders or otherwise (including, without limitation, the election of directors), they are entitled to one vote per share of Holding Company Common Stock. In the event of liquidation they are entitled, after payment in full of the liquidation preference of any outstanding Holding Company Preferred Stock, to share ratably in all assets of Holding Company available for distribution to holders of shares of Holding Company Common Stock. Holders of shares of Holding Company Common Stock do not have preemptive rights. All shares of Holding Company Common Stock now issued and outstanding are fully paid and nonassessable.

TRANSFER AGENT

     The registrar and transfer agent for the Holding Company Common Stock is expected to be Chemical Mellon Shareholders Services.

AUTHORIZED BUT UNISSUED SHARES

     The Holding Company Board believes that the availability of shares of Holding Company Common Stock is advisable to provide Holding Company with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes (including, without limitation, the issuance of additional shares of Holding Company Common Stock through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Holding Company Common Stock, except for (i) the shares of Holding Company Common Stock to be issued pursuant to the Merger, and (ii) shares of Holding Company Common Stock presently reserved for issuance.

     Uncommitted authorized but unissued shares of Holding Company Common Stock may be issued from time to time to such persons and for such consideration as the Holding Company Board may determine and holders of the then outstanding shares of Holding Company Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the National Association of Securities
Dealers, Inc. and the judgment of the Holding Company Board regarding the submission of such issuance to Holding Company's shareholders. Holding Company shareholders have no preemptive rights to subscribe to newly issued shares.


     Moreover, it is possible that additional shares of Holding Company Common Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Holding Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of Holding Company. Under such circumstances the availability of authorized and unissued shares of Holding Company Common Stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Holding Company by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Holding Company Board in opposing such an attempt by a third party to gain control of Holding Company. The issuance of new shares of Holding Company Common Stock could also be used to dilute ownership of a person or entity seeking to obtain control of Holding Company. Although Holding Company does not currently contemplate taking such action, shares of Holding Company Common Stock could be issued for the purposes and effects described above and the Holding Company Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.


                        COMPARISON OF SHAREHOLDER RIGHTS

     Certain material differences between the rights of holders of Holding Company Common Stock and the rights of holders of PICOM Common Stock are described and summarized below. The following discussion is not meant to be relied upon as an exhaustive list or a detailed description of such differences and is not intended to constitute a detailed comparison or description of the provisions of Holding Company's First Amended and Restated Articles of Incorporation and bylaws (the "Holding Company Charter Documents"), the Michigan Business Corporation Act, as amended, PICOM's Articles of Incorporation and bylaws (the "PICOM Charter Documents"), or the Michigan Insurance Code of 1956, as amended. The following discussion is qualified in its entirety by reference to the Holding Company Charter Documents, the PICOM Charter Documents, and the laws of the State of Michigan, and the shareholders of Holding Company and the shareholders of PICOM are referred to the complete text of such documents, agreements and laws.

GENERAL


     In the event the Merger is consummated and PICOM is merged with and into INSCO, each issued and outstanding share of PICOM Common Stock will be converted into one (1) share of Holding Company Common Stock, and the shareholders of PICOM will become shareholders of Holding Company. The rights of Holding Company shareholders are governed by the provisions of the Holding Company Charter Documents and the MBCA. Currently, the rights of the shareholders of PICOM are governed by the PICOM Charter Documents and the Michigan Insurance Code. There are differences between the Holding Company Charter Documents and the PICOM Charter Documents which will affect shareholders' rights. Moreover, although the MBCA and the Michigan Insurance Code are similar in many respects, there are differences between those statutes which may affect shareholders' rights. Certain of such differences are summarized below.


BOARD OF DIRECTORS; VOTING FOR DIRECTORS; REMOVAL OF DIRECTORS

     The Holding Company Board currently consists of one director, Victor T. Adamo, a director and the President and Chief Executive Officer of PICOM, and will remain at one director through the date of Holding Company's first annual meeting of shareholders (the "Reformation Date"). Holding Company's first annual meeting of shareholders will be held at least one business day prior to the date the Merger is consummated. Mr. Adamo will be the sole shareholder of Holding Company on the Reformation Date and at that meeting. From and after the Reformation Date, the Holding Company Board will be comprised of not less than nine directors and not more than eighteen directors, and the number of directors constituting the Holding Company Board, within such limitations, may be determined from time to time by resolution of the Holding Company Board. Upon consummation of the Merger, the Holding Company Board will have ten members, consisting of Victor T. Adamo, Esq., CPCU, Mr. Jerry D. Campbell,
John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., W. Peter McCabe, M.D., Mr. John
F. McCaffrey, Isaac J. Powell, M.D., Ann F. Putallaz, Ph.D, William H. Woodhams, M.D., and Donald S. Young, Esq. See "MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION -- Directors."

     The PICOM Board may be comprised of no less than nine directors and not more than eighteen directors and the number constituting the PICOM Board, within such limitations, may be determined from time to time by resolution of the PICOM Board. The PICOM Board currently consists of ten directors. The Michigan Insurance Code requires that at least one director of PICOM be a resident of the State of Michigan. The PICOM Charter Documents require that a majority of PICOM's directors be physicians or dentists.

     Neither PICOM's shareholders nor Holding Company shareholders have the right to cumulate their votes in the election of directors. Accordingly, with respect to an election of directors, both PICOM's shareholders and Holding Company shareholders are entitled to one vote for each voting share held.

     PICOM's Articles of Incorporation generally provide that PICOM directors are subject to removal by shareholders only for cause and only by the affirmative vote of the holders of a majority of the shares of PICOM's Common Stock entitled to vote at an election of directors; however, PICOM's shareholders are entitled to remove one director without cause each year. Under the MBCA, directors may be removed with or without cause unless the corporation's articles of incorporation provide otherwise. Since Holding Company's First Amended and Restated Articles of Incorporation provide otherwise, Holding Company directors are subject to removal by shareholders only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of Holding Company Common Stock.

DIRECTOR NOMINATIONS

     Holding Company. Only persons who are nominated in accordance with the procedures set forth in Article XI of Holding Company's First Amended and Restated Articles of Incorporation are eligible for election as directors of Holding Company. Nominations of persons for election to the Holding Company Board may be made at a meeting of shareholders by or at the direction of the Holding Company Board or by any Holding Company shareholder entitled to vote for the election of directors at the meeting who gives timely written notice to Holding Company's corporate secretary. To be timely, a shareholder's notice must be delivered to and received at the principal executive offices of Holding Company not later than (i) with respect to an election to be held at the annual meeting of shareholders to be held in 1997, not later than February 1, 1997,
(ii) with respect to an election to be held at an annual meeting of shareholders held after December 31, 1997, 120 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and
(iii) with respect to an election to be held at a special meeting of shareholders, the close of business on the 10th day following that date that is the earlier of (A) the date on which public disclosure of such special meeting is first made and (B) the date on which formal notice of such special meeting is first given to shareholders.

     The shareholder's notice required by Article XI of the Holding Company's First Amended and Restated Articles of Incorporation must set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director of Holding Company, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the capital stock of the corporation which are beneficially owned by such person and
(D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of the corporation, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director of Holding Company if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on Holding Company's books, of such shareholder, (B) a representation that the shareholder is a holder of record of shares of Holding Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated by the Holding Company Board, and (E) a consent signed by each such nominee to serve as a director of Holding Company if so elected. At the request of the Holding Company Board any person nominated by the Holding Company Board for election as a director of Holding Company must furnish to Holding Company's corporate secretary the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the meeting of Holding Company shareholders at which directors are to be elected must, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures outlined above, and if the chairman so determines, he must so declare to the meeting and the defective nomination must be disregarded.


     PICOM. Nominations for the election of directors may be made by the PICOM Board or a nominating committee appointed by the PICOM Board or by any PICOM shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting, only if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to PICOM's corporate secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of the date of the PICOM's proxy statement released to security holders in connection with the previous year's annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to PICOM shareholders.


     The PICOM shareholder's notice must set forth (i) the name and address of the shareholder and of the person to be nominated; (ii) a representation that the shareholder is a holder of record of PICOM Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated under the Michigan Insurance Code had the nominee been nominated, or intended to be nominated, by the PICOM Board; and (v) the consent of each nominee to serve as a director of PICOM if so elected. The chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


SHAREHOLDER VOTING REQUIREMENTS

     General. Pursuant to the MBCA, all matters submitted to a vote of Holding Company shareholders, other than the election of directors (for which the affirmative vote of a plurality of the votes cast at an election is required), the amendment of Holding Company's bylaws and certain provisions of Holding Company's First Amended and Restated Articles of Incorporation, and certain business combination transactions involving a 10% shareholder or an affiliate thereof, are determined by a vote of the holders of shares entitling them to exercise a majority of the voting power of Holding Company.

     Pursuant to the Michigan Insurance Code, all matters submitted to a vote of PICOM's shareholders, other than the election of directors (for which the affirmative vote of a plurality of the votes cast at an election is required), the amendment of PICOM's bylaws and certain provisions of PICOM's Articles of Incorporation, and certain business combination transactions involving a 10% shareholder or an affiliate thereof, are determined by the holder(s) of shares entitled to exercise a majority of the total voting power of PICOM.

     The MBCA and the Michigan Insurance Code provide similar voting rights with respect to mergers, sales of substantially all of the assets of a corporation and other extraordinary corporate transactions.

     Holding Company Supermajority Voting Provisions. Article XII of Holding Company's First Amended and Restated Articles of Incorporation provide that Holding Company's Bylaws shall not be adopted, amended or repealed by the shareholders of Holding Company except by the vote of the holders of not less than three-quarters of the outstanding shares of capital stock of Holding Company entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, the affirmative vote of not less than three-quarters of each such class or each such series, as the case may be; provided further, however, that such three-quarters vote shall not be required for any such adoption, amendment or repeal recommended to shareholders by the affirmative vote of not less than two-thirds of the Holding Company Board, in which case such adoption, amendment or repeal requires only the vote, if any, required under the MBCA.

     Article XVII of Holding Company's First Amended and Restated Articles of Incorporation provides that none of Articles VII (limitations on director liability), VIII (quorum requirement), IX (shareholder action by unanimous written consent), X (shareholder proposal and notification requirements), XI (director nomination and notification requirements), XII (by-law amendments), XIII (size and classification of board of directors), XIV (control share acquisition) or XVII (supermajority vote requirement) thereof shall be amended, or repealed in any respect, nor shall any provision which will either (i) have the effect of modifying or permitting circumvention of any of those provisions of Holding Company's First Amended and Restated Articles of Incorporation, or
(ii) establish cumulative voting in the election of directors of Holding Company be adopted and added to Holding Company's First Amended and Restated Articles of Incorporation, except upon the affirmative vote of not less than three-quarters of the shares of capital stock of Holding Company issued and outstanding entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, upon the affirmative vote of not less than three-quarters of each such class or each such series, as the case may be.

     PICOM Supermajority Voting Provisions. Article XVIII of PICOM's Articles of Incorporation provides that the affirmative vote of the holders of 80% of the PICOM Common Stock, voting separately as a class, together with the affirmative vote of an "Independent Majority of Shareholders" is required to approve certain mergers or consolidations, sales, leases or exchanges of assets, or reinsuring of risks, involving PICOM and an "Interested Person" or an affiliate or associate of an Interested Person (collectively, a "Business Combination"). Article XVIII of PICOM's Articles of Incorporation defines the term "Interested Person" to mean any person which is the beneficial owner of 10% or more of the outstanding shares of PICOM Common Stock (including, for such purposes, shares of PICOM Common Stock beneficially owned by all affiliates or associates of such person. For purposes of Article XVIII of PICOM's Articles of Incorporation, an "Independent Majority of Shareholders" generally means the holders of a majority of the outstanding shares of PICOM Common Stock not beneficially owned by an Interested Person.

     Article XVIII of PICOM's Articles of Incorporation provides that the supermajority voting provisions contained therein do not apply to any Business Combination (i) approved by a majority vote of the PICOM Board at any time prior to the time at which the person involved in the transaction as an Interested Person became an Interested Person, or (ii) approved by a majority vote of the PICOM Board at any time after the time at which the person involved in the transaction became an Interested Person, so long as such approval by the PICOM Board included the affirmative vote of at least three directors who were members of the PICOM Board at the time such Interested Person became an Interested Person.

     In addition to Business Combinations receiving the approval of the PICOM Board as specified above, Article XVIII of PICOM's Articles of Incorporation does not apply to a proposed Business Combination satisfying certain price, form of consideration and procedural requirements designed to ensure the fairness of the proposed Business Combination.

     By virtue of the prior approval of the Reorganization Agreement and the Plan of Merger and the transactions contemplated thereby by the PICOM Board,
Article XVIII of PICOM's Articles of Incorporation do not apply to the Merger.

     Section 5 of Article XVIII of PICOM's Articles of Incorporation provides that said Article XVIII cannot be amended or rescinded except by the affirmative vote of the holders of 80% of the outstanding shares of PICOM Common Stock, and the affirmative vote of an Independent Majority of Shareholders.

ANTI-TAKEOVER LAWS

     Holding Company is subject to the Michigan "Fair Price" statute
(Chapter 7A of the MBCA), which applies to certain "business combinations" such as mergers, substantial sales of assets or securities issuances and liquidation, recapitalization or reorganization plans. Generally, the statute requires that prior to entering into a business combination with an "interested shareholder" (generally, the holder of 10% or more of a class of a corporation's voting stock), a corporation must receive (i) an advisory statement from the corporation's board of directors, the approval of holders of 90% of each class of the corporation's outstanding voting stock and the approval of two-thirds of the holders of each such class other than the interested shareholder. The supermajority voting requirements do not apply where the interested shareholder's offer meets certain price, form of consideration and procedural requirements designed to make such offers fair to all shareholders or where the board of directors has approved the transaction with respect to a particular interested shareholder prior to the interested shareholder becoming an interested shareholder.

     Holding Company is also subject to the Michigan "Control Share Acquisition" statute (Chapter 7B of the MBCA). Generally, the statute provides that an entity that acquires "control shares" may vote the control shares on any matter only if a majority of all shares, and of all non-"interested shares," entitled to vote thereon and of each class of stock entitled to vote as a class, approve such voting rights. "Interested shares" are defined generally as those shares owned by officers of the corporation, employee directors of the corporation and the entity making the control share acquisition. "Control shares" are defined generally as shares that when added to shares already owned by an entity, would give the entity voting power in the election of directors within any of three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a Michigan corporation on the approval of a majority of its pre-existing disinterested shareholders.


     The provisions of the Michigan "Fair Price" statute do not apply to the Merger because the Merger will not alter the contract rights of the Holding Company Common Stock as set forth in Holding Company's First

Amended and Restated Articles of Incorporation. The provisions of the Michigan "Control Share Acquisition" statute do not apply to the Merger because, among other things, Holding Company is a party to the Reorganization Agreement and the Plan of Merger and the Merger will be effected in compliance with the applicable provisions of Chapter 7 of the MBCA.


     PICOM is not subject to any statute analogous to the Michigan "Fair Price" statute or the Michigan "Control Share Acquisition" statute. However, under the Michigan Insurance Code the acquisition or change of "control" of a domestic insurer (such as PICOM) or of any person that controls a domestic insurer (such as Holding Company) cannot be consummated without the prior approval of the Michigan Insurance Commissioner. See "CERTAIN REGULATORY CONSIDERATIONS."

MEETINGS OF SHAREHOLDERS

     Holding Company. At any annual or special meeting of Holding Company's shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before such meeting business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Holding Company Board,
(ii) otherwise properly brought before the meeting by or at the direction of the Holding Company Board, or (iii) otherwise properly brought before the meeting by a Holding Company shareholder. For business to be properly brought before such meeting by a Holding Company shareholder, the shareholder must have given timely notice thereof in writing to Holding Company's corporate secretary. To be timely, a shareholder's notice must be delivered to and received at the principal executive offices of Holding Company, (i) in the case of the annual meeting of shareholders to be held in 1997, not later than February 1, 1997; (ii) in the case of an annual meeting of shareholders held after December 31, 1997, not later than 120 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, or
(iii) in the case of a special meeting of shareholders, not later than the close of business on the 10th day following that date that is the earlier of
(A) the date on which public disclosure of such special meeting is made and
(B) the date on which formal notice of such special meeting is first given to shareholders.

     The shareholder's notice must set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting (including the complete text of any resolutions to be presented at the meeting) and the reasons for conducing such business at the meeting, (ii) the name and address, as they appear on Holding Company's books, of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of shares of Holding Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring before the meeting each matter specified in the notice, (iv) a description of all arrangements, understandings or relationships between the shareholder and any other person or persons (naming such person or persons) with respect to shares of the capital stock of Holding Company or each matter specified in the notice, (v) the class and number of shares of capital stock of Holding Company which are beneficially owned by the shareholder, and
(vi) any material interest of the shareholder in each matter specified in the notice. The chairman of the meeting of Holding Company shareholders must, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures outlined above, and if the chairman so determines, he must so declare to the meeting and any such business not properly brought before the meeting must not be transacted.

     A special meeting of Holding Company shareholders may be called at any time by the chairman of the board or the president of Holding Company, or by a majority of the members of the Holding Company Board then in office, or by shareholders owning, in the aggregate, not less than 25% of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chairman of the board, or the president of Holding Company, or by a majority of the members of the Holding Company Board then in office, or by shareholders as above provided, Holding Company's corporate secretary must prepare, sign and mail the notices requisite to such meeting.

     Notwithstanding the foregoing provisions of Holding Company's First Amended and Restated Articles of Incorporation, the MBCA entitles the holders of not less than 10% of the shares of Holding Company Common Stock entitled to vote at a meeting to apply to the circuit court of Ingham County, Michigan and, upon good cause shown, to obtain a court order that a special meeting of shareholders be held.

     Holding Company's Charter Documents do not permit a shareholder to participate in an annual meeting or special meeting of Holding Company shareholders by a conference telephone or by other similar communications equipment.

     PICOM. Proposals to be submitted for consideration at any meeting of shareholders may be made by the PICOM Board or any shareholder entitled to vote on such proposal at such meeting. However, any shareholder intending to make a proposal at a meeting at which the shareholder is entitled to vote on the proposal shall be entitled to make the proposal, only if written notice of such shareholder's intent to make such proposal has been given, either by personal delivery or by United States mail, postage prepaid, to PICOM's corporate secretary not later than (i) with respect to a proposal to be made at an annual meeting of shareholders, 90 days in advance of the date of PICOM's proxy statement released to security holders in connection with the previous year's annual meeting of shareholders, and (ii) with respect to a proposal to be made at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

     The PICOM shareholder's notice must set forth: (i) the name and address of the shareholder who intends to make the proposal and the complete text of the proposal; (ii) a representation that the shareholder is a holder of record of PICOM Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal specified in the notice; and (iii) a description of all arrangements or understandings between the shareholder and any person (naming such person) pursuant to which the proposal is to be made by the shareholder. The chairman of the meeting shall refuse to permit the introduction of any proposal not made in compliance with the foregoing procedure.

     PICOM's Charter Documents provide that special meetings of shareholders may be called at any time by the chairman of the board, the president or a majority of the PICOM Board acting with or without a meeting, or by the president or secretary upon the written request of the holder or holders of record of one-fourth of all shares of PICOM capital stock outstanding and entitled to vote thereat.

     Unlike the MBCA, the Michigan Insurance Code does not provide shareholders with the right to apply to a court to cause a special meeting of PICOM shareholders to be held.

DIRECTOR LIABILITY AND INDEMNIFICATION

     As permitted by the MBCA, Holding Company's First Amended and Restated Articles of Incorporation provide that a director of Holding Company will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director. Under the MBCA, a limitation on a director's liability such as that contained in Holding Company's First Amended and Restated Articles of Incorporation does not eliminate or limit the director's liability for breaches of the duty of loyalty, for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction in which the director derived an improper personal benefit.

     As permitted by the Michigan Insurance Code, PICOM's Articles of Incorporation provide that a director of PICOM will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director. Under the Michigan Insurance Code, a limitation on a director's liability such as that contained in PICOM's Articles of Incorporation does not eliminate or limit the director's liability for breaches of the duty of loyalty, for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction in which the director derived an improper personal benefit.


     The Michigan Insurance Code and the MBCA provide similar rights to indemnity and expense advancement for directors of corporations chartered under the laws of their respective states. Accordingly, the rights to indemnity and expense advancement provided to the directors of PICOM and Holding Company are substantially similar. PICOM maintains directors and officers' liability insurance with an unrelated insurance company. It is anticipated that Holding Company will also maintain directors and officers' liability insurance with an unrelated insurance company.


     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING HOLDING COMPANY PURSUANT TO THE FOREGOING PROVISIONS, HOLDING COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY HOLDING COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF HOLDING COMPANY IN A SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED PURSUANT TO THE REGISTRATION STATEMENT, HOLDING COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.


PAYMENT OF DIVIDENDS

     Holding Company. Under the MBCA, Holding Company may not make distributions to its shareholders if, after giving effect to the distribution, it would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless its articles of incorporation permit otherwise, the amount that would be needed, if Holding Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     PICOM. PICOM's ability to declare and pay dividends is regulated under the Michigan Insurance Code. See "CERTAIN REGULATORY CONSIDERATIONS."

CHARTER AMENDMENTS

     Generally speaking, under the MBCA and the Michigan Insurance Code, a corporation's charter may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock entitled to vote thereon as a class, subject to such supermajority vote requirements as may be provided for in the corporation's charter. Except for certain provisions thereof which are subject to supermajority vote requirements as described above, Holding Company's First Amended and Restated Articles of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of Holding Company

Common Stock. Similarly, except for certain provisions thereof which are subject to supermajority vote requirements as described above, PICOM's Articles of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of PICOM Common Stock.

     Holding Company. Under the MBCA, the shareholders or the board of directors of the corporation may adopt, amend or repeal the by-laws unless the articles of incorporation or by-laws of the corporation provide that the power to adopt new by-laws is reserved exclusively to the shareholders or that the by-laws or any particular by-law shall not be altered or repealed by the board of directors. Holding Company's First Amended and Restated Articles of Incorporation provide that Holding Company's bylaws may be amended or repealed by a majority vote of the Holding Company Board. As indicated above, the adoption, amendment or repeal of Holding Company's bylaws by its shareholders requires the affirmative vote of the holders of not less than three-quarters of the outstanding shares of capital stock of Holding Company entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of such capital stock shall be entitled to vote as a class or series, the affirmative vote of not less than three-quarters of each such class or each such series, as the case may be; provided further, however, that such three-quarters vote shall not be required for any such adoption, amendment or repeal recommended to shareholders by the affirmative vote of not less than two-thirds of the Holding Company Board, in which case such adoption, amendment or repeal requires only the vote, if any, required under the MBCA.

     PICOM. Under the Michigan Insurance Code, the shareholders or the board of directors of an insurance corporation may adopt, amend or repeal by-laws. PICOM's Charter Documents provide that PICOM's Bylaws of the corporation may be amended at any regular or special meeting of the PICOM Board by a vote of the majority of the directors present at a meeting at which a quorum is present. The PICOM Bylaws may also be amended at any regular or special meeting of PICOM shareholders upon receiving the affirmative vote of the holders of at least the majority of the shares voting at a meeting at which a quorum is present, provided that a statement of the nature of the proposed amendment is included in the notice of such meeting of the shareholders.

DISSENTERS' RIGHTS

     Holding Company shareholders have such dissenters' rights as are provided for by the MBCA. The MBCA expressly authorizes shareholders of a Michigan corporation to exercise dissenters' rights with respect to certain amendments to the articles of incorporation of such Michigan corporation which adversely affect the rights of the class of shares held by them. Similarly, the MBCA expressly permits shareholders to exercise dissenters' rights of appraisal in connection with the sale or exchange of all or substantially all of the property of a Michigan corporation if the shareholder is entitled to vote thereon. However, the Michigan Insurance Code does not provide for, and, consequently, PICOM shareholders do not have, dissenters' rights.

OTHER MATTERS

     The MBCA contains a provision permitting shareholder action by less than unanimous written consent, but it requires a provision to that effect to be included in a corporation's articles of incorporation. Because Holding Company's First Amended and Restated Articles of Incorporation do not contain a provision authorizing shareholder action by less than unanimous written consent, shareholders of Holding Company do not have this right.

     Neither the Michigan Insurance Code nor the PICOM Charter Documents contain any provisions with respect to shareholder action by written consent in lieu of a meeting. Accordingly, PICOM's shareholders do not have this right.

                          THE REORGANIZATION AGREEMENT

     The following is a summary of certain provisions of the Reorganization Agreement and is qualified in its entirety by reference to the Reorganization Agreement, a conformed copy (without exhibits) of which is attached as Annex A to this Proxy Statement/Prospectus and which is incorporated by reference herein. Shareholders are urged to read the Reorganization Agreement carefully.

REPRESENTATIONS AND WARRANTIES


     In the Reorganization Agreement, each of PICOM and its subsidiaries, and each of Holding Company and INSCO made certain customary representations and warranties relating to, among other things, (i) their respective organization and certain corporate matters; (ii) the authorization, execution, delivery, performance and enforceability of the Reorganization Agreement and related matters; (iii) the accuracy of information supplied by each of PICOM and Holding Company in connection with this Proxy Statement/Prospectus and the Registration Statement; (iv) compliance with applicable laws; and (v) the absence of material pending or threatened litigation.


CONDUCT OF BUSINESS; CERTAIN COVENANTS


     Pursuant to the Reorganization Agreement, each of the PICOM Companies and the Holding Company Entities made various customary covenants regarding their respective operations and activities during the period from May 13, 1996 until the earlier of the Closing Date or the termination of the Reorganization Agreement.



     Generally speaking, and except as otherwise required or permitted by the Reorganization Agreement or as consented to by either PICOM (in the case of the Holding Company Entities) or Holding Company (in the case of the PICOM Companies), each of the PICOM Companies and the Holding Company Entities agreed
(i) to carry on its respective business only in the usual, regular and ordinary course in substantially the same manner as previously conducted, (ii) to use all reasonable efforts to preserve intact its business organizations, rights and franchises, customer relationships and goodwill, and (iii) not to enter into any material transaction not in the ordinary course of business. In addition, because INSCO was incorporated as a stock insurance company under the Michigan Insurance Code solely for the purpose of merging with and into PICOM and establishing PICOM as a wholly-owned subsidiary of Holding Company, the Reorganization Agreement limits the types of business activities that INSCO may undertake and provides that INSCO shall not write or underwrite any lines of insurance.



     In addition, and except as otherwise provided in, or contemplated by, the Reorganization Agreement or as consented to by either PICOM (in the case of the Holding Company Entities) or Holding Company (in the case of the PICOM Companies), each of the PICOM Companies and the Holding Company Entities agreed not to: (i) amend or propose publicly to amend the articles of incorporation, bylaws and certain other governing documents of such party; (ii) take any action intended to result in any of its representations and warranties set forth in the Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions precedent to the consummation of the Merger not being satisfied; (iii) take any action which would adversely affect the ability of such party to obtain any of the "Requisite Regulatory Approvals" (as defined under "-- Conditions to Consummation" below) without imposition of a "Materially Burdensome Condition" (as defined under "-- Conditions to Consummation" below) except, in every case, as may be required by applicable law; or (iv) take or cause to be taken any action, whether before or after the Closing Date, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.


CAPITALIZATION OF INSCO


     In connection with the transactions contemplated by the Reorganization Agreement and the Plan of Merger, PICOM loaned $1,500,000 to Holding Company for the purpose of enabling Holding Company to form and
capitalize INSCO in accordance with the Michigan Insurance Code. Holding Company invested all of that sum in INSCO in exchange for all of the issued and outstanding shares of capital stock of INSCO. INSCO invested the $1,500,000 in the INSCO Investment, which consists of United States government obligations with maturities of less than one year. The loan from PICOM to Holding Company is evidenced by a short-term, non-renewable, interest bearing promissory note having a stated principal amount of $1,500,000 and a stated maturity date that is the earlier of the Effective Time or December 31, 1996. The Note is secured by a pledge of all of the issued and outstanding shares of INSCO. Interest on the Note accrues at a rate equivalent to the rate of interest paid on the INSCO Investment. Upon consummation of the Merger, the INSCO Investment, and all interest accrued thereon, will become and be the property of PICOM. Following consummation of the Merger, PICOM will declare and pay to Holding Company certain cash dividends. One of these dividends will be in the amount of $2,000,000 and will be used to fund the initial operations of Holding Company. The other dividend will be in an amount equal to the amount then outstanding under the Note, and Holding Company will then repay the proceeds of such
dividend to PICOM in full satisfaction of the Note.    It is to be noted that on
April 12, 1996 the Financial Analysis Division of the Michigan Insurance Bureau determined (i) that the $1,500,000 loan from PICOM to Holding Company was not material, (ii) that such post-Merger dividends were not extraordinary, and (iii) that neither such loan nor such post-Merger dividends required the prior approval of the Michigan Insurance Commissioner.


STOCK LISTING


     Pursuant to the Reorganization Agreement, Holding Company, INSCO and PICOM agreed to use their best efforts to cause the shares of Holding Company Common Stock to be issued in the Merger to be admitted for quotation on the Nasdaq National Market upon official notice of issuance. The shares of Holding Company Common Stock to be issued in the Merger have been admitted for quotation on the Nasdaq National Market subject to official notice of issuance. PICOM Common Stock is traded through the Nasdaq National Market under the symbol "PICM", and Holding Company has applied for the same trading symbol.



     In connection with the Merger and the admission for quotation on the Nasdaq National Market the shares of Holding Company Common Stock to be issued in the Merger, Holding Company will become subject to the informational and periodic reporting requirements of the Exchange Act. In addition, PICOM will delist the PICOM Common Stock on the Nasdaq National Market.


INDEMNIFICATION


     Under Section 4.13 of the Reorganization Agreement, (i) PICOM, Holding Company and INSCO are obligated to indemnify, defend and hold harmless each person who is now an incorporator, officer or director of PICOM, Holding
Company and/or INSCO, respectively, and (ii) Holding Company is obligated to indemnify, defend and hold harmless each person who is now an incorporator, officer or director of PICOM, Holding Company and INSCO (such persons described in clause (i) and (ii) above being the "Indemnified Parties"), in each case against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in a settlement approved by the Board of Directors of the party providing the indemnification (the "Indemnifying Party"), of or in connection with any claim, action, suit, proceeding or investigation (each a "Claim") based in whole or in part on or arising in whole or in part out of the fact that such person is or was an incorporator, a director, an officer, an employee or an agent of PICOM, Holding Company and/or INSCO, as applicable, or is or was serving at the request of PICOM, Holding Company and/or INSCO, as applicable, as an incorporator, a director, an officer, an employee or an agent of another corporation, partnership, joint venture, trust or other enterprise, if such Claim pertains to any matter or fact arising, existing or occurring prior to the consummation of the Merger, regardless of whether such Claim is asserted or claimed prior to, or at or after, the consummation of the Merger to the full extent PICOM, Holding Company and/or INSCO, as applicable, is or would have been permitted under applicable law, to indemnify such person (and PICOM, Holding Company and/or INSCO, as applicable, shall pay expenses in advance of the final disposition of any such Claim to each Indemnified Party to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law). The indemnification provisions of Section 4.13 of the Reorganization Agreement are in addition to, and are not intended to supersede or replace, any rights of any Indemnified Party (or any obligations of any Indemnifying Party) under the indemnification, advancement of expenses or other provisions of the Certificate or articles of incorporation or bylaws of PICOM, Holding Company and/or INSCO, any indemnification agreement between any Indemnifying Party and any Indemnified Party, or otherwise available under applicable law.


CONDITIONS TO CONSUMMATION


     The obligation of each of the PICOM Companies and Holding Company Entities to effect the Merger is subject to certain conditions, including (without limitation) the following:


       (i) the Reorganization Agreement and the Plan of Merger shall have been approved and adopted by the requisite vote of the shareholders of PICOM and INSCO;


       (ii) all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (collectively, the "Consents") which are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the other transactions contemplated by the Reorganization Agreement, or on the corporations surviving the Merger, shall have been filed, occurred or been obtained (all such authorizations, consents, orders, approvals, declarations or filings and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), as the case may be and all such Requisite Regulatory Approvals shall be in full force and effect;


       (iii) the Registration Statement, of which this Proxy
  Statement/Prospectus forms a part, shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened;

       (iv) the sale of the Holding Company Common Stock shall have been qualified or registered with the appropriate "Blue Sky" authorities of all states in which qualification or registration is required and such qualifications or registrations shall not have been suspended or revoked;

       (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the transactions contemplated by the Reorganization Agreement shall be in effect, nor shall any proceeding by any governmental entity seeking any such Injunction be pending, nor shall any lawsuit or governmental proceeding be pending or threatened against any of the PICOM Companies, any of the Holding Company Entities, or any of their respective directors, seeking substantial damages in connection with the transactions contemplated by the Reorganization Agreement;

       (vi) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger;

       (vii) there shall not be any action taken, or any law, rule, regulation, order, judgment or decree proposed, promulgated, enacted, entered, enforced or deemed applicable to the Merger or any of the transactions contemplated by the Reorganization Agreement, by any governmental entity or by any court

                                                                   -87-
  or other tribunal, including the entry of a preliminary injunction, which,
  (A) in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon any of the PICOM Companies or the Holding Company Entities, which would so materially adversely impact the economic or business benefits of the transactions contemplated by the Reorganization Agreement as to render inadvisable, in the reasonable judgment of the Board of Directors of PICOM, Holding Company or INSCO, the consummation of the Merger (a "Materially Burdensome Condition"), it being understood, however, that any condition or restriction of a character comparable to condition(s) or restriction(s) imposed by any governmental entity in transactions comparable to the transactions contemplated by the Reorganization Agreement shall not in any event constitute a Materially Burdensome Condition; or (B) in the reasonable opinion of any party, (1) makes the Reorganization Agreement, the Plan of Merger or the Merger, or any of the other transactions contemplated by the Reorganization Agreement, illegal, (2) results in a material delay in the ability of the PICOM Companies or the Holding Company Entities to consummate the Merger or any of the other transactions contemplated by the Reorganization Agreement, (3) requires the divestiture by the PICOM Companies or the Holding Company Entities of a material portion of the business of the PICOM Companies, taken as a whole, or the Holding Company Entities, taken as a whole, or (4) otherwise prohibits or restricts or delays in a material respect consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement or impairs in a material respect the contemplated benefits to the PICOM Companies or the Holding Company Entities of the Reorganization Agreement, the Merger, or any of the other transactions contemplated by the Reorganization Agreement;

       (viii) no holder of any outstanding shares of PICOM Common Stock shall have exercised, or attempted to exercise, dissenters' rights, if any.


       (ix) the PICOM Companies and the Holding Company Entities shall have received the opinion of Miller, Canfield, Paddock and Stone, P.L.C., dated the effective date of the Registration Statement and the Effective Time, as to certain federal tax matters as specified in Section 5.1(m) of the Reorganization Agreement. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."


     The obligation of the Holding Company Entities to effect the Merger will be subject to the satisfaction by the PICOM Companies or waiver by the Holding Company Entities prior to the Effective Time of certain additional conditions, including the following:

       (i) the representations and warranties of the PICOM Companies in the Reorganization Agreement must be true and correct in all material respects as of the date of the Reorganization Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of such time, except as otherwise contemplated by the Reorganization Agreement; provided, however, that this condition will be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, in the reasonable opinion of Holding Company Entities, would have or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on PICOM;

       (ii) the PICOM Companies shall have performed in all material respects all obligations required to be performed by any of them under the Reorganization Agreement at or prior to the Effective Time;

     The obligation of the PICOM Companies to effect the Mergers will be subject to the satisfaction by the Holding Company Entities or the waiver by the PICOM Companies prior to the Effective Time of certain additional conditions, including the following;

       (i) the representations and warranties of the Holding Company Entities set forth in the Reorganization Agreement shall be true and correct in all material respects as of the date of the Reorganization Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of such time, except as otherwise contemplated by the Reorganization Agreement; provided, however, that notwithstanding anything in the Reorganization Agreement to the contrary, this condition shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, in the reasonable opinion of the PICOM Companies would have or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Holding Company;

       (ii) the Holding Company Entities shall have performed in all material respects all obligations required to be performed by them under the Reorganization Agreement at or prior to the Effective Time;


     With respect to waiver of conditions, none of Holding Company, INSCO or PICOM has determined under what circumstances, if any, one or more of these conditions or any other conditions would be waived. However, receipt of the opinion of Miller, Canfield, Paddock and Stone, P.L.C. as to certain federal tax matters as specified in Section 5.1(m) of the Reorganization Agreement is a condition to the Merger that will not be waived.


TERMINATION

     The Reorganization Agreement, the Plan of Merger, and the transactions contemplated by all of the foregoing, may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of PICOM:

       (i) by mutual consent of Holding Company, INSCO and PICOM if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board of Directors;

       (ii) by Holding Company, INSCO or PICOM if (A) any Requisite Regulatory Approval shall have been denied or (B) any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Reorganization Agreement;

       (iii) by Holding Company, INSCO or PICOM if the Merger shall not have been consummated on or before December 31, 1996;

       (iv) by Holding Company, INSCO or PICOM if any approval of the shareholders of PICOM (in the case of Holding Company or INSCO) or Holding Company or INSCO (in the case of PICOM) required for the consummation of the Mergers shall not have been obtained by reason of the failure to obtain the required vote of shareholders;

       (v) by Holding Company, INSCO or PICOM if there shall have been a breach of any of the representations or warranties set forth in the Reorganization Agreement on the part of any of the PICOM Companies (in the case of Holding Company or INSCO) or any of the Holding Company Entities (in the case of PICOM), as if any such breach were being made as of the date of determination, and which breach by its nature cannot be cured prior to the earlier of the date scheduled for the Closing or 60 days following receipt by the breaching party of written notice of the breach from any other party hereto, and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party;

       (vi) by Holding Company or INSCO upon written notice to PICOM if the PICOM Board, after recommending that shareholders approve and adopt the Reorganization Agreement and the Plan of Merger, shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Holding Company or INSCO.


     In the event requisite and appropriate shareholder and regulatory approvals are not obtained, then the Merger will not be consummated and the Reorganization Agreement and the Plan of Merger will be terminated. In the event of termination, the Reorganization Agreement will become void and have no effect except with respect to certain specified provisions of the Reorganization Agreement relating to indemnification.


EXPENSES

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated thereby will be paid by PICOM.

AMENDMENT; WAIVER


     The Reorganization Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of PICOM; provided, however, that no amendment shall be made which by law requires further approval by the Michigan Insurance Commissioner or the Illinois Insurance Director without such further approval, and provided, further, that after any such approval by the shareholders of PICOM, no amendment shall be made which by law requires further approval by such shareholders without such further approval. The Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.



     At any time prior to the Effective Time the parties to the Reorganization Agreement, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and
(iii) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to the Reorganization Agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party. None of Holding Company, INSCO and PICOM presently has any intention to waive or modify the terms of the PICOM Reorganization Proposal, the Reorganization Agreement or the Plan of Merger. Moreover, receipt of the opinion of Miller, Canfield, Paddock and Stone, P.L.C., as to certain tax matters as specified in Section 5.1(m) of the Reorganization Agreement is a condition to the Merger that will not be waived.



                          ELECTION OF PICOM DIRECTORS

GENERAL

     The PICOM Charter Documents provide that the PICOM Board shall consist of not less than nine directors and not more than 18 directors, with the number of directors to be determined from time to time by the PICOM Board. Currently, the number of directors is ten. The PICOM Board is divided into three classes with each class of directors elected to a three year term of office on a rotating basis. At each annual meeting of shareholders, a class of directors is elected to succeed the class of directors whose term of office expires at that meeting.

     The term of office of four directors expires at the 1996 Annual Meeting of Shareholders of PICOM. The PICOM Board has nominated four individuals for election as directors of PICOM at the Annual Meeting. The nominees, all of whom are incumbent directors elected by the shareholders of PICOM, are Victor T. Adamo, Esq., CPCU, W. Peter McCabe, M.D., Sharon S. Smith, M.D., and William H. Woodhams, M.D. All the nominees have consented to their nominations and have agreed to serve as directors of PICOM if elected. The PICOM Board is not aware of any other individual who will be nominated for election as a director at the meeting.


     The shares represented by valid proxies will be voted at the Annual Meeting in the manner specified in the proxies. If no instructions are specified, the shares will be voted to approve the election of the four nominees named above. Although it is not anticipated, if any of these nominees are unable to serve, the shares may be voted to approve the election of any substitute nominees recommended by the PICOM Board. If no substitute nominees are recommended, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

     Assuming the presence of a quorum, directors will be elected at the Annual Meeting, from among those persons duly nominated, by a plurality of the votes cast by holders of PICOM Common Stock present in person or by proxy and entitled to vote at the Annual Meeting in the election of directors. Thus, those nominees who receive the first, second, third and fourth highest numbers of votes for their election as directors will be elected, regardless of the number of votes which for any reason, including abstention, broker non-vote, or withholding of authority to vote, are not cast for the election of such nominees.

     The individuals who are elected as directors at the Annual Meeting will hold office for a term expiring at PICOM's 1999 Annual Meeting of Shareholders upon the election and qualification of their respective successors or upon earlier resignation or removal.

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

     The following information is provided for each nominee for election as a director at the Annual Meeting and for each of the incumbent directors whose term of office will continue after the Annual Meeting.


        DIRECTOR NOMINEES -- TERMS EXPIRING AT 1996 PICOM ANNUAL MEETING


                                  Principal Occupation and Business Experience    Director
Nominee Name                 Age  During Past 5 Years and Other Directorships      Since
- ------------                 ---  -------------------------------------------     --------
Victor T. Adamo, Esq., CPCU  48   President and Chief Executive Officer of PICOM    1990
W. Peter McCabe, M.D.        56   Plastic Surgeon; President of Michigan State      1980
                                  Medical Society
Sharon S. Smith, M.D.        50   Physician, Internal Medicine                      1980
William H. Woodhams, M.D.    58   Physician, Family Practice                        1980


       INCUMBENT DIRECTORS -- TERMS EXPIRING AT 1997 PICOM ANNUAL MEETING


                               Principal Occupation and Business Experience  Director
Nominee Name              Age  During Past 5 Years and Other Directorships    Since
- ------------              ---  -------------------------------------------   --------

John F. Dodge, Jr., Esq.  69   Attorney                                        1980
H. Harvey Gass, M.D.      80   Neurosurgeon                                    1980
Robert E. Paxton, M.D.    68   Physician, Family Practice, Retired             1990
Isaac J. Powell, M.D.     55   Urologist; Faculty member, Wayne State          1980
                               University School of Medicine

       INCUMBENT DIRECTORS -- TERMS EXPIRING AT 1998 PICOM ANNUAL MEETING


                              Principal Occupation and Business Experience  Director
Nominee Name             Age  During Past 5 Years and Other Directorships    Since
- ------------             ---  -------------------------------------------   --------
David W. Heeke, D.D.S.   58   Dentist                                         1991
Richard P. Horsch, M.D.  61   Anesthesiologist; Retired                       1987

COMMITTEES AND MEETINGS OF PICOM BOARD

     The PICOM Board has several committees on which members of the PICOM Board serve, including an Executive Committee, an Audit Committee, an Investment Committee and a Compensation Committee.

     Executive Committee. The Executive Committee is comprised of Drs. McCabe, Gass and Powell, and Messrs. Dodge and Adamo. The Executive Committee also serves as the nominating committee. In its role as the nominating committee, the Executive Committee met one time during 1995 for the purpose of recommending to the PICOM Board persons for election as directors of PICOM at the Annual Meeting.

     Audit Committee. The Audit Committee is comprised of Dr. Smith, Chairperson, Drs. McCabe, Horsch and Powell, and Mr. Dodge. The Audit Committee recommends to the PICOM Board the appointment of the independent accountants to audit the books and records of PICOM and its subsidiaries; discusses with the independent accountants the plan and scope of the audit; reviews recommendations by the independent accountants to management with respect to accounting methods and systems of internal control and reviews the scope and adequacy of internal controls and the results of the annual audit.

     Compensation Committee. The Compensation Committee is comprised of Dr. McCabe, Chairperson, Drs. Gass and Powell, and Mr. Dodge. The Compensation Committee met one time during 1995 to recommend to the PICOM Board compensation arrangements for executive officers. See also "MANAGEMENT OF PICOM -- Compensation Committee Report."

     Board and Committee Meetings. There were five meetings of the PICOM Board during 1995. All incumbent directors attended at least 75% of the aggregate number of meetings held by the PICOM Board and by all the committees of the PICOM Board on which the respective directors served.

                                 LEGAL MATTERS

     The legality of the shares of Holding Company Common Stock to be issued in the Merger is being passed upon by Miller, Canfield, Paddock and Stone, P.L.C., 1400 North Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304.


                                    EXPERTS

     The financial statements of Holding Company and INSCO included in this Proxy Statement/Prospectus and in the Registration Statement have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in auditing and accounting in giving said reports.

     The consolidated financial statements of PICOM at December 31, 1995 and for the year then ended included in this Proxy Statement/Prospectus and in the Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of that firm as experts in auditing and accounting in giving said report. As noted in KPMG Peat Marwick LLP's report, PICOM changed its method of accounting for loss and loss adjustment expense reserves by eliminating discounting of such reserves in 1995.

     The consolidated financial statements of PICOM at December 31, 1994 and for each of the two years in the period ended December 31, 1994 included in this Proxy Statement/Prospectus and in the Registration Statement have been audited by Coopers & Lybrand LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of that firm as experts in auditing and accounting in giving said report. Coopers & Lybrand LLP's report contained an explanatory paragraph due to changes in accounting methods in 1993.

     The Holding Company Board has appointed KPMG Peat Marwick LLP as independent auditors for Holding Company for the purpose of the financial statements of Holding Company included in this Proxy Statement/Prospectus and the Registration Statement and for the calendar year ending December 31, 1996. The PICOM Board has appointed KPMG Peat Marwick LLP as independent auditors for PICOM for the calendar year ending December 31, 1996.

     At a meeting of the PICOM Board held on September 21, 1995 and after recommendation by the Audit Committee of the PICOM Board, the accounting firm of KPMG Peat Marwick LLP was engaged by PICOM to perform future independent audits of PICOM commencing with calendar year 1995. KPMG Peat Marwick LLP thereby replaced Coopers & Lybrand LLP as PICOM's independent auditors. The change in accountants resulted from PICOM's putting its audit work out to bid and did not reflect any dissatisfaction or disagreement with Coopers & Lybrand LLP. Coopers & Lybrand LLP participated in the bidding process. In a letter dated October 3, 1995, Coopers & Lybrand LLP confirmed that the change in certifying accountants did not result from disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. During PICOM's two most recent fiscal years PICOM did not engage any independent accountants other than KPMG Peat Marwick LLP and Coopers & Lybrand LLP to audit the financial statements of PICOM or any significant subsidiary of PICOM.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS


     If the Merger is not consummated, then any PICOM shareholder who wishes to submit a proposal for presentation at the 1997 Annual Meeting of Shareholders of PICOM, and for inclusion, if appropriate, in PICOM's proxy statement and the form of proxy relating to such annual meeting, must comply with the Michigan Insurance Code and the rules and regulations thereunder then in effect and must submit such proposal to the Secretary of PICOM at the principal office of PICOM a reasonable time before the solicitation of proxies for such annual meeting is made. PICOM will consider such a proposal to have been received by the Secretary of PICOM a reasonable time before such solicitation if such proposal was received at least sixty days prior to the commencement of such solicitation.



     If the Merger is consummated, then it is currently anticipated that Holding Company's 1997 Annual Meeting of Shareholders will be held on or about June 4, 1997. Any Holding Company shareholder who wishes to submit a proposal for presentation to such annual meeting, and for inclusion, if appropriate, in Holding Company's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Securities and Exchange Commission then in effect and the Holding Company Charter Documents and must submit such proposal to the Secretary of Holding Company at the principal office of Holding Company. Any non-binding shareholder proposal submitted pursuant to Rule 14a-8 of the Commission's rules and regulations must be received by the Secretary of Holding Company a reasonable time before the solicitation of proxies for such annual meeting is made. (Holding Company will consider a non-binding shareholder proposal submitted pursuant to said
Rule 14a-8 to have been received a reasonable time before any such solicitation if such proposal was received at least sixty days prior to the commencement of such solicitation.) Under Holding Company's First Amended and Restated Articles of Incorporation, all other shareholder proposals must be delivered to and received at Holding Company's principal executive offices not later than February 1, 1997.



                      GLOSSARY OF SELECTED INSURANCE TERMS


     A.M. Best Rating. A.M. Best Ratings are divided into "Secure" and "Vulnerable" rating groups as follows. Secure Ratings: A++,A+ (Superior); A,A- (Excellent); and B++,B+ (Very Good). Vulnerable Ratings: B,B- (Adequate); C++,C+ (Fair); C,C- (Marginal); D (Very Vulnerable); E (Under State Supervision); and F (In Liquidation).


     Cede. To transfer to another insurer (the reinsurer) all or part of the insurance risk underwritten by an insurer.

     Combined Ratio.  The sum of the expense ratio and the loss and LAE ratio.


     Excess of Loss Reinsurance. A form of reinsurance in which the insurer cedes to a reinsurer, and such reinsurer assumes, all or a portion of losses in excess of a specified retention level up to a predetermined limit.


     Expense Ratio.  The ratio of underwriting expenses to net premiums earned.

     Incurred But Not Reported. The liability for future payments on losses which have occurred but have not yet been reported.

     Loss Adjustment Expenses (LAE). The expenses of settling claims, including legal and other fees.

     Loss and LAE Ratio. The ratio of incurred losses and loss adjustment expenses to premiums earned. Losses include increases in reserves for extended reporting period claims.

     Net Premiums Written. Premiums retained by an insurer after deducting premiums on business ceded to others.


     Premiums Earned. The portion of net premiums written applicable to the expired period of policies.


     Reinsurance. A procedure whereby an insurer remits or cedes a portion of the premium to a reinsurer as payment to the reinsurer for assuming a portion of the risk or liability under the policy. Reinsurance can be effected by "treaties" under which all risks of a defined category, amount and type for a primary insurer are covered, or on a "facultative" basis under which risks are covered on an individual, contract-by-contract basis.


     Standard & Poor's Ratings. Standard & Poor's Claims-Paying Ability Ratings are divided into "Secure Range" and "Vulnerable Range" groupings as follows. Secure Range: AAA (Superior); AA (Excellent); A (Good); and BBB (Adequate). Vulnerable Range: BB (May be Adequate); B (Vulnerable); CCC (Extremely Vulnerable); and R (Regulatory Action).


     Statutory Accounting Principles (SAP). Those principles required by state law which must be followed by insurers in submitting their financial statements to state insurance departments.

     Statutory Surplus. The amount remaining after all liabilities of an insurance company are subtracted from all of its admitted assets, applying statutory accounting principles.


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     It is anticipated that the Merger will be accounted for in a manner similar to a pooling of interests, and Holding Company will carry forward to its accounts the assets and liabilities of PICOM at their respective amounts as reported by PICOM. Moreover, because Holding Company did not exist for the periods that would normally be presented and its assets are insignificant in comparison to the assets of PICOM, the transactions contemplated by the Reorganization Agreement and the Plan of Merger will not result in a material change to either the consolidated statements of income or the consolidated balance sheets of PICOM appearing elsewhere in this Proxy Statement/Prospectus. Accordingly, and in reliance on Rule 11-02(b)(1) of Regulation S-X, no pro forma consolidated financial information for Holding Company and PICOM has been included in this Proxy Statement/Prospectus. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PICOM," and "FINANCIAL STATEMENTS."

                         INDEX TO FINANCIAL STATEMENTS

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                   (Audited)


                                                                        Page
                                                                        ----
   Independent Auditors' Report -- KPMG Peat Marwick LLP .............  FS-2
   Consolidated Balance Sheet as of April 30, 1996 ...................  FS-3
   Consolidated Statement of Income and Retained Earnings
     For the Period from January 31, 1996, date of inception,
     through April 30, 1996...........................................  FS-4
   Consolidated Statement of Cash Flows For the Period
     from January 31, 1996, date of inception, through April 30, 1996.  FS-5
   Notes to Consolidated Financial Statements ........................  FS-6


                        PICOM INTERIM INSURANCE COMPANY
                                   (Audited)


    Independent Auditors' Report -- KPMG Peat Marwick LLP ...........  FS-7
    Balance Sheet as of April 30, 1996 ..............................  FS-8
    Statement of Income and Retained Earnings for the Period
      from April 12, 1996, date of inception, through April 30, 1996.  FS-9
    Statement of Cash Flows for the Period from April 12, 1996, date of inception, through April 30, 1996 .....................  FS-10
    Note to Financial Statements ....................................  FS-11


                            PICOM INSURANCE COMPANY


    Independent Auditors' Report -- KPMG Peat Marwick LLP ...........  FS-12
    Independent Auditors' Report -- Coopers & Lybrand LLP ...........  FS-13
    Consolidated Balance Sheets as of December 31, 1995 and
      December 31, 1994 .............................................  FS-14
    Consolidated Statements of Income for the Years Ended
      December 31, 1995, 1994 and 1993 ..............................  FS-15
    Consolidated Statements of Shareholders' Equity for the
      Years Ended December 31 1995, 1994 and 1993 ...................  FS-16
    Consolidated Statements of Cash Flows for the Years Ended
      December 31 1995, 1994 and 1993 ...............................  FS-17
    Notes to Consolidated Financial Statements ......................  FS-18
    Condensed Consolidated Balance Sheets as of March 31, 1996
      (unaudited) and December 31, 1995 .............................  FS-38
    Condensed Consolidated Statements of Income for the
      Three Months Ended March 31, 1996 and 1995 (unaudited).........  FS-39
    Condensed Consolidated Statements of Shareholders' Equity
      for the Three Months Ended March 31, 1996 and 1995 (unaudited).  FS-40
    Condensed Consolidated Statements of Cash Flows for the
      Three Months Ended March 31, 1996 and 1995 (unaudited) ........  FS-41
    Notes to Condensed Consolidated Financial Statements for the
      Three Months Ended March 31, 1996 and 1995 (unaudited),
      and December 31, 1995 .........................................  FS-42

                          Independent Auditors' Report



The Board of Directors and Shareholder
Professionals Insurance Company Management Group:


We have audited the accompanying consolidated balance sheet of Professionals Insurance Company Management Group and subsidiary as of April 30, 1996, and the related consolidated statements of income and retained earnings, and cash flows for the period from January 31, 1996, date of inception, through April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Professionals Insurance Company Management Group and subsidiary as of April 30, 1996, and the results of their operations and their cash flows for the period from January 31, 1996, date of inception, through April 30, 1996, in conformity with generally accepted accounting principles.



                                                          KPMG PEAT MARWICK LLP


East Lansing, Michigan
May 3, 1996

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                 AND SUBSIDIARY
                           Consolidated Balance Sheet
                                 April 30, 1996




                               Assets

Cash                                                                  $   44,632
Short-term investment, at cost, which approximates market              1,455,470
                                                                      ----------
            Total assets                                              $1,500,102
                                                                      ==========
                 Liability and Shareholder's Equity

Liability - note and accrued interest payable to affiliate (note 2)   $1,500,077
                                                                      ----------
Shareholder's equity:
  Preferred stock, no par value; 5,000,000 shares authorized; no
    shares issued and outstanding                                              -
  Common stock, no par value; 25,000,000 shares authorized;1 share
    issued and outstanding                                                    25
                                                                      ----------
            Total shareholder's equity                                        25
                                                                      ----------
            Total liability and shareholder's equity                  $1,500,102
                                                                      ==========


See accompanying notes to consolidated financial statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                 AND SUBSIDIARY
             Consolidated Statement of Income and Retained Earnings
                Period from January 31, 1996, date of inception,
                             through April 30, 1996


Revenue - interest                                               $77
Expense - interest                                                77
                                                                 ---
    Net income                                                     -
                                                                 ---
Retained earnings:
  Beginning of period                                              -
                                                                 ---
  End of year                                                    $ -
                                                                 ===



See accompanying notes to consolidated financial statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                 AND SUBSIDIARY
                      Consolidated Statement of Cash Flows
                Period from January 31, 1996, date of inception,
                             through April 30, 1996




Cash flows from operating activities - net income                            $   -
Adjustment to reconcile net income to net cash provided by operating
  activities - increase in accrued interest payable to affiliate                     77
                                                                             ----------
              Cash provided by operating activities                                  77
                                                                             ----------
Cash flows used in investing activities - purchase of short-term investment  (1,455,470)
                                                                             ----------
Cash flows from financing activities:
  Increase in note payable to affiliate                                       1,500,000
  Issuance of common stock                                                           25
                                                                             ----------
              Cash provided by financing activities                           1,500,025
                                                                             ----------
Net increase in cash                                                             44,632
Cash - beginning of period                                                            -
                                                                             ----------
Cash - end of period                                                         $   44,632
                                                                             ==========


See accompanying notes to consolidated financial statements.

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                                 AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                                 April 30, 1996



(1)  Summary of Significant Accounting Policies

     (a) General

         Professionals Insurance Company Management Group (Company) is an insurance holding company incorporated under the laws of the State of Michigan on January 31, 1996. The Company owns 100 percent of PICOM Interim Insurance Company (INSCO), a Michigan-domiciled insurance company incorporated on April 12, 1996, for the sole purpose of merging with and into PICOM Insurance Company (PICOM), an affiliate, and establishing PICOM as a wholly owned subsidiary of the Company.

     (b) Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and INSCO, and have been prepared in accordance with generally accepted accounting principles.

         All significant intercompany transactions have been eliminated in consolidation.

(2) Note Payable to Affiliate

    Under a promissory note dated April 15, 1996, the Company borrowed $1,500,000 from PICOM for the purpose of forming and capitalizing INSCO. This note bears interest at a rate equal to the rate earned on INSCO's investments acquired with such funds and is due at the earlier of the date the aforementioned merger is consummated or December 31, 1996.

(3) Stock Options and Awards

    The Company has established the 1996 Long Term Stock Incentive Plan (Incentive Plan) under which, subject to adjustment, 300,000 shares of the Company's common stock are available to grant incentive and non-qualified stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance awards, dividend equivalents, and other stock-based awards to employees of, including any officer or officer-director, or consultants to the Company and its subsidiaries. All terms and conditions of any grants under the Incentive Plan are at the discretion of the Compensation Committee of the Board of Directors. As of April 30, 1996, no grants had been made under the Incentive Plan.

    The Company has also established the 1996 Non-Employee Directors Stock Option Plan (Directors Plan) under which non-qualified options for 50,000 shares of the Company's common stock may be granted to non-employee directors (maximum of 5,000 shares to one individual) of the Company. Options become exercisable one year from the date of grant and expire seven years from the date of grant. As of April 30, 1996, no stock options had been granted under the Directors Plan.

                          Independent Auditors' Report



The Board of Directors and Shareholder
PICOM Interim Insurance Company:


We have audited the accompanying balance sheet of PICOM Interim Insurance Company as of April 30, 1996, and the related statements of income and retained earnings, and cash flows for the period from April 12, 1996, date of inception, through April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PICOM Interim Insurance Company as of April 30, 1996, and the results of its operations and its cash flows for the period from April 12, 1996, date of inception, through April 30, 1996, in conformity with generally accepted accounting principles.



                                                         KPMG PEAT MARWICK LLP


East Lansing, Michigan
May 3, 1996

                        PICOM INTERIM INSURANCE COMPANY
(a wholly owned subsidiary of Professionals Insurance Company Management Group)
                                 Balance Sheet
                                 April 30, 1996



                        Assets


Cash                                                       $   44,607
Short-term investment, at cost, which approximates market   1,455,470
                                                           ----------
                                                           $1,500,077
                                                           ==========

                Liability and Shareholder's Equity

Liability - federal income taxes payable                   $       26
                                                           ----------
Shareholder's equity:
  Common stock, $1 par value; 1,000,000 shares authorized,
    issued, and outstanding                                 1,000,000
  Additional paid-in capital                                  500,000
  Retained earnings                                                51
                                                           ----------
                Total shareholder's equity                  1,500,051
                                                           ----------
                Total liability and shareholder's equity   $1,500,077
                                                           ==========


See accompanying note to financial statements.

                        PICOM INTERIM INSURANCE COMPANY
(a wholly owned subsidiary of Professionals Insurance Company Management Group)
                   Statement of Income and Retained Earnings
                 Period from April 12, 1996, date of inception,
                             through April 30, 1996




Income - interest                                                  $77
Federal income tax expense                                          26
                                                                   ---
                Net income                                          51
Retained earnings:
  Beginning of period                                                -
                                                                   ---
  End of period                                                    $51
                                                                   ===


See accompanying note to financial statements.

                        PICOM INTERIM INSURANCE COMPANY
(a wholly owned subsidiary of Professionals Insurance Company Management Group)
                            Statement of Cash Flows
                 Period from April 12, 1996, date of inception,
                             through April 30, 1996




Cash flows from operating activities - net income                            $        51
Adjustment to reconcile net income to cash provided by operating
  acitivities - increase in federal income taxes payable                              26
                                                                             -----------
        Cash provided by operating activities                                         77
Cash flows used in investing activities - purchase of short-term investment   (1,455,470)
Cash flows from financing activities - issuance of common stock                1,500,000
                                                                             -----------
Net increase in cash                                                              44,607
Cash - beginning of period                                                             -
                                                                             -----------
Cash - end of period                                                         $    44,607
                                                                             ===========


See accompanying note to financial statements.

                        PICOM INTERIM INSURANCE COMPANY
(a wholly owned subsidiary of Professionals Insurance Company Management Group)
                          Note to Financial Statements
                                 April 30, 1996



(1)  Organization and Significant Accounting Policy

     (a) Organization

         PICOM Interim Insurance Company (Company), a wholly owned subsidiary of Professionals Insurance Company Management Group (Professionals), is a Michigan-domiciled property and casualty insurance company licensed to write professional liability insurance for physicians, surgeons, dentists, hospitals, other health care providers, and lawyers and law firms in the State of Michigan. The Company was formed on April 12, 1996, solely for the purpose of merging with and into PICOM Insurance Company (PICOM), an affiliate under common control, and establishing PICOM as a wholly owned subsidiary of Professionals. Accordingly, the Company will not engage in any business activities.

    (b)  Basis of Presentation

         The accompanying financial statements were prepared in accordance with generally accepted accounting principles.

                          Independent Auditors' Report



The Board of Directors and Shareholders
PICOM Insurance Company:


We have audited the accompanying consolidated balance sheet of PICOM Insurance Company and subsidiaries as of December 31, 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PICOM Insurance Company and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in notes 1 and 7 to the consolidated financial statements, the Company changed its method of accounting for loss and loss adjustment expense reserves by eliminating discounting of such reserves in 1995.


                                                         KPMG Peat Marwick LLP


East Lansing, Michigan
February 20, 1996

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of PICOM Insurance Company and Subsidiaries

We have audited the accompanying consolidated balance sheet of PICOM Insurance Company and Subsidiaries as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the years December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PICOM Insurance Company and Subsidiaries as of December 31, 1994, and the consolidated results of its operations and its cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

As described in Notes 1 and 7 to the consolidated financial statements, the Company changed its method of accounting for certain investments and changed the discount rate used in recording loss and loss adjustment expense reserves in 1993.



                                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio
February 17, 1995

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                          Consolidated Balance Sheets



                                                                                                           December 31,
                                                                                                       -------------------
                        Assets                                                                         1995           1994
                        ------                                                                         ----           ----

                                                                                            (In thousands, except share data)


Investments (note 2):
  Fixed maturities:
    Available for sale, at market value (amortized cost:  $257,129 and $125,554)                    $259,979        114,433
    Held to maturity, at amortized cost (market value of $87,259)                                          -         92,644
  Equity securities available for sale, at market value (cost:  $2,608 and $152)                       2,641            163
  Equity security, at equity value                                                                         -          1,901
  Short-term investments, at cost                                                                     17,512         40,347
  Real estate, at cost, net of accumulated depreciation of $49 and $29 in 1995 and
    1994, respectively                                                                                   475            491
                                                                                                    --------        -------
                Total investments                                                                    280,607        249,979
Cash                                                                                                   1,279            940
Premiums due from policyholders                                                                        7,618          8,176
Amounts due from reinsurers (note 3)                                                                  12,264          3,455
Accrued investment income                                                                              3,612          2,997
Prepaid reinsurance premiums (note 3)                                                                     76            978
Deferred federal income taxes (note 4)                                                                18,264         28,257
Property and equipment, net of accumulated depreciation and amortization (note 5)                      2,341          2,032
Deferred policy acquisition costs (note 6)                                                             1,092          1,112
Other assets (note 12)                                                                                 3,559              -
                                                                                                    --------        -------
                Total assets                                                                        $330,712        297,926
                                                                                                    ========        =======
                      Liabilities and Shareholders' Equity
                      ------------------------------------

Liabilities:
    Loss and loss adjustment expense reserves (note 7)                                              $199,605        188,544
    Reserve for extended reporting period claims                                                      14,082         12,738
    Unearned premiums                                                                                 23,122         24,557
    Drafts outstanding                                                                                 3,445          3,463
    Payable for securities                                                                             3,205              -
    Balance due on purchased book of business (note 12)                                                2,694              -
    Accrued expenses and other liabilities                                                             6,148          5,482
                                                                                                    --------        -------
                Total liabilities                                                                    252,301        234,784
                                                                                                    --------        -------
Shareholders' equity (notes 9 and 10):
    Common stock, $1 par value; 10,000,000 shares authorized; 3,238,959 shares
      issued and outstanding, including shares in treasury                                             3,239          3,239
    Additional paid-in capital                                                                         8,417          8,181
    Retained earnings                                                                                 66,994         59,053
    Net unrealized appreciation (depreciation) on investments, net of deferred federal income tax expense (benefit) of $963 and ($3,777) in 1995 and 1994,
      respectively                                                                                     1,882         (7,331)
                                                                                                    --------         ------
                                                                                                      80,532         63,142
  Less cost of common stock in treasury; 123,244 shares in 1995 (note 2)                              (2,121)             -
                                                                                                    --------        -------
                Total shareholders' equity                                                            78,411         63,142
                                                                                                    --------        -------
Commitments and contingencies (notes 3 and 12)

                Total liabilities and shareholders' equity                                          $330,712        297,926
                                                                                                    ========        =======


See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                       Consolidated Statements of Income



                                                                                     Years Ended December 31,
                                                                         ---------------------------------------------------
                                                                              1995               1994               1993
                                                                         -------------      -------------      -------------
                                                                                (In thousands, except per-share data)
Revenues and other income:
  Premiums written                                                           $ 67,727             51,110             50,514
  Premiums ceded                                                              (12,576)            (2,332)            (2,337)
                                                                         ------------       ------------       ------------
                Net premiums written                                           55,151             48,778             48,177
  Decrease (increase) in unearned premiums, net of prepaid
  reinsurance premiums                                                            533               (288)                15
                                                                         ------------       ------------       ------------
                Premiums earned                                                55,684             48,490             48,192
  Investment income, net of expenses (note 2)                                  14,729             13,379             12,363
  Net realized investment gains (losses) (note 2)                                  (6)            (2,006)             6,916
  Other                                                                           165                  4                  5
                                                                         ------------       ------------       ------------
                Total revenues and other income                                70,572             59,867             67,476
                                                                         ------------       ------------       ------------
Expenses:
  Losses and loss adjustment expenses, net (note 7)                            35,558             44,853             41,546
  Increase in reserve for extended reporting period claims                      1,344                500                752
  Policy acquisition and other underwriting expenses                            9,328              7,316              7,438
                                                                         ------------       ------------       ------------
                Total expenses                                                 46,230             52,669             49,736
                                                                         ------------       ------------       ------------
                Income from operations before equity in earnings
                  of affiliate, federal income taxes, and cumulative
                  effect of changes in accounting methods                      24,342              7,198             17,740

Equity in earnings of affiliate                                                     -                612                145
                                                                         ------------       ------------       ------------

                Income before federal income taxes and cumulative
                  effect of changes in accounting methods                      24,342              7,810             17,885

Federal income taxes (note 4)                                                  (8,276)            (2,656)            (6,013)
                                                                         ------------       ------------       ------------

                Income before cumulative effect of changes in
                  accounting methods                                           16,066              5,154             11,872

Cumulative effect of changes in accounting methods (note 7):
  Change in discount rate, net of deferred federal income tax
    benefit of $1,033                                                               -                  -             (2,006)
  Elimination of loss and loss adjustment expense reserve
    discount, net of deferred federal income tax benefit of $4,185             (8,125)                 -                  -
                                                                         ------------       ------------       ------------

                Net income (note 10)                                         $  7,941              5,154              9,866
                                                                         ============       ============       ============
Net income per common share:
  Income before cumulative effect of changes in accounting methods           $   5.16               1.59               3.67
  Cumulative effect of changes in accounting methods                            (2.61)                 -              (0.62)
                                                                         ------------       ------------       ------------

                Net income per common share                                  $   2.55               1.59               3.05
                                                                         ============       ============       ============

Pro forma amounts, assuming the elimination of loss and loss adjustment expense reserve discounting is applied retroactively:
  Net income                                                                 $ 16,066              5,356             12,475
                                                                         ============       ============       ============

Net income per common share                                                  $   5.16               1.65               3.85
                                                                         ============       ============       ============
Weighted average shares outstanding (note 9)                                3,114,735          3,238,959          3,238,959
                                                                         ============       ============       ============


See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                Consolidated Statements of Shareholders' Equity
                 Years ended December 31, 1995, 1994, and 1995




                                                                                         Net Unrealized
                                                                                           Appreciation
                                 Common Stock                                             (Depreciation)
                        ------------------------------------                              on Investments,    Cost of
                               Shares                             Additional              Net of Deferred    Common     Total
                        --------------------------                 Paid-in    Retained    Federal Income    Stock in  Shareholders'
                        Issued         In Treasury    Amount       Capital    Earnings     Tax Effect       Treasury    Equity
                        ------         -----------    ------       -------    --------    ---------------   --------  -------------
                                                                                 (In thousands, except share data)
Balances, December
31, 1992                 2,678,701            -        $2,679         818       51,987          (510)            -        54,974
Net income                       -            -             -           -        9,866             -             -         9,866
Issuance of 10%
  stock dividend           266,835            -           267       3,402       (3,683)            -             -           (14)
Net appreciation on
  debt and equity
  securities                     -            -             -           -            -            13             -            13
                         ---------     --------        ------       -----       ------        ------        ------        ------
Balances, December
  31, 1993               2,945,536            -         2,946       4,220       58,170          (497)            -        64,839
Net income                       -            -             -           -        5,154             -             -         5,154
Issuance of 10%
  stock dividend           293,423            -           293       3,961       (4,271)            -             -           (17)
Net depreciation on
  debt and equity
  securities                     -            -             -           -            -        (6,834)            -        (6,834)
                         ---------     --------        ------       -----       ------        ------        ------        ------
Balances, December
  31, 1994               3,238,959            -         3,239       8,181       59,053        (7,331)            -        63,142
Net income                       -            -             -           -        7,941             -             -         7,941
Purchase of
  treasury shares, at
  cost (note 9)                  -      254,823             -           -            -             -        (4,385)       (4,385)
Sale of treasury
  shares (note 2)                -     (131,579)            -         236            -             -         2,264         2,500
Net appreciation on
  debt securities
  transferred from
  held-to-maturity
  classification
  (note 2)                       -            -             -           -            -           511             -           511
Net appreciation on
  debt and equity
  securities                     -            -             -           -            -         8,702             -         8,702
                         ---------     --------        ------       -----       ------        ------        ------        ------
Balances,
   December 31, 1995
                         3,238,959     123,344         $3,239       8,417       66,994         1,882        (2,121)       78,411
                         =========     ========        ======       =====       ======        ======        ======        ======


       See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows

                                                                                    Years Ended December 31,
                                                                           -----------------------------------------
                                                                           1995             1994                1993
                                                                           ----             ----                ----
                                                                                        (In thousands)

Cash flows from operating activities:
  Net income                                                              $  7,941            5,154              9,866
  Adjustments to reconcile net income to net cash
        provided by operating activities:
    Depreciation and amortization                                            1,056            2,256              1,670
    Undistributed equity in earnings of affiliate                                -             (612)              (145)
    Realized (gains) losses on investments                                       6            2,006             (6,916)
    Proceeds from sale or maturity of trading securities                         -                -            461,625
    Purchases of trading securities                                              -                -           (417,565)
    Deferred federal income taxes                                            5,250            2,306              4,505
    Changes in assets and liabilities:
      Premiums due from policyholders                                          558              185               (198)
      Amounts due from reinsurers                                           (8,809)             346             (1,841)
      Accrued investment income                                               (615)            (443)              (150)
      Prepaid reinsurance premiums                                             902               77                (57)
      Deferred policy acquisition costs                                         20              (84)              (122)
      Other assets                                                            (331)               -                  -
      Loss and loss adjustment expense reserves                             11,061           (2,677)             6,463
      Reserve for extended reporting period claims                           1,344              500                752
      Unearned premiums                                                     (1,435)             210                 42
      Drafts outstanding                                                       (18)             388               (387)
      Accrued expenses and other liabilities                                   667              104                 74
                                                                          --------         --------           --------
                Net cash provided by operating activities                   17,597            9,716             57,616
                                                                          --------         --------           --------
Cash flows from investing activities:
  Proceeds from sale or maturity of short-term investments                 658,437          239,905            349,449
  Purchases of short-term investments                                     (634,287)        (231,308)          (357,549)
  Proceeds from maturity of securities available for sale                   43,847            9,265                  -
  Proceeds from sale of securities available for sale                      115,684           70,518                  -
  Purchases of securities available for sale                              (216,175)         (88,189)                 -
  Proceeds from maturity of securities held to maturity                     27,686           29,180             19,011
  Proceeds from sale of securities held to maturity                            758            1,455                  -
  Purchases of securities held to maturity                                 (12,861)         (40,852)           (67,014)
  Payable for securities                                                     3,205                -                  -
  Purchases of property and equipment                                         (774)            (224)              (926)
  Payment on liability for purchased book of business                         (893)               -                  -
                                                                          --------         --------           --------
                Net cash used in investing activities                      (15,373)         (10,250)           (57,029)
                                                                          --------         --------           --------
Cash flows from financing activities:
  Purchase of treasury shares                                               (4,385)               -                  -
  Sale of treasury shares                                                    2,500                -                  -
  Cash paid in lieu of fractional shares                                         -              (16)               (14)
                                                                          --------         --------           --------
                Net cash used in financing activities                       (1,885)             (16)               (14)
                                                                          --------         --------           --------
Net increase (decrease) in cash                                                339             (550)               573
Cash, beginning of year                                                        940            1,490                917
                                                                          --------         --------           --------
Cash, end of year                                                         $  1,279              940              1,490
                                                                          ========         ========           ========
Supplemental disclosure of cash flow information -
  federal income taxes paid (recovered)                                   $   (159)             350                385
Supplemental schedule of noncash investing activities -
    purchase of book of business (note 12):
  Intangible assets acquired                                              $  3,587                -                  -
  Amount due                                                                (3,587)               -                  -


See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                       December 31, 1995, 1994, and 1993



(1)  Organization and Significant Accounting Policies

     (a)  General

          PICOM Insurance Company (the Company), formerly Physicians Insurance Company of Michigan, is a Michigan-domiciled property and casualty insurance company providing professional liability insurance for physicians, surgeons, dentists, hospitals, other health care providers, and lawyers and law firms in the State of Michigan. In addition to Michigan, the Company is also licensed in Illinois, Indiana, and Ohio.

          The term "PICOM" as used herein refers to all entities within the consolidated group.

          Following is a description of the more significant risks facing property/casualty insurers and how PICOM mitigates those risks:

          Legal/Regulatory Risk is the risk that the legal or regulatory environment in which an insurer operates will change and create additional loss costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits, or new legal theories, may create costs for the insurer beyond those recorded in the financial statements. PICOM mitigates this risk through underwriting and loss adjusting practices which identify and minimize the adverse impact of this risk.

          Credit Risk is the risk that issuers of securities owned by PICOM will default, or other parties, including reinsurers which owe PICOM money, will not pay. Also, PICOM writes a significant amount of business under which policyholders reimburse PICOM for policy deductibles. PICOM minimizes this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies, and by providing for any amounts deemed uncollectible.

          Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. PICOM mitigates this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and recognize a gain or loss. At December 31, 1995, the estimated market value of PICOM's bond portfolio was greater than its amortized costs.

     (b)  Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and the following subsidiaries:

          PICOM Insurance Company of Illinois (PICOM-Illinois), a wholly owned subsidiary of the Company, is an Illinois-domiciled property and casualty insurance company providing professional liability insurance for physicians and surgeons in the State of Illinois. PICOM-Illinois was formed in December 1994 to write the book of business purchased effective January 1, 1995 (see note 12).

          PICOM Claims Services Corporation (Claims Services), a wholly owned subsidiary of the Company, provides claims processing services to a nonaffiliated professional liability company.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

     (b)  Principles of Consolidation, Continued

          PICOM Financial Services Corporation, a wholly owned subsidiary of the Company, is an inactive financial services company.

          PICOM Insurance Agency, a wholly owned subsidiary of the Company, is an inactive insurance agency.

          All significant intercompany transactions and balances have been eliminated in consolidation.

     (c)  Basis of Presentation

          The consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP), which vary in certain respects from statutory accounting followed in reporting to insurance regulatory authorities (see note 10 for effects of such differences). In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets, and revenues and expenses for the periods then ended. Actual results may differ from those estimates. Material estimates that are susceptible to significant change in the near term relate to the determination of the loss and loss adjustment expense reserves and the recoverability of deferred federal income tax assets.

     (d)  Investments

          Effective December 31, 1993, PICOM adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of SFAS No. 115, investment securities are classified upon acquisition into one of three categories: trading, available-for-sale, or held-to-maturity. The adoption of SFAS No. 115 had no impact on earnings for the year ended December 31, 1993.

          Trading securities are bought and held principally for the purpose of selling them in the near term. PICOM held no trading securities in either 1995 or 1994. Held-to-maturity securities are those securities PICOM has the positive intent and ability to hold until maturity. All other securities are classified as available-for-sale and are those securities that would be available to be sold in response to PICOM's liquidity needs, changes in market interest rates, and asset-liability management strategies, among others.

          Trading and available-for-sale securities are recorded at market value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts, respectively. Unrealized gains and losses on trading securities are recognized in income, whereas unrealized gains and losses, net of the related income tax effect, on available-for-sale securities are excluded from income and reported as a separate component of shareholders' equity. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized gains and losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of shareholders' equity.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

     (d)  Investments, Continued

          A decline in the market value of an available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to income, resulting in the establishment of a new cost basis for the security. All declines in market values of PICOM's investment securities in 1995, 1994, or 1993 were deemed to be temporary.

          Investments in common stock of nonaffiliates are stated at market value. Market values are based on quoted market prices or dealer quotes. If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.

          The investment in common stock of Physicians Insurance Company of Indiana (PICI), an affiliate which was sold in 1995 (see note 2), was accounted for on the equity method, whereby PICOM's equity in the earnings of PICI was credited directly to income.

          Short-term investments, which consist principally of commercial paper, money market funds, and U.S. government securities, are stated at cost, which approximates fair value.

          Premiums and discounts are amortized or accreted, respectively, over the life of the related debt security as an adjustment to yield using the yield-to-maturity method. Dividends and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

     (e)  Revenue Recognition

          Insurance premium income is recognized on a monthly pro rata basis over the respective terms of the policies, and unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of the policies.

          Reinsurance arrangements are prospective contracts for which prepaid reinsurance premiums are amortized ratably over the related policy terms based on the estimated ultimate amounts to be paid.

     (f)  Loss and Loss Adjustment Expense Reserves

          Loss and loss adjustment expense reserves represent the accumulation of individual case estimates for reported losses and loss adjustment expenses, bulk adjustments to losses and loss adjustment expenses, based upon PICOM's actual experience, assumptions, and projections as to claims frequency, severity, inflationary trends, and settlement payments. The reserve for loss and loss adjustment expenses is intended to cover the ultimate net cost of all losses and loss adjustment expenses incurred but unsettled through the balance sheet date. The reserve is stated gross of reinsurance ceded. The assumptions used in making such reserve estimates are continually reviewed and updated, and the ultimate liability may be more or less than the current estimate. The effects of changes in the estimated reserve are included in the results of operations in the period in which the estimate is revised.

                   PICOM INSURANCE COMPANY AND SUBSIDIARIES
          Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

     (f)  Loss and Loss Adjustment Expense Reserves, Continued

          Through December 31, 1994, the Company discounted loss and loss adjustment expense reserves to present value. Effective January 1, 1995, the Company eliminated discounting, a change in method of accounting (see note 7).

     (g)  Reserve for Extended Reporting Period Claims

          The reserve for extended reporting period claims coverage is recorded during the term of the original claims-made policy, utilizing the pure-premium approach, in amounts adequate to pay for estimated future claims reported subsequent to current policyholders' death, disability, or retirement. Changes in this reserve are charged or credited to income.

     (h)  Property and Equipment

          Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over periods ranging from 4 to 25 years, the estimated useful lives of the respective assets. Maintenance, repairs, and minor renewals are charged to expense as incurred.

          The cost and related accumulated depreciation of assets sold are removed from the related accounts, and the resulting gains or losses are reflected in income.

     (i)  Deferred Policy Acquisition Costs

          Policy acquisition costs, specifically commissions, are deferred, subject to ultimate recoverability from future income, including investment income, and amortized to expense over the period in which related premiums are earned.

     (j)  Federal Income Taxes

          Deferred federal income tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled, and the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (k)  Intangible Assets

          The cost of the purchased book of business is being amortized on a straight-line basis over ten years.

     (l)  Net Income Per Share

          Net income per share is computed by dividing net income by the weighted average number of shares outstanding during each year after giving effect to stock dividends and treasury shares.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

    (m)  Accounting Standards Not Yet Adopted

         In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used, or disposed of, by an entity be reviewed for impairment, and be reported at the lower of the carrying amount or fair value less cost to sell, if applicable. The adoption of SFAS No. 121 is not expected to have a material effect on PICOM's operating results or financial condition.

    (n)  Financial Statement Presentation

         Certain amounts in the consolidated financial statements for prior years have been reclassified to conform with the current year's presentation.

(2)  Investments

    In November 1995, the FASB issued a Guide to Implementation of Statement 115 on Accounting for Certain Investment in Debt and Equity Securities. This guide allowed companies to reassess the appropriateness of the classification of securities as of the date of the implementation guide, but no later than December 31, 1995. As a result, PICOM made a one-time transfer of approximately $77,893,000 in investment securities previously classified as held-to-maturity to the available-for-sale classification. The effect of such reclassification increased shareholders' equity by $511,000, net of deferred federal income taxes.

    A summary of amortized cost, gross unrealized gains and losses, and estimated market value of investments in securities as of December 31, 1995 and 1994, follows:


                                                                                      1995
                                                         -------------------------------------------------------------------


                                                                             Gross             Gross
                                                            Amortized      Unrealized        Unrealized        Estimated
                                                              Cost           Gains             Losses         Market Value
                                                            ---------      ----------        ----------       ------------

                                                                                     (In thousands)



    Fixed maturities available for sale:
        U.S. Treasury securities and obligations of U.S.
            government corporations and agencies           $136,064           1,988               40                138,012
        Debt securities issued by foreign governments           606              88                -                    694
        Corporate securities                                 35,567             831               61                 36,337
        Mortgage-backed securities:
            Government                                       67,610             236              481                 67,365
            Other                                            17,282             318               29                 17,571
                                                            -------            ----              ---                 ------


                                                           $257,129           3,461              611                259,979
                                                           ========           =====              ===                =======

    Equity securities available for sale                   $  2,608              66               33                  2,641
                                                           ========           =====              ===                =======


                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(2)  Investments, Continued




                                                                                                    1994
                                                                          ---------------------------------------------------------
                                                                                             Gross           Gross
                                                                          Amortized       Unrealized       Unrealized   Estimated
                                                                            Cost             Gains           Losses    Market Value
                                                                          ---------       ----------       ----------  ------------

                                                                                             (In thousands)



      Fixed maturities available for sale:
          U.S. Treasury securities and obligations of
              U.S. government corporations and agencies                    $ 68,191                -             7,224     60,967
          Debt securities issued by foreign governments                       8,461                -             1,226      7,235
          Corporate securities                                               14,523                5               934     13,594
          Mortgage-backed securities:
              Government                                                     27,928                1             1,548     26,381
              Other                                                           6,451                -               195      6,256
                                                                           --------              ---            ------    -------
                                                                           $125,554                6            11,127    114,433
                                                                           ========              ===           =======    =======

      Equity securities available for sale                                 $    152               26                15        163
                                                                           ========              ===            ======    =======

      Fixed maturities held to maturity:
          U.S. Treasury securities and obligations of
              U.S. government corporations and agencies                    $ 14,924                -               482     14,442
          Corporate securities                                               11,346               26             1,128     10,244
          Mortgage-backed securities:
              Government                                                     42,163                1             2,710     39,454
              Other                                                          24,211               33             1,125     23,119
                                                                            -------               --            ------    -------
                                                                           $ 92,644               60             5,445     87,259
                                                                           ========               ==            ======    =======


    The amortized cost and estimated market value of fixed maturities at December 31, 1995, by contractual maturity, are shown below. Actual maturities, or estimated average life on certain corporate and mortgage-backed securities, may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      Amortized            Approximate
                                                                        Cost               Market Value
                                                                      ---------            ------------
                                                                               (In thousands)

      Due in one year or less                                           $  2,852               2,850
      Due after one year through five years                               82,771              83,752
      Due after five years through ten years                              95,599              97,112
      Due after ten years, primarily U.S. government and
        mortgage-backed securities                                        75,907              76,265
                                                                        --------             -------
                                                                        $257,129             259,979
                                                                        ========             =======



    At December 31, 1995, 99 percent of the fixed maturity portfolio was rated "A" or above by Moody's Investors Services, Inc., or Standard and Poor's Corporation.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(2)  Investments, Continued

     Proceeds and related gross realized gains and gross realized losses on sales of fixed maturities follow:

                                                                              Years Ended December 31,
                                                                              -------------------------
                                                                              1995      1994       1993
                                                                              ----      ----       ----
                                                                                     ( In thousands)
     Proceeds                                                                $116,441   71,637    450,574
                                                                              =======   ======    =======
     Gross realized gains                                                    $  1,672      887      7,976
     Gross realized losses                                                     (1,345)  (3,024)    (1,060)
                                                                              -------   -------   -------
         Net realized gains (losses)                                         $    327   (2,137)     6,916
                                                                              =======   =======   =======

     A summary of the sources of investment income follows:

                                                                              Years Ended December 31,
                                                                              ---------------------------
                                                                              1995      1994       1993
                                                                              ----      ----       ----
                                                                                     (In thousands)

       Fixed maturities                                                      $ 11,920   12,863     11,792
       Equity securities                                                            2        2          2
       Short-term investments, and cash and cash equivalents                    3,176    1,232      1,512
       Real estate                                                                 70       59         26
       Other investment assets                                                    477      490          -
                                                                              -------   ------     ------
         Total investment income                                               15,645   14,646     13,332
         Less investment expenses                                                 916    1,267        969
                                                                              -------   ------     ------
           Net investment income                                              $14,729   13,379     12,363
                                                                              =======   ======     ======



                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(2) Investments, Continued

    Realized gains (losses) and increases (decreases) in net unrealized gains (losses) follow:


                                                       Years Ended December 31,
                                                       ------------------------
                                                       1995      1994      1993
                                                       ----      ----      ----
                                                            (In thousands)

    Net realized gains (losses):
      Fixed maturities                                $   327    (2,137)  6,916
      Equity securities                                  (333)      131       -
                                                      -------   -------   -----
         Net realized gains (losses)                  $    (6)   (2,006)  6,916
                                                      =======   =======   =====
    Change in net unrealized gains (losses):
      Fixed maturities                                $19,356   (15,506)   (188)
      Equity securities                                    22       (82)     56
                                                      -------   -------   -----
                Total change in net unrealized
                 gains (losses)                       $19,378   (15,588)   (132)
                                                      =======   =======   =====

    During 1994, PICOM sold all its Federal National Mortgage Association
    (FNMA) interest-only strip bonds, having an aggregate amortized cost of $1,146,255, from its held-to-maturity portfolio for $1,455,032, resulting in a net gain of $308,777. The sale of these securities resulted from management's decision to eliminate the interest rate risk associated with these investments, and accordingly, management does not intend to invest in this type of security prospectively. Because these investment securities were unique in PICOM's investment portfolio, management's intent to hold other debt securities until maturity was not affected by these sales.

    During 1995, PICOM tendered a fixed maturity security having an amortized cost of $747,146 from its held-to-maturity portfolio for $757,862, resulting in a gain of $10,716. This security was tendered because the future creditworthiness of the issuer was not determinable.

    Investment in common stock of affiliate represented PICOM's 32 percent ownership of PICI, which had a financial statement value of $1,900,882 at December 31, 1994. In 1995, PICOM sold this investment for $1,557,207, resulting in a realized loss of $343,675.

    On December 28, 1995, under a reciprocal stock purchase agreement with Physicians Insurance Company of Wisconsin, Inc. (PIC-Wis), the Company acquired 1,583 shares of PIC-Wis' common stock (representing 6.77 percent of PIC-Wis' outstanding stock) for $2,500,000, and PIC-Wis acquired 131,579 shares of the Company's common stock (representing 4.2 percent of the Company's outstanding stock) for $2,500,000.

    At December 31, 1995, U.S. Treasury notes and certificates of deposit with a carrying value of $3,558,000 were on deposit with regulatory authorities, as required by law.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(3) Reinsurance

    In the normal course of business, PICOM seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts receivable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Although reinsurance agreements contractually obligate PICOM's reinsurers to reimburse PICOM for their proportionate share of losses, they do not discharge the primary liability of PICOM. PICOM is contingently liable for the ceded amount of reserves for unpaid losses and loss adjustment expenses and unearned premiums in the event the assuming insurance organizations are unable to meet their contractual obligations.

    PICOM has various excess of loss and quota share reinsurance agreements. As of December 31, 1995, the Company and PICOM-Illinois' maximum current net retention, subject to certain adjustments of risk on any single coverage per claim after reinsurance, follows:

                                                           Net
                                                        Retention
                                                        ---------

         PICOM Insurance Company                        $300,000
         PICOM Insurance Company of Illinois             250,000


    PICOM continually reviews its reinsurers, considering a number of factors, the most critical of which is their financial stability. Based on these reviews, PICOM evaluates its position with reinsurers with respect to existing and future reinsurance.

    At December 31, 1995, amounts due from and premiums prepaid to reinsurers follow:


                                                    Amounts      Prepaid
                                        A.M. Best   Due from   Reinsurance
                                         Rating    Reinsurers   Premiums
                                        ---------  ----------  -----------
                                                        (In thousands)

    Underwriters Reinsurance Company    A              $4,125            -
    TIG Reinsurance                     A               2,909            7
    PMA Reinsurance Corporation         A+              1,091            -
    Continental Casualty Company        A               1,001            -
    Skandia American                    A-              1,165            -
    Lloyds of London                    Not Rated         746           48
    Princeton Insurance Company         A-                269            5
    Other                               Not Rated         958           16
                                                      -------           --
                                                      $12,264           76
                                                      =======           ==


    Of the above, approximately $615,000 is collateralized by irrevocable letters of credit at December 31, 1995.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(3) Reinsurance, Continued

    Amounts due from reinsurers consisted of amounts related to:

                                                                    December 31,
                                                               ---------------------
                                                               1995             1994
                                                               ----             ----
                                                                  (In thousands)
    Paid losses and loss adjustment expenses                  $    48            212
    Unpaid losses and loss adjustment expenses                 14,186          3,760
    Premiums ceded payable                                     (2,074)          (600)
    Other                                                         104             83
                                                              -------         ------
                                                              $12,264          3,455
                                                              =======         ======


    Ceded premiums earned and reinsurance recoveries on losses and loss adjustment expenses follow:

                                                              Years Ended December 31,
                                                              ------------------------
                                                                1995    1994   1993
                                                                ----    ----   ----
                                                                 (In thousands)
    Ceded premiums earned                                      $13,478  2,409  2,280
    Reinsurance recoveries on losses and loss adjustment
      expenses                                                  11,475  1,910  2,717

    Ceded premiums earned and reinsurance recoveries increased in 1995 because of PICOM-Illinois' reinsurance program.

(4) Federal Income Taxes

    PICOM files a consolidated federal income tax return which includes all subsidiaries. Income tax expense is computed under the liability method, whereby deferred income taxes reflect the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and those for income tax purposes. A valuation allowance is then required to be established to reduce a deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

    The provision for federal income taxes consists of the following:

                                                       Years Ended December 31,
                                                       ------------------------
                                                         1995    1994    1993
                                                         ----    ----    ----
                                                           (In thousands)
    Current                                             $(1,159)    350    475
    Deferred                                              9,435   2,306  5,538
                                                        -------   -----  -----
                                                        $ 8,276   2,656  6,013
                                                        =======   =====  =====

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(4)  Federal Income Taxes, Continued

     The significant components of federal income tax expense (benefit) are as follows:

                                                       Years Ended December 31,
                                                       ------------------------
                                                       1995     1994     1993
                                                       ----     ----     ----
                                                          (In thousands)
     Continuing operations                           $ 8,276    2,656    6,013
     Accounting changes                               (4,185)       -   (1,033)
     Shareholders' equity                              4,740   (3,525)      10
                                                     -------   ------   ------
                                                     $ 8,831     (869)   4,990
                                                     =======   ======   ======

     Federal income taxes differed from the "expected" tax expense (computed by applying the federal corporate tax rate to income before federal income taxes and cumulative effect of changes in accounting methods) as follows:

                                                       Years Ended December 31,
                                                       ------------------------
                                                         1995    1994    1993
                                                         ----    ----    ----
                                                            (In thousands)
     Computed ("expected") tax expense                  $8,520   2,734   6,260
     Tax-exempt investment income                          (65)      -       -
     Foreign capital gains                                 (58)      -       -
     Other, net                                           (121)    (78)   (247)
                                                        ------   -----   -----
     Actual tax expense                                 $8,276   2,656   6,013
                                                        ======   =====   =====

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(4)  Federal Income Taxes, Continued

     The tax effects of temporary differences that give rise to deferred federal income tax assets and deferred federal income tax liabilities follow:

                                                                   December 31,
                                                                   ------------
                                                                  1995     1994
                                                                  ----     ----
                                                                (In thousands)
     Deferred federal income tax assets arising from:
      Net operating loss carryforwards                           $     -   7,919
      Loss and loss adjustment expense reserves                   16,655  13,057
      Unearned premium reserves                                    1,567   2,470
      Alternative minimum tax credits                              1,840   1,534
      Unrealized losses on investments                                 -   3,777
      Other, net                                                      72      49
                                                                 -------  ------
       Total deferred federal income tax assets                   20,134  28,806
                                                                 -------  ------
     Deferred federal income tax liabilities:
      Deferred acquisition costs                                     371     378
      Unrealized gains on investments                                963       -
      Other                                                          536     171
                                                                 -------  ------
       Total deferred federal income tax liabilities               1,870     549
                                                                 -------  ------
       Net deferred federal income taxes                         $18,264  28,257
                                                                 =======  ======

    In assessing the realizability of deferred federal income tax assets, management considers whether it is more likely than not that some portion of the deferred federal income tax assets will not be realized. Because of the carryforward provisions of the Internal Revenue Code, the expectation that temporary differences will reverse during periods in which taxable income is generated, and the fact that PICOM has not incurred an operating loss for either financial or federal income tax reporting purposes since 1987, management believes it is more likely than not that PICOM will fully realize the net deferred federal income tax assets. Accordingly, no valuation allowance has been established.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(5) Property and Equipment

    At December 31, 1995 and 1994, property and equipment consisted of the following:


                                                                  1995  1994
                                                                  ----  ----
                                                               (In thousands)
    Real estate                                                $ 1,813    1,800
    Data processing equipment, including software                1,780    1,787
    Furniture, fixtures, and equipment                           1,051      967
                                                               -------   ------
                                                                 4,644    4,554
    Accumulated depreciation                                    (2,303)  (2,522)
                                                               -------   ------
                                                               $ 2,341    2,032
                                                               =======   ======

    Total depreciation expense was $419,737 in 1995, $492,146 in 1994, and $485,401 in 1993.

(6) Deferred Policy Acquisition Costs

    Changes in deferred policy acquisition costs are summarized as follows:


                                                         Years Ended December 31,
                                                         1995     1994      1993
                                                         ----     ----      ----
                                                              (In thousands)
    Net asset balance, beginning of period              $ 1,112    1,028      906
                                                        -------   ------   ------
    Amounts deferred:
     Commissions to agents                                3,181    2,257    2,171
     Ceding commission income                            (1,161)     (59)    (105)
                                                        -------   ------   ------
      Net deferred                                        2,020    2,198    2,066
                                                        -------   ------   ------
    Net amortization                                     (2,040)  (2,114)  (1,944)
                                                        -------   ------   ------
    Net asset balance, end of period                    $ 1,092    1,112    1,028
                                                        =======   ======   ======

(7) Loss and Loss Adjustment Expense Reserves

    In 1994 and 1993, loss and loss adjustment expense reserves were discounted to reflect anticipated investment income. Discounts were based on historical payment patterns and same rate used for statutory reporting purposes.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(7)  Loss and Loss Adjustment Expense Reserves, Continued

    Discounted loss and loss adjustment expense reserves as of December 31, 1994 (in thousands), follow:


    Loss and loss adjustment expense reserves                          $200,854
    Present value of future investment income                           (12,310)
                                                                       --------
      Discounted loss and loss adjustment expense reserves             $188,544
                                                                       ========

    The losses and loss adjustment expenses incurred for the years ended December 31, 1994 and 1993, follow:


                                                                      1994   1993
                                                                     ------  ------
                                                                     (In thousands)


    Losses and loss adjustment expenses incurred                     $44,547  40,632
    Change in present value of future investment income                  306     914
                                                                     -------  ------
      Discounted losses and loss adjustment expenses incurred, net   $44,853  41,546
                                                                     =======  ======


    Prior to 1995, loss and loss adjustment expense reserves have been adjusted ("discounted") to reflect anticipated investment income. The method of discounting is based upon historical payment patterns and assumes an interest rate at the same rate used for statutory reporting purposes. For statutory reporting, the Company continued to lower its interest rate assumptions and reduced its rate from 3.75% and to 3.0% in 1993 for all accident years. Accordingly, the Company reduced the interest rate assumption used for financial reporting purposes to the rate used for statutory reporting; the effect of this accounting change on the accompanying consolidated financial statements decreased net income by $1,875,000 in 1993. ($0.64 per share). The cumulative effect of these changes of $2,005,740 is included in earnings for 1993.



    Effective January 1, 1995, the Company eliminated discounting of loss and loss adjustment expense reserves for GAAP reporting purposes, a change in method of accounting. PICOM believes it is preferable not to discount reserves, because it is more conservative and is practiced by most publicly held insurers. This change in method of accounting resulted in a one-time cumulative charge of $8,125,000, net of deferred federal income taxes, as of January 1, 1995 (see note 10).

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(7)  Loss and Loss Adjustment Expense Reserves, Continued

    Activity in loss and loss adjustment expense reserves is summarized as follows:


                                                    Years Ended December 31,
                                                     1995     1994      1993
                                                     ----     ----      ----
                                                       (In thousands)


    Balance, beginning of year                     $188,544   191,220   184,757
    Less reinsurance balances recoverable            (3,760)   (4,040)   (2,403)
                                                   --------   -------   -------
    Net balance, beginning of year                  184,784   187,180   182,354
                                                   --------   -------   -------
    Incurred related to:
     Current year                                    63,027    68,610    68,237
     Prior years                                    (27,469)  (23,757)  (26,691)
                                                   --------   -------   -------
      Total incurred                                 35,558    44,853    41,546
                                                   --------   -------   -------
    Effect of changes in accounting methods          12,310         -     3,039
                                                   --------   -------   -------
    Paid related to:
     Current year                                     3,053     4,433     3,539
     Prior years                                     44,180    42,816    36,220
                                                   --------   -------   -------
      Total paid                                     47,233    47,249    39,759
                                                   --------   -------   -------
    Net balance, end of year                        185,419   184,784   187,180
    Plus reinsurance balances recoverable            14,186     3,760     4,040
                                                   --------   -------   -------
    Balance, end of year                           $199,605   188,544   191,220
                                                   ========   =======   =======

    PICOM establishes conservative reserves for the most recent accident years and adjusts the reserves as new information becomes available. This conservative reserving practice has resulted in favorable development in estimates of prior years' reserves.

    Had the elimination of discounting been retroactively applied to 1992, total incurred losses would have been $44,547,000 and $40,632,000 in 1994 and 1993, respectively.

(8)  Employee Benefit Plans

    PICOM currently maintains two defined contribution employee benefit plans--a 401(k) plan and a money purchase plan--which cover substantially all employees meeting certain eligibility requirements.

    With respect to the 401(k) plan, PICOM annually contributes 5 percent of an employee's salary and matches employee contributions up to 5 percent of an employee's salary. During 1995, 1994, and 1993, PICOM's expense under the 401(k) plan was $261,000, $298,000, and $286,000, respectively.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(8) Employee Benefit Plans, Continued

    With respect to the money purchase plan, PICOM annually contributes 3 percent of an employee's salary up to a prescribed maximum, plus 5 percent of the excess of an employee's salary over the prescribed maximum. During 1995, 1994, and 1993, PICOM's expense under the money purchase plan was $114,000, $118,000, and $110,000, respectively.

    PICOM has a stock purchase plan through which employees and directors of PICOM and its wholly owned subsidiaries may purchase PICOM common stock by means of payroll deduction. Pursuant to this plan, PICOM may elect to match participant purchases, which it is currently matching at the rate of $1.25 (of which $1.00 is used to purchase PICOM common stock and $0.25 is applied to income taxes) for each $1.00 of participant purchases up to a maximum participant purchase of $6,000 per year. In 1995, 1994, and 1993, PICOM incurred expenses of $82,000, $64,000, and $42,000, respectively, under this plan.

(9) Shareholders' Equity

    Without prior regulatory approval, the Michigan and Illinois Insurance Codes limit the amount of dividends that the Company can pay to its shareholders or that PICOM-Illinois can pay to its parent in any 12-month period to the greater of statutory net income for the preceding year, excluding realized gains (losses) on sales of investments, or 10 percent of policyholders' surplus as of the preceding year-end. As of January 1, 1996, approximately $23,694,000 and $598,000 could be paid without prior regulatory approval by the Company and PICOM-Illinois, respectively. In 1995, neither the Company nor PICOM-Illinois paid any dividends.

    Effective July 5, 1995, PICOM purchased 254,823 shares of its common stock (approximately 7.9 percent of its then-issued and outstanding shares) from Physicians Insurance Company of Ohio for $4,331,991 ($17 per share), plus $53,000 for advisory and finder fees. These shares, net of 131,579 shares sold in December 1995 (see note 2), are held as treasury stock available for resale.

    On September 22, 1994, and September 15, 1993, the Company declared a 10 percent stock dividend, issued on December 1, 1994 and 1993, respectively, to shareholders of record as of October 28, 1994, and November 1, 1993, respectively. All per-share information in the accompanying consolidated financial statements has been adjusted to give retroactive effect to these stock dividends.

(10)Statutory Insurance Accounting Principles

    The Company and PICOM-Illinois are required to file financial statements prepared in accordance with statutory insurance accounting principles ("SAP") prescribed or permitted by Michigan and Illinois with their respective domiciliary states. The only material statutory accounting method utilized by the Company that is permitted rather than prescribed is the Company's discounting of its loss and loss adjustment expense reserves. The impact of such permitted practice is to increase statutory policyholders' surplus of the Company by $9,393,000 and $12,310,000 at December 31, 1995 and 1994, respectively.

    Both the Company and PICOM-Illinois are required by the Michigan Insurance Bureau (MIB) and the Insurance Department of the State of Illinois, respectively, to maintain capital and surplus of $1,500,000.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(10)Statutory Insurance Accounting Principles, Continued

    Accounting principles used to prepare statutory-basis financial statements differ in some respects from GAAP. A reconciliation of statutory policyholders' surplus at December 31, 1995 and 1994, and statutory net income for the years ended December 31, 1995, 1994, and 1993, of the Company and PICOM-Illinois, as applicable (as filed with their respective insurance regulatory authorities), to the amounts shown in the accompanying consolidated financial statements follows:

                                                                    December 31,
                                                                   --------------
                                                                   1995      1994
                                                                   ----      ----
                                                                   (In thousands)
    Statutory policyholders' surplus                              $67,006    47,149
    Net unrealized appreciation (depreciation) on securities
      available for sale                                            2,832   (11,127)
    Deferred policy acquisition costs capitalized for GAAP          1,092     1,112
    Deferred federal income taxes recorded for GAAP                18,264    28,257
    Assets non-admitted for SAP                                       640       560
    Loss and loss adjustment expense reserve discount              (9,393)        -
    Liabilities for GAAP in excess of SAP                          (2,700)   (3,700)
    Liabilities required for SAP in excess of those required
      for GAAP                                                        572       651
    Other                                                              98       240
                                                                  -------   -------
    Total shareholders' equity per accompanying consolidated
      balance sheets                                              $78,411    63,142
                                                                  =======   =======


                                                           Years Ended December 31,
                                                           ------------------------
                                                           1995      1994     1993
                                                           ----      ----     ----
                                                                (In thousands)
    Statutory net income                                  $22,201    6,537   13,458
    Deferred federal income tax expense recorded for
      GAAP                                                 (9,435)  (2,306)  (5,538)
    Change in loss and loss adjustment expense reserve
      discount                                              1,925        -        -
    Change in liabilities for GAAP in excess of SAP         1,000        -        -
    Cumulative effect of changes in accounting methods     (8,125)       -        -
    Other                                                     371      926    1,949
                                                          -------   ------   ------

    Combined net income of insurance companies based on
      GAAP                                                  7,937    5,157    9,869
    Net income (loss) attributable to non-insurance
      subsidiaries                                              4       (3)      (3)
                                                          -------   ------   ------
    Net income per accompanying consolidated statements
      of income                                           $ 7,941    5,154    9,866
                                                          =======   ======   ======

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(10) Statutory Insurance Accounting Principles, Continued

    Certain regulations that affect PICOM and the insurance industry are promulgated by the National Association of Insurance Commissioners (NAIC). The NAIC is an association of state insurance commissioners, regulators, and support staff that acts as a coordinating body for the state insurance regulatory process. In 1994, the NAIC established risk-based capital ("RBC") requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, each insurer must maintain its total capital and surplus above a calculated threshold or take corrective measures to achieve the threshold. The Company and PICOM-Illinois have calculated their RBC levels based on these requirements and have determined that they passed the RBC test and have capital and surplus in excess of the threshold.

(11) Concentrations and Credit Risk

    The Company writes approximately 90 percent of its premiums through approximately 30 independent agents and approximately 10 percent of its premiums directly. In 1995, 1994, and 1993, 3 agents individually produced between 10 and 15 percent of the Company's premiums written. In 1995, 1994, and 1993, 6 agents, in aggregate, produced approximately 57, 57, and 58 percent, respectively, of the Company's premiums written.

    PICOM-Illinois writes approximately 47 percent of its premiums through 23 independent agents and approximately 53 percent directly. In 1995, 1 agent produced 19.4 percent of PICOM-Illinois' premiums written.

    All premiums are directly billed to policyholders, and premiums due are secured by the related unearned premiums. When insureds fail to pay their premiums, coverage is canceled. PICOM requires policyholders to remit a minimum of 40 percent of the premium at policy origination date.
    Subsequent scheduled payments are monitored to prevent PICOM from providing coverage beyond the date for which payment has been received. In the opinion of management, the net amounts carried on the accompanying consolidated balance sheets are collectible.

(12) Commitments

    PICOM is engaged in various legal actions incident to the nature of its insurance business. Management is of the opinion that none of the litigation will have a material effect on PICOM's results of operations as well as its financial position.

    Effective January 1, 1995, PICOM purchased the right to solicit and write medical professional liability insurance in Illinois that was formerly written by another Illinois insurance company. The purchase price, which is a percentage of annualized gross premiums written through 1999, will be a minimum of $3,452,954, plus $134,000 attributable to a non-compete covenant. The aggregate minimum purchase price of $3,586,954, net of amortization approximating $358,700, is recorded as an intangible asset at December 31, 1995. To the extent the purchase price exceeds the minimum, such excess will be capitalized.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(13) Quarterly Financial Data (Unaudited)

    The unaudited operating results by quarter for 1995, 1994, and 1993 are summarized below:


                                 Income Before
                               Income Taxes and         Pretax
                Total          Cumulative Effect      Effect of                          Net
         Revenues and Other      of Changes in        Changes in            Net        Income Per
               Income          Accounting Methods     Accounting          Income      Common  Share
         ------------------  --------------------     ----------          ------     --------------
                                        (In thousands, except per-share data)
    1995:
    1st    $17,020                 1,255                 (12,310)         (7,295)       (2.25)
    2nd     17,292                 3,593                     -             2,371          .73
    3rd     18,110                 3,861                     -             2,548          .85
    4th     18,150                15,633                     -            10,317         3.45
           -------                ------                 -------          ------
    Year   $70,572                24,342                 (12,310)          7,941
           =======                ======                 =======          ======
    1994:
    1st    $14,843                 2,241                     -             1,479          .46
    2nd     14,271                    97                     -                64          .02
    3rd     15,474                 2,847                     -             1,879          .58
    4th     15,279                 2,625                     -             1,732          .53
           -------                ------                 -------          ------
    Year   $59,867                 7,810                     -             5,154
           =======                ======                 =======          ======
    1993:
    1st    $15,808                 1,643                  (3,039)           (922)        (.28)
    2nd     17,005                 3,018                     -             1,992          .62
    3rd     19,977                 6,070                     -             4,006         1.24
    4th     14,686                 7,154                     -             4,790         1.48
           -------                ------                 -------          ------
    Year   $67,476                17,885                  (3,039)          9,866
           =======                ======                 =======          ======

    Results for the first three quarters of 1995 and 1993 have been restated from those originally reported because the Company changed methods of accounting for loss and loss adjustment expense reserves by changing its discount rate effective January 1, 1993, and eliminating discounting of such reserves effective January 1, 1995.

    Net income was negatively impacted during the second quarter of 1994 due to an increase in claims filed just prior to the effective date of Michigan's tort reform laws.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(14) Fair Value of Financial Instruments

    SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosures of fair-value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are to be based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

    Under SFAS No. 107, PICOM's investment securities, cash, short-term investments, drafts outstanding, and balance due on purchased book of business constitute financial instruments. The carrying amounts of all financial instruments--other than investment securities, which are presented in note 2--approximated their fair values at December 31, 1995 and 1994.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets
                       (In thousands, except share data)




                                                                                          March 31,    December 31,
                        Assets                                                              1996           1995
                        ------                                                            ---------    ------------
                                                                                         (Unaudited)
Investments:
  Fixed maturities - available for sale, at market value (amortized cost: $260,169 and
    $257,129)                                                                             $258,733       259,979
  Equity securities available for sale, at market value (cost:  $2,623 and $2,608)           2,684         2,641
  Short-term investments, at cost                                                           11,849        17,512
  Real estate, at cost, net of accumulated depreciation                                        470           475
                                                                                          --------       -------
                Total investments                                                          273,736       280,607
Cash                                                                                         1,323         1,279
Premiums due from policyholders                                                             11,005         7,618
Amounts due from reinsurers                                                                 10,676        12,264
Accrued investment income                                                                    3,621         3,612
Prepaid reinsurance premiums                                                                 1,851            76
Deferred federal income taxes                                                               19,624        18,264
Property and equipment, net of accumulated depreciation and amortization                     2,278         2,341
Deferred policy acquisition costs                                                              866         1,092
Other assets                                                                                 4,703         3,559
                                                                                          --------       -------
                Total assets                                                              $329,683       330,712
                                                                                          ========       =======
                      Liabilities and Shareholders' Equity
                      ------------------------------------
Liabilities:
    Loss and loss adjustment expense reserves                                             $200,904       199,605
    Reserve for extended reporting period claims                                            14,182        14,082
    Unearned premiums                                                                       27,008        23,122
    Drafts outstanding                                                                       2,486         3,445
    Payable for securities                                                                       -         3,205
    Balance due on purchased book of business                                                1,800         2,694
    Accrued expenses and other liabilities                                                   4,771         6,148
                                                                                          --------       -------
                Total liabilities                                                          251,151       252,301
                                                                                          --------       -------
Shareholders' equity:
  Common stock, $1 par value; 10,000,000 shares authorized; 3,238,959 shares
    issued and outstanding, including shares in treasury                                     3,239         3,239
  Additional paid-in capital                                                                 8,624         8,417
  Retained earnings                                                                         69,321        66,994
  Net unrealized appreciation (depreciation) on investments, net of deferred federal income tax expense (benefit) of ($354) and $963 in 1996 and 1995,
    respectively                                                                            (1,021)        1,882
                                                                                          --------       -------
                                                                                            80,163        80,532
  Less cost of common stock in treasury (94,814 and 123,244 shares)                         (1,631)       (2,121)
                                                                                          --------       -------
                Total shareholders' equity                                                  78,532        78,411
                                                                                          --------       -------

                Total liabilities and shareholders' equity                                $329,683       330,712
                                                                                          ========       =======



See accompanying notes to the unaudited consolidated financial statements.

                   PICOM INSURANCE COMPANY AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                    (In thousands, except per-share data)



                                                                                          Three Months Ended March 31,

                                                                                             1996               1995
                                                                                             ----               ----
                                                                                                  (Unaudited)
Revenues and other income:
  Premiums written                                                                        $   20,711            19,559
  Premiums ceded                                                                              (4,263)           (4,981)
                                                                                          ----------         ---------
                Net premiums written                                                          16,448            14,578
  Increase in unearned premiums, net of prepaid reinsurance premiums                          (2,111)             (643)
                                                                                          ----------         ---------
                Premiums earned                                                               14,337            13,935

  Investment income, net of expenses                                                           3,869             2,971
  Net realized investment gains (losses)                                                         (14)              114
  Other                                                                                           83                 -
                                                                                          ----------         ---------
                Total revenues and other income                                               18,275            17,020
                                                                                          ----------         ---------
Expenses:
  Losses and loss adjustment expenses, net                                                    12,416            13,493
  Increase in reserve for extended reporting period claims                                       100               332
  Policy acquisition and other underwriting expenses (note 3)                                  2,593             1,940
                                                                                          ----------         ---------
                Total expenses                                                                15,109            15,765
                                                                                          ----------         ---------
                Income from operations before federal income taxes and cumulative
                  effect of change in accounting method                                        3,166             1,255

Federal income taxes                                                                            (839)             (425)
                                                                                          ----------         ---------

                Income before cumulative effect of change in accounting method                 2,327               830

Cumulative effect of change in accounting method - elimination of loss and loss adjustment expense reserve discount, net of
  deferred federal income tax benefit of $4,185                                                    -            (8,125)
                                                                                          ----------         ---------
                Net income                                                                $    2,327            (7,295)
                                                                                          ==========         =========
Net income per common share:
  Income before cumulative effect of change in accounting method                          $     0.74              0.26
  Cumulative effect of change in accounting method                                                 -             (2.51)
                                                                                          ----------         ---------
                Net income per common share                                                $    0.74             (2.25)
                                                                                           =========         =========
  Weighted average shares outstanding                                                      3,126,025         3,238,959
                                                                                           =========         =========


See accompanying notes to the unaudited consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Condensed Consolidated Statements of Shareholders' Equity
                   Three months ended March 31, 1996 and 1995



                                                                                          Net Unrealized
                                                                                           Appreciation
                                 Common Stock                                             (Depreciation)
                        ------------------------------------                              on Investments,    Cost of
                                 Shares                            Additional              Net of Deferred   Common      Total
                        --------------------------                 Paid-in    Retained    Federal Income    Stock in  Shareholders'
                        Issued         In Treasury    Amount       Capital    Earnings     Tax Effect       Treasury    Equity
                        ------         -----------    ------       -------    --------    ---------------   --------  -------------
                                                                                 (In thousands, except share data)
Balances, December
31, 1994                3,238,959            -       $3,239        8,181        59,053       (7,331)             -       63,142
Net loss (unaudited)            -            -            -            -        (7,295)           -              -       (7,295)
Net appreciation on
debt and equity
securities
(unaudited)                     -            -            -            -             -        3,003              -        3,003
                        ---------      -------       ------        -----        ------       ------         ------       ------
Balances, March 31,
1995 (unaudited)        3,238,959            -       $3,239        8,181        51,758       (4,328)             -       58,850
                        =========      =======       ======        =====        ======       ======         ======       ======
Balances, December
31, 1995                3,238,959      123,244       $3,239        8,417        66,994        1,882         (2,121)      78,411
Net income (unaudited)          -            -            -            -         2,327            -              -        2,327
Issuance of treasury
shares (note 3)
(unaudited)                     -      (28,430)           -          207             -            -            490          697
Net depreciation on
debt and equity
securities
(unaudited)                     -            -            -            -             -       (2,903)             -       (2,903)
                        ---------      -------       ------        -----        ------       ------         ------       ------
Balances, March 31,
1996 (unaudited)        3,238,959       94,814       $3,239        8,624        69,321       (1,021)        (1,631)      78,532
                        =========      =======       ======        =====        ======       ======         ======       ======


See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                Condensed Consolidated Statements of Cash Flows
                                 (In thousands)



                                                                                        Three Months Ended March 31,
                                                                                        ----------------------------
                                                                                          1996               1995
                                                                                          ----               ----
                                                                                                (Unaudited)
Cash flows from operating activities:
  Net income (loss)                                                                    $  2,327             (7,296)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                           467                947
    Realized (gains) losses on investments                                                  (14)               114
    Deferred federal income taxes                                                           (23)            (3,760)
    Stock bonus award                                                                       697                  -
    Changes in assets and liabilities:
      Premiums due from policyholders                                                    (3,387)            (1,988)
      Amounts due from reinsurers                                                         1,588             (5,173)
      Accrued investment income                                                              (9)               863
      Prepaid reinsurance premiums                                                       (1,775)            (1,679)
      Deferred policy acquisition costs                                                     226             (3,445)
      Other assets                                                                       (1,233)              (302)
      Loss and loss adjustment expense reserves                                           1,299             20,049
      Reserve for extended reporting period claims                                          100                331
      Unearned premiums                                                                   3,886              2,323
      Drafts outstanding                                                                   (958)              (925)
      Accrued expenses and other liabilities                                             (1,378)             7,624
                                                                                       --------            -------
                Net cash provided by operating activities                                 1,813              7,683
                                                                                       --------            -------
Cash flows from investing activities:
  Proceeds from sale or maturity of short-term investments                               96,471             81,739
  Purchases of short-term investments                                                   (90,668)           (79,080)
  Proceeds from maturity of securities available for sale                                 1,000              3,100
  Proceeds from sale of securities available for sale                                    53,952              9,915
  Purchases of securities available for sale                                            (58,372)           (14,255)
  Purchases of securities held to maturity                                                    -             (7,579)
  Payable for securities                                                                 (3,205)                 -
  Purchases of property and equipment                                                       (53)              (108)
  Payment on liability for purchased book of business                                      (894)                 -
                                                                                       --------            -------
                Net cash used in investing activities                                    (1,769)            (6,268)
                                                                                       --------            -------
Net increase in cash                                                                         44              1,415

Cash, beginning of period                                                                 1,279                940
                                                                                       --------            -------
Cash, end of period                                                                    $  1,323              2,355
                                                                                       ========            =======

Supplemental disclosure of cash flow information - federal income taxes paid           $    215                  -

Supplemental schedule of noncash investing activities:
  Purchase of book of business:
    Intangible assets acquired                                                         $      -              3,587
    Amount due                                                                                -             (3,587)
  Issuance of treasury shares through stock bonus award                                     697                  -


See accompanying notes to the unaudited consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
            Three Months Ended March 31, 1996 and 1995, (Unaudited)
                             and December 31, 1995



(1) Basis of Presentation

    The accompanying unaudited condensed consolidated financial statements of PICOM Insurance Company and subsidiaries ("the Company") have been prepared in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial information. In management's opinion, all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of financial position and results of operations have been made. It is recommended that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes related thereto included elsewhere herein.

(2) Net Income Per Share

    Net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, calculated on a daily basis.

(3) Shareholders' Equity

    On February 28, 1996, the Company awarded 28,430 shares of common stock held in treasury to 78 directors, officers, and employees of the Company as a one-time stock bonus award. Compensation expense for this stock bonus award approximated $697,000, which was charged to policy acquisition and other underwriting expenses.

                                                                  CONFORMED COPY





                                    ANNEX A





                            REORGANIZATION AGREEMENT



                            DATED AS OF MAY 13, 1996


                                     AMONG

               PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP,
                        PICOM INTERIM INSURANCE COMPANY,
                                      AND
                            PICOM INSURANCE COMPANY

                               TABLE OF CONTENTS





                                                                                 PAGE
                                                                                 ----
ARTICLE I  THE MERGER........................................................... A-5
1.1           Plan of Merger.................................................... A-5
1.2           Stockholder Meetings.............................................. A-5
1.3           Merger Effective Time............................................. A-5

ARTICLE II  CLOSING............................................................. A-6
2.1           Closing Date...................................................... A-6
2.2           Sales and Transfer Taxes.......................................... A-6
2.3           Further Assurances................................................ A-6

ARTICLE III  REPRESENTATIONS AND WARRANTIES..................................... A-6
3.1           Representations and Warranties of the PICOM Companies............. A-6
3.2           Representations and Warranties of the Holding Company Entities.... A-8

ARTICLE IV  COVENANTS........................................................... A-10
4.1           Covenants of PICOM Companies and Holding Company Entities......... A-10
4.2           Securities Regulatory Matters..................................... A-11
4.3           Insurance Regulatory Matters...................................... A-11
4.4           Other Regulatory Matters.......................................... A-11
4.5           Reservation of Shares for Issuance................................ A-12
4.6           Legal Conditions to Merger........................................ A-12
4.7           Affiliates........................................................ A-12
4.8           Expenses.......................................................... A-12
4.9           Additional Agreements; Best Efforts............................... A-13
4.10          Plan of Merger.................................................... A-13
4.11          Letter of Accountants............................................. A-13
4.12          Loan Covenants.................................................... A-13
4.13          Indemnification................................................... A-13

ARTICLE V  CONDITIONS PRECEDENT................................................. A-14
5.1           Conditions to Each Party's Obligation To Effect the Merger........ A-14
5.2           Conditions to Obligations of the Holding Company Entities......... A-17
5.3           Conditions to Obligations of the PICOM Companies.................. A-17

ARTICLE VI  TERMINATION AND AMENDMENT........................................... A-18
6.1           Termination....................................................... A-18
6.2           Effect of Termination............................................. A-19
6.3           Amendment......................................................... A-19
6.4           Extension; Waiver................................................. A-19

ARTICLE VII  GENERAL PROVISIONS................................................. A-19
7.1           Agreements........................................................ A-19
7.2           Notices........................................................... A-20
7.3           Interpretation.................................................... A-20
7.4           Counterparts...................................................... A-21

                                                                                         PAGE
                                                                                         ----
7.5           Entire Agreement; No Third Party Beneficiaries; Rights of Ownership....... A-21
7.6           Governing Law............................................................. A-21
7.7           Enforcement of Agreement.................................................. A-21
7.8           Severability.............................................................. A-21
7.9           Assignment................................................................ A-22



                                    EXHIBITS


1. Agreement and Plan of Merger (not included)


2. Form of Affiliates Agreement (not included)

                            REORGANIZATION AGREEMENT



     THIS REORGANIZATION AGREEMENT (this "Agreement") is entered into as of the 13th day of May, 1996, by and among Professionals Insurance Company Management Group, a Michigan business corporation ("Holding Company"), PICOM Interim Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Holding Company ("INSCO", and together with Holding Company, the "Holding Company Entities"), and PICOM Insurance Company, a Michigan stock insurance company ("PICOM," and together with its subsidiaries, the "PICOM Companies").



                                  WITNESSETH:

     WHEREAS, PICOM is a stock insurance company organized under the Michigan Insurance Code of 1956, as amended (the "Insurance Code"), that currently has several subsidiaries; and

     WHEREAS, PICOM recently caused Holding Company to be organized as a business corporation under the Michigan Business Corporation Act, as amended (the "MBCA"), solely for the purpose of acting as a holding company for PICOM and its subsidiaries; and

     WHEREAS, PICOM recently caused INSCO to be organized as a stock insurance company under the Insurance Code solely for the purpose of consummating the transactions contemplated by this Agreement and the Agreement and Plan of Merger attached hereto as Exhibit 1 (the "Plan of Merger"); and

     WHEREAS, the parties hereto desire to effect the holding company structure through the merger of INSCO with and into PICOM, with PICOM being the surviving corporation (the "Merger"), and the stockholders of PICOM exchanging each of their shares of PICOM common stock, $1.00 par value per share ("PICOM Common Stock"), for one share of Holding Company common stock, no par value per share ("Holding Company Common Stock"); and

     WHEREAS, as a result of the Merger and such exchange of shares PICOM will become a wholly owned subsidiary of Holding Company, and PICOM stockholders will become stockholders of Holding Company; and

     WHEREAS, this Agreement and the Plan of Merger, which is being executed and delivered by the parties thereto contemporaneously with the execution and delivery of this Agreement, set forth the terms and conditions upon which INSCO will merge with and into PICOM and the stockholders of PICOM will exchange their shares of PICOM Common Stock for shares of Holding Company Common Stock; and

     WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have determined that it is in the best interests of Holding Company, INSCO and PICOM and their respective stockholders for INSCO to merge with and into PICOM upon the terms and conditions set forth in this Agreement and the Plan of Merger and in accordance with the Insurance Code; and

     WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have adopted resolutions approving this Agreement, the Plan of Merger and the Merger, and the Board of Directors of PICOM has resolved to recommend approval of this Agreement, the Plan of Merger and the Merger to PICOM's stockholders; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, in the Merger, the holders of PICOM Common Stock will receive an amount of Holding Company Common Stock in exchange for the shares of capital stock of PICOM constituting "control" of Holding Company (as such term is defined in Section 368(c) of the Code); and

     WHEREAS, Holding Company, INSCO and PICOM desire to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions to the transactions contemplated herein.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.1 Plan of Merger. The Plan of Merger sets forth (a) the name of each constituent corporation of the Merger and the name of the surviving corporation of the Merger (the "Surviving Corporation"), (b) the designation and number of outstanding shares of each class of and series of capital stock of each of the constituent corporations to the Merger and the class and series entitled to vote, (c) the terms and conditions of the Merger, including the manner and basis of converting (i) the outstanding shares of PICOM Common Stock into shares of Holding Company Common Stock and cash in lieu of fractional shares and (ii) the outstanding shares of INSCO common stock, $1.00 par value per share ("INSCO Common Stock"), into shares of common stock of Surviving Corporation, and (d) other provisions with respect to the transactions contemplated therein. PICOM shall be the Surviving Corporation. The Plan of Merger is intended to constitute the "plan of merger" contemplated by the Insurance Code and Section 701 of the MBCA.


     1.2 STOCKHOLDER MEETINGS. (a) PICOM shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date the "Registration Statement" (as defined in Section 3.2(b)(iii) below) becomes effective for the purpose of voting upon the approval and adoption of this Agreement, the Plan of Merger and the Merger. PICOM will, through its Board of Directors, subject to its fiduciary obligation as determined by it after consultation with outside counsel, recommend to its stockholders approval and adoption of such matters.



     (b) Prior to the Merger Effective Time (as defined in Section 1.3 hereof), Holding Company, INSCO, and Holding Company as the sole stockholder of INSCO, shall take all action proper or convenient for the consummation of the Merger by INSCO.



     1.3 MERGER EFFECTIVE TIME. Subject to the provisions of the MCBA, the Insurance Code, this Agreement, the Plan of Merger, and any Order of Acquisition Exemption and Preliminary Approval of Merger (a "Preliminary Order") or any Order of Acquisition Exemption and Final Approval of Merger (a "Final Order," and together with any Preliminary Order, the "Orders") issued by the Commissioner of Insurance of the State of Michigan (the "Insurance Commissioner") pursuant to the Insurance Code, the Merger shall become effective (the "Effective Time") not later than 11:59 p.m. Eastern Time on the third business day following the "Closing Date" (as defined in Section 2.1 below).

                                   ARTICLE II

                                    CLOSING


     2.1 CLOSING DATE. Subject to the terms and conditions hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the third business day following the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article V hereof (the "Closing Date") at the offices of Miller, Canfield, Paddock and Stone, P.L.C., Bloomfield Hills, Michigan, unless another time, date or place is provided for in the Insurance Code or the Orders or is agreed to in writing by Holding Company, INSCO and PICOM. All transactions occurring and all documents executed and/or delivered at the Closing shall be deemed to occur simultaneously, and no transaction shall be deemed to have occurred and no document shall be deemed to have been executed or delivered unless all transactions shall have occurred and all such documents shall have been executed and delivered.


     2.2 SALES AND TRANSFER TAXES. All applicable sales, transfer, stamp, documentary, and other similar taxes and governmental fees, if any, which may be due or payable as a result of the Merger shall be borne and paid by PICOM.


     2.3 FURTHER ASSURANCES. From time to time subsequent to the Closing Date, Holding Company, INSCO and PICOM shall at the request of Holding Company execute and deliver such additional documents, instruments, certifications, papers and other assurances as may be requested by Holding Company as necessary, appropriate, convenient, useful or desirable to effectively carry out the intent of this Agreement and/or the Plan of Merger and/or the Orders.



                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE PICOM COMPANIES. The PICOM Companies, jointly and severally, represent and warrant to the Holding Company Entities as follows:

     (a) ORGANIZATION, STANDING AND POWER. Each of the PICOM Companies is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not have a material adverse effect on PICOM. As used in this Agreement,
(i) any reference to any event, change or effect being "material" with respect to any of the PICOM Companies or any of the Holding Company Entities means an event, change or effect which is material in relation to the condition (financial or otherwise), assets, liabilities, businesses, results of operations or prospects of the PICOM Companies taken as a whole or the Holding Company Entities taken as a whole, as the case may be, and (ii) the term "material adverse effect" means, with respect to PICOM, Holding Company, INSCO or Surviving Corporation, as the case may be, a material adverse effect on (x) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the PICOM Companies taken as a whole in the case of PICOM, the Holding Company Entities taken as a whole in the case of Holding Company, or such surviving corporation and its subsidiaries taken as a whole in the case of the Surviving Corporation, or (y) on the ability of any of the PICOM Companies in the case of PICOM, any of the Holding Company Entities in the case of Holding Company, or the Surviving Corporation, as the case may be, to perform its obligations hereunder or to consummate the transactions contemplated hereby, it being understood that a material adverse effect on any entity shall not include a change with respect to such entity resulting from any change in law, rule or regulation or generally accepted accounting principles which impairs both the PICOM
Companies and the Holding Company Entities in a substantially similar manner.

     (b) AUTHORITY. (i) Each of the PICOM Companies has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject to approval and adoption of this Agreement and the Plan of Merger by the stockholders of PICOM, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the PICOM Companies subject to the approval and adoption of this Agreement and the Plan of Merger by the stockholders of PICOM. No approval or adoption of the stockholders of PICOM is required to consummate the Merger and the other transactions contemplated hereby other than as specifically set forth in Section 5.1(a) hereof. This Agreement and the Plan of Merger have been duly executed and delivered by each of the PICOM Companies that is a party hereto and thereto and constitutes a legal, valid and binding obligation of each of the PICOM Companies that is a party hereto and thereto, enforceable against each of them in accordance with its terms except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (ii) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby will not conflict with, give rise to or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of an "Encumbrance" on any assets (any such conflict, violation, default, right, loss or creation being referred to herein as a "Violation") pursuant to, any provision of the Articles of Incorporation or Bylaws of any of the PICOM Companies or, be, give rise to or result in any Violation pursuant to, or require the consent of any other Person that is a party to, any loan or credit agreement, note, mortgage, indenture, lease, sublease, PICOM benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the PICOM Companies or their respective properties or assets which Violations or the failure to obtain such consents would in the aggregate have a material adverse effect on PICOM. For the purposes of this Agreement, (x) the term "Encumbrance" means any pledge, lien, security interest, encumbrance, mortgage, claim, proxy, voting trust, voting agreement, obligation, option, equity interest, demand, lease, sublease, tenancy, license, easement or rights of occupancy or use by another Person or other interest whatsoever and (y) the term "Person" means any entity, whether a natural person, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, business association or firm, joint venture, government or agency, instrumentality or public subdivision thereof, court, or otherwise.


     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required by or with respect to any of the PICOM Companies in connection with the execution and delivery of this Agreement or the Plan of Merger by any of the PICOM Companies, or the consummation by any of the PICOM Companies of the transactions contemplated hereby or thereby, the failure of which to obtain or make would in the aggregate have a material adverse effect on PICOM, except for (A) such filings with the Insurance Commissioner as are required or contemplated by the Insurance Code or the Orders, (B) such filings with the Director of Insurance of the State of Illinois (the "Illinois Insurance Director") as are required or contemplated by the Illinois Insurance Code, and (C) the filing of appropriate documents with the relevant authorities of other states in which any of the PICOM Companies are qualified to do business.

     (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by any of the PICOM Companies for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus constituting a part of the Registration Statement (the "Proxy Statement/Prospectus") and any amendment or supplement thereto will not, at the date of mailing to stockholders and at the times of the meetings of stockholders of PICOM to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to the Holding Company Entities) will comply in all material respects with the provisions of the Insurance Code and the rules and regulations promulgated thereunder, and the Registration Statement (except for portions thereof that relate only to the Holding Company Entities) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     (d) COMPLIANCE WITH APPLICABLE LAWS. To the best knowledge of the PICOM Companies, each of the PICOM Companies holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of the PICOM Companies or the use, operation or ownership of the property of the PICOM Companies (the "PICOM Permits"), except for PICOM Permits the failure of which to hold would not, individually or in the aggregate, have a material adverse effect on PICOM. To the best knowledge of the PICOM Companies, each of the PICOM Permits is in full force and effect. To the best knowledge of the PICOM Companies, each of the PICOM Companies is in compliance in all material respects with the terms of the PICOM Permits and all applicable laws and regulations, except for possible violations which, individually or in the aggregate, would not have a material adverse effect on PICOM. No investigation by any Governmental Entity with respect to any of the PICOM Companies is pending or, to the best knowledge of the PICOM Companies, threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on PICOM. None of the PICOM Companies is required, or has ever been required, to be registered under the Investment Company Act of 1940, as amended.

     (e) LITIGATION. There is no claim, suit, action, arbitration or governmental proceeding or investigation pending or, to the best knowledge of the PICOM Companies, threatened, against or affecting any of the PICOM Companies as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on PICOM, nor, to the best knowledge of the PICOM Companies, is there any reasonable basis for any such claim, suit, action, arbitration or governmental proceeding or investigation. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the PICOM Companies having, or which, insofar as reasonably can be foreseen, in the future could have, any material adverse effect on PICOM.

     3.2 REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY ENTITIES. The Holding Company Entities, jointly and severally, represent and warrant to the PICOM Companies as follows:

     (a) ORGANIZATION, STANDING AND POWER. Each of the Holing Company Entities is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not have a material adverse effect on Holding Company.

     (b) AUTHORITY. (i) Each of the Holding Company Entities has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject to the approval and adoption of this Agreement and the Plan of Merger by the sole stockholder of INSCO, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the Holding Company Entities that is a party thereto subject to the approval and adoption of this Agreement and the Plan of Merger by the sole stockholder of INSCO. This Agreement and the Plan of Merger have been duly executed and delivered by each of the Holding Company Entities that is a party thereto and constitutes a legal, valid and binding obligation of each of the Holding Company Entities that is a party thereto enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.



     (ii) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, will not conflict with, give rise to or result in any Violation pursuant to any provision of the Articles of Incorporation or Bylaws of any of the Holding Company Entities or, be, give rise to or result in any Violation pursuant to, or require the consent of any other Person that is a party to, any loan or credit agreement, note, mortgage, indenture, lease, sublease, Holding Company Entities benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Holding Company Entities or their respective properties or assets which Violations or the failure to obtain such consents would in the aggregate have a material adverse effect on Holding Company.



     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any of the Holding Company Entities in connection with the execution and delivery of this Agreement or the Plan of Merger by any of the Holding Company Entities or the consummation by any of the Holding Company Entities of the transactions contemplated hereby or thereby, the failure of which to obtain or make would in the aggregate have a material adverse effect on Holding Company, except for (A) the filing with the Securities and Exchange Commission ("SEC") of a Registration Statement on Form S-4 (or another appropriate form) by Holding Company in connection with the issuance of shares of Holding Company Common Stock contemplated by this Agreement and the Plan of Merger (the "Registration Statement"), (B) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of any of the Holding Company Common Stock contemplated by this Agreement and the Plan of Merger, (C) such filings with the Insurance Commissioner as are required or contemplated by the Insurance Code or the Orders, (D) such filings with the Illinois Insurance Director as are required or contemplated by the Illinois Insurance Code, and (E) the filing of appropriate documents with the relevant authorities of other states in which any of the Holding Company Entities are qualified to do business.


     (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by any of the Holding Company Entities for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of PICOM to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to the PICOM Companies) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     (d) COMPLIANCE WITH APPLICABLE LAWS. To the best knowledge of the Holding Company Entities, each of the Holding Company Entities holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of the Holding Company Entities or the use, operation or ownership of the property of the Holding Company Entities (the "Holding Company Permits"), except for Holding Company Permits the failure of which to hold would not, individually or in the aggregate, have material adverse effect on Holding Company. To the best knowledge of the Holding Company Entities, each of the Holding Company Permits is in full force and effect. To the best knowledge of the Holding Company Entities, each of the Holding Company Entities is in compliance in all material respects with the terms of the Holding Company Permits and all applicable laws and regulations, except for possible violations which, individually or in the aggregate, would not have a material adverse effect on Holding Company. No investigation by any Governmental Entity with respect to any of the Holding Company Entities is pending or, to the best knowledge of the Holding Company Entities, threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on Holding Company. None of the Holding Company Entities is required, or has ever been required, to be registered under the Investment Company Act of 1940, as amended.

     (e) LITIGATION. There is no claim, suit, action, arbitration or governmental proceeding pending or, to the best knowledge of the Holding Company Entities, threatened, against or affecting any of the Holding Company Entities as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on Holding Company, nor, to the best knowledge of the Holding Company Entities, is there any reasonable basis for any such claim, suit, action, arbitration or governmental proceeding or investigation. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the Holding Company Entities having, or which, as far as reasonably can be foreseen, in the future could have, a material adverse effect on Holding Company Entities.


                                   ARTICLE IV

                                   COVENANTS

     4.1 COVENANTS OF PICOM COMPANIES AND HOLDING COMPANY ENTITIES. During the period from the date of this Agreement and continuing until the Closing Date, each of the PICOM Companies on the one hand and each of the Holding Company Entities on the other hand agrees that, except as expressly contemplated or permitted by this Agreement or to the extent that PICOM (in the case of the Holding Company Entities) or Holding Company (in the case of the PICOM Companies) shall otherwise consent in writing:


     (a) ORDINARY COURSE. Each such party shall carry on its respective business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect and will not enter into any material transaction not in the ordinary course of business. INSCO was incorporated as a stock insurance company under the Insurance Code solely for the purpose of merging with and into PICOM and establishing PICOM as a wholly-owned subsidiary of Holding Company, all as provided in this Agreement, the Plan of Merger and the Orders, and is not expected to write or underwrite any lines of insurance. Accordingly, (i) INSCO shall not write or underwrite any lines of insurance and (ii) INSCO shall not engage in any business activities other than those business activities as are expressly provided for or contemplated by this Agreement, the Plan of Merger, the Orders or any Preliminary Certificate of Authority or Final Certificate of Authority issued by the Insurance Commissioner in connection with the incorporation of INSCO.

     (b) GOVERNING DOCUMENTS. No party shall amend or propose publicly to amend the Certificate or Articles of Incorporation or Bylaws of such party.

     (c) OTHER ACTIONS. No party shall take any action that is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement or which would adversely affect the ability of such party to obtain any of the "Requisite Regulatory Approvals" (as defined in Section 5.1(c) hereof) without imposition of a "Materially Burdensome Condition" (as defined in Section 5.1(g) hereof) except, in every case, as may be required by applicable law.

     (d) ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein, or which, insofar as can be reasonably foreseen, result in a condition set forth in Article V hereof not being satisfied as of the date set for Closing as provided in Section 2.1 hereof.

     (e) TAX-FREE REORGANIZATION TREATMENT. No party shall take or cause to be taken any action, whether before or after the Closing Date, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, or would disqualify the Merger as a "pooling-of-interests" for accounting purposes.

     4.2 SECURITIES REGULATORY MATTERS. (a) PICOM, Holding Company and INSCO shall promptly prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of PICOM, Holding Company and INSCO shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Proxy Statement/Prospectus to the stockholders of PICOM. PICOM, Holding Company and INSCO shall also use their respective best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Plan of Merger, and PICOM and Holding Company, as applicable, shall furnish all information concerning PICOM and the holders of PICOM Common Stock and Holding Company, INSCO and the holders of Holding Company Common Stock as may be reasonably requested in connection with any such action.

     (b) PICOM and Holding Company shall use their respective best efforts to cause the shares of Holding Company Common Stock to be issued in connection with the Merger to be admitted for quotation on the Nasdaq National Market upon official notice of issuance.

     (c) In order to register the Holding Company Common Stock under the Exchange Act, Holding Company shall use its best efforts to (i) prepare and file with the SEC a registration statement under Section 12 of the Exchange Act and (ii) secure effectiveness thereof.


     4.3 INSURANCE REGULATORY MATTERS. Each of the PICOM Companies and the Holding Company Entities shall promptly prepare and file with the Insurance Commissioner and the Illinois Insurance Director all such forms, requests, matters and things as are necessary or appropriate to obtain all insurance orders, permits, approvals and/or exemptions as are required under the Insurance Code and the Illinois Insurance Code to carry out the transactions contemplated by this Agreement and the Plan of Merger. Each of the PICOM Companies and the Holding Company Entities shall use its best efforts to obtain all such orders, permits, approvals and/or exemptions.


     4.4 OTHER REGULATORY MATTERS. (a) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, to obtain as promptly as practicable all necessary permits, consents, approvals and authorizations of all other Persons and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (b) Each of the PICOM Companies and each of the Holding Company Entities shall, upon request, use their best efforts to furnish each other with all information concerning themselves, their directors, officers and stockholders, all financial information or other information, including accountant comfort letters relating thereto, certificates, and consents, and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of any of the PICOM Companies or any of the Holding Company Entities to any Governmental Entity or any other Person in connection with the Merger, and the other transactions contemplated by this Agreement and the Plan of Merger.

     (c) Each of the PICOM Companies and each of the Holding Company Entities shall promptly furnish each other with copies of written communications received by any of them or any of their respective Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     4.5 RESERVATION OF SHARES FOR ISSUANCE. Holding Company shall take all corporate action necessary for it to issue the shares of Holding Company Common Stock issuable pursuant to this Agreement and the Plan of Merger.


     4.6 LEGAL CONDITIONS TO MERGER. Each of the PICOM Companies and the Holding Company Entities shall use their best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger (including, without limitation, any requirements imposed by the Insurance Code or the Orders) and, subject to the conditions set forth in Article V of this Agreement, or in the Insurance Code, or in the Orders, to consummate the transactions contemplated by this Agreement, the Plan of Merger and the Orders, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other public or private Person which is required to be obtained or made by such party in connection with the Merger and the transactions contemplated by this Agreement and the Plan of Merger. Each of the parties will promptly cooperate with and furnish information to the other in connection with any such condition or restriction suffered by, or requirement imposed upon, any of them in connection with the foregoing.


     4.7 AFFILIATES. PICOM and Holding Company shall use their respective best efforts to cause each director, executive officer and other Person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of each of them, respectively, to deliver to Holding Company, on or prior to the Closing Date a written agreement in substantially the form attached as Exhibit 2 hereto.

     4.8 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Plan of Merger, and the transactions contemplated hereby and thereby (including, without limitation, all expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus and the Registration Statement) shall be borne and paid by PICOM.

     4.9 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, cooperating fully with the other parties hereto, providing the other parties hereto with any appropriate information and making all necessary filings in connection with the Requisite Regulatory Approvals. In case at any time after the Closing Date any further action is necessary, or desirable to carry out the purposes of this Agreement or the Plan of Merger or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the constituent corporations of the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     4.10 PLAN OF MERGER. Immediately after the execution of this Agreement, the parties thereto shall execute and deliver the Plan of Merger.

     4.11 LETTERS OF ACCOUNTANTS.  [INTENTIONALLY OMITTED.]

     4.12 LOAN COVENANTS. On or before the date of this Agreement, PICOM shall lend to Holding Company the sum of $1,500,000 pursuant to a promissory note in form and substance acceptable to PICOM. Said promissory note shall be secured by a pledge of all of the shares of INSCO Common Stock issued to and held by Holding Company. Said pledge shall be made on or before the date of this Agreement and pursuant to a pledge agreement in form and substance acceptable to PICOM. All of the terms and conditions of said promissory note and said pledge agreement are incorporated in, and are made a part of, this Agreement by this reference.

     4.13 INDEMNIFICATION.

     (a) From and after the Effective Time, (i) Holding Company and PICOM shall, and Holding Company shall cause PICOM to, indemnify, defend and hold harmless each person who is now an incorporator, officer or director of Holding Company, INSCO and/or PICOM, respectively, and (ii) Holding Company shall indemnify, defend and hold harmless each person who is now an incorporator, officer or director of Holding Company, INSCO and/or PICOM (such persons described in clause (i) and (ii) above being referred to herein as the "Indemnified Parties"), in each case against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in a settlement approved by the Board of Directors of the party providing the indemnification (the "Indemnifying Party"), of or in connection with any claim, action, suit, proceeding or investigation (each a "Claim") based in whole or in part on or arising in whole or in part out of the fact that such person is or was an incorporator, director, officer, employee or agent of Holding Company, INSCO and/or PICOM, as applicable, or is or was serving at the request of Holding Company, INSCO and/or PICOM, as applicable, as an incorporator, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time, regardless of whether such Claim is asserted or claimed prior to, or at or after, the Effective Time to the full extent Holding Company, INSCO and/or PICOM, as applicable, is or would have been permitted under applicable law, to indemnify such person (and Holding Company, INSCO and/or PICOM, as applicable, shall pay expenses in advance of the final disposition of any such Claim to each Indemnified Party to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law). None of Holding Company, INSCO and PICOM shall make any amendment to its Certificate or Articles of Incorporation or Bylaws that would limit or impair the right to indemnification set forth in the preceding sentence. Any action or determination required to be taken or made with respect to indemnification or advancement of expenses shall be taken and made by the Indemnifying Party required to provide such indemnification or advancement of expenses as promptly as practical under the circumstances and at the expense of such Indemnifying Party. All such determinations shall be made by a quorum of directors of the Indemnifying Party who are not parties or threatened to be made parties to the Claim or, if such quorum as not obtainable, by independent legal counsel in a written opinion. Any Indemnified Party wishing to claim indemnification under this
Section 4.13, upon learning of any Claim, shall notify Holding Company, INSCO and/or PICOM, as applicable (but the failure to notify the respective Indemnifying Party shall not relieve such party from any liability which it may have under this Section 4.13 except to the extent such failure materially prejudices such party), and shall deliver to Holding Company, INSCO and/or PICOM, as applicable, the undertaking, if any, required by applicable law.


     (b) If Holding Company, INSCO and/or PICOM or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or their entity, then and in each such case, proper provision shall be made so that the successors and assigns of such party shall assume the obligations set forth in this Section 4.13.


     (c) The provisions of this Section 4.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and representatives. The provisions of this Section 4.13 are in addition to, and are not intended to supersede or replace, any rights of any Indemnified Party (or any obligations of any Indemnifying Party) under the indemnification, advancement of expenses or other provisions of the Certificate or Articles of Incorporation or Bylaws of Holding Company, INSCO and/or PICOM, any indemnification agreement between any Indemnifying Party and any Indemnified Party, or otherwise available under applicable law. The provisions of this
Section 4.13 shall survive the consummation of the Merger and/or the termination of this Agreement.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

     (a) STOCKHOLDER APPROVAL. This Agreement and the Plan of Merger and the Merger shall have been duly approved and adopted by the affirmative vote of (i) the holders of a majority of the outstanding shares of PICOM Common Stock entitled to vote thereon, and (ii) the holders of a majority of the outstanding shares of INSCO Common Stock entitled to vote thereon.


     (b) NASDAQ NATIONAL MARKET. The shares of Holding Company Common Stock issuable to the PICOM stockholders pursuant to this Agreement and the Plan of Merger shall have been admitted for quotation on Nasdaq National Market upon official notice of issuance.



     (c) OTHER APPROVALS. All authorizations, consents, orders (including, without limitation, the Orders) or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (collectively, the "Consents") which are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the other transactions contemplated hereby, or on the Surviving Corporation, shall have been filed, occurred or been obtained (all such authorizations, consents, orders, approvals, declarations or filings and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), as the case may be and all such Requisite Regulatory Approvals shall be in full force and effect. All conditions imposed by the Consents and/or the Requisite Regulatory Approvals shall have been satisfied.

     (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC nor the "Blue Sky" authorities of any jurisdiction nor shall any of such authorities have instituted or threatened to institute any proceedings with respect to a stop order.

     (e) BLUE SKY MATTERS. The Holding Company Common Stock to be issued in the Merger shall have been qualified or registered with the appropriate "Blue Sky" authorities of all states in which qualification or registration is required and such qualifications or registrations shall not have been suspended or revoked.

     (f) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the transactions contemplated hereby shall be in effect, nor shall any proceeding by any Governmental Entity seeking any such Injunction be pending, nor shall any lawsuit or governmental proceeding be pending or threatened against any of the PICOM Companies, any of the Holding Company Entities, or any of their respective directors, seeking substantial damages in connection with the transactions contemplated in this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

     (g) NO BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or any of the transactions contemplated hereby, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon any of the PICOM Companies, the Holding Company Entities, or the Surviving Corporation which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable, in the reasonable judgment of the Board of Directors of PICOM, Holding Company or INSCO, the consummation of the Merger (a "Materially Burdensome Condition"), it being understood, however, that any condition or restriction of a character comparable to condition(s) or restriction(s) imposed by any Governmental Entity in transactions comparable to the transactions contemplated by this Agreement shall not in any event constitute a Materially Burdensome Condition.

     (h) DISSENTERS RIGHTS. No holder of any of the outstanding shares of PICOM Common Stock shall have exercised, or attempted to exercise, appraisal rights, if any.

     (i) GOVERNMENTAL ACTION. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable opinion of such party, (i) makes this Agreement, the Plan of Merger or the Merger, or any of the other transactions contemplated by this Agreement, illegal, (ii) results in a material delay in the ability of the PICOM Companies or the Holding Company Entities to consummate the Merger or any of the other transactions contemplated by this Agreement, (iii) requires the divestiture by the PICOM Companies or the Holding Company Entities of a material portion of the business of the PICOM Companies, taken as a whole, or the Holding Company Entities, taken as a whole, or (iv) otherwise prohibits or restricts or delays in a material respect consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs in a material respect the contemplated benefits to the PICOM Companies or the Holding Company Entities of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

     (j) AFFILIATE AGREEMENTS.  The Affiliates Agreements described in Section
4.7 shall have been executed and delivered by the persons described in Section 4.7.

     (k) LITIGATION. At the Effective Time, there shall not be in effect any order, or pending or threatened action which, if successful, would have the effect of, restraining, enjoining, or prohibiting the consummation of the transactions contemplated by this Agreement.

     (l) LETTERS OF ACCOUNTANTS.  [INTENTIONALLY OMITTED.]

     (m) TAX OPINION. PICOM, Holding Company and INSCO shall have received a reasonably satisfactory opinion from Miller, Canfield, Paddock and Stone, P.L.C. (which opinion shall contain such assumptions and exceptions as the issuer thereof deems necessary or appropriate) to the effect that, as of the Effective Time:

     (i) Provided that (A) the Merger qualifies as a statutory merger under applicable law, (B) after the Merger PICOM will hold substantially all of its assets and substantially all of the assets of INSCO, and (C) in the transaction PICOM stockholders will exchange solely for Holding Company Common Stock an amount of PICOM Common Stock constituting "voting control" of PICOM within the meaning of Section 368(c) of the Code, then the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

     (ii) PICOM, Holding Company and INSCO will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (iii) No gain or loss will be recognized by Holding Company upon its receipt of PICOM Common Stock solely in exchange for Holding Company Common Stock.

     (iv) No gain or loss will be recognized by INSCO upon the transfer of substantially all of its assets to PICOM in the Merger.

     (v) No gain or loss will be recognized by PICOM upon the receipt of assets of INSCO in the Merger.





     (vi) No gain or loss will be recognized by PICOM stockholders on the receipt of Holding Company Common Stock solely in exchange for their PICOM Common Stock.



     (vii) The basis of the Holding Company Common Stock received by the PICOM stockholders solely in exchange for their PICOM Common Stock will be the same as the basis of the PICOM Common Stock surrendered in exchange therefor.



     (viii) The holding period of the Holding Company Common Stock received by PICOM stockholders will include the period during which the PICOM Common Stock surrendered in exchange therefor was held, provided that such PICOM Common Stock is held as a capital asset in the hands of PICOM stockholders on the date of the exchange.



     (ix) The payment of cash in lieu of fractional share interests of Holding Company Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Holding Company. Provided the fractional share interest surrendered by the stockholder was held as a capital asset, any gain or loss recognized by the stockholder on receipt of a payment of cash in exchange therefor should be taxable as a capital gain or loss, long-term or short-term, depending on whether the stockholder had held the share of PICOM Common Stock giving rise thereto for more than one year prior to the Merger.

     5.2 CONDITIONS TO OBLIGATIONS OF THE HOLDING COMPANY ENTITIES. The obligation of the Holding Company Entities to effect the Merger is also subject to the satisfaction or waiver by the Holding Company Entities prior to the earlier to occur of the Effective Time of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the PICOM Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of such time, except as otherwise contemplated by this Agreement, and Holding Company Entities shall have received certificates signed on behalf of each of the PICOM Companies by its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 5.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, in the reasonable opinion of Holding Company Entities, would have or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on PICOM.

     (b) PERFORMANCE OF OBLIGATIONS OF THE PICOM COMPANIES. Each of the PICOM Companies shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Effective Time, and Holding Company Entities shall have received certificates signed on behalf of each of the PICOM Companies by its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect.

     5.3 CONDITIONS TO OBLIGATIONS OF THE PICOM COMPANIES. The obligation of the PICOM Companies to effect the Merger is also subject to the satisfaction or waiver by the PICOM Companies prior to the Effective Time of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Holding Company Entities set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of such time, except as otherwise contemplated by this Agreement, and the PICOM Companies shall have received certificates signed on behalf of the Holding Company Entities by each of its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 5.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, in the reasonable opinion of the PICOM Companies would have or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Holding Company.

     (b) PERFORMANCE OF OBLIGATIONS OF THE HOLDING COMPANY ENTITIES. The Holding Company Entities shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the PICOM Companies shall have received certificates signed on behalf of the Holding Company Entities by its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect.

                                   ARTICLE VI

                           TERMINATION AND AMENDMENT


     6.1 TERMINATION. This Agreement and the Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of
PICOM:

     (a) by mutual consent of PICOM, Holding Company and INSCO in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) by PICOM, Holding Company or INSCO upon written notice to the others if (i) any Requisite Regulatory Approval shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (c) by PICOM, Holding Company or INSCO upon written notice to the others if the Merger shall not have been consummated on or before December 31, 1996;

     (d) by PICOM, Holding Company or INSCO upon written notice to the others if any approval of the stockholders of PICOM (in the case of Holding Company or INSCO) or Holding Company or INSCO (in the case of PICOM) required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof, provided that any such notice of termination must be given not later than 45 days after the conclusion of such meeting or within such longer period as may be agreed upon by PICOM, Holding Company and INSCO;

     (e) by PICOM, Holding Company or INSCO upon written notice to the others if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of any of the PICOM Companies (in the case of Holding Company or INSCO) or any of the Holding Company Entities (in the case of PICOM), as if any such breach were being made as of the date of determination, and which breach by its nature cannot be cured prior to the earlier of the date scheduled for the Closing as provided in Section 2.1 or 60 days following receipt by the breaching party of written notice of the breach from any other party hereto, and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party;

     (f) by Holding Company or INSCO upon written notice to PICOM if the Board of Directors of PICOM does not, or shall indicate to Holding Company or INSCO that it is unwilling or unable to, publicly recommend in the Proxy Statement/Prospectus that its stockholders approve and adopt this Agreement and the Plan of Merger, or if after recommending in the Proxy Statement/Prospectus that stockholders approve and adopt this Agreement and the Plan of Merger, the Board of Directors of PICOM shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Holding Company or INSCO, provided that any such notice of termination must be given not later than 45 days after the later of the date Holding Company or INSCO shall have been advised by PICOM in writing that it is unable or unwilling to so recommend in the Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by PICOM, Holding Company and INSCO.

     6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall forthwith become void and have no effect except as otherwise expressly provided in this Agreement.


     6.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of PICOM; provided, however, that no amendment shall be made which by law requires further approval by the Insurance Commissioner or the Illinois Insurance Director without such further approval, and provided, further, that after any such approval by the stockholders of PICOM, no amendment shall be made which by law requires further approval by the stockholders of PICOM without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


     6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1 AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)   if to any of the PICOM Companies, to:

             PICOM Insurance Company
             4295 Okemos Road
             Okemos, Michigan 48805
             Attention:  President and Chief Executive Officer
             Fax:  (517) 349-3127

             with copies to:

             Miller, Canfield, Paddock and Stone, P.L.C.
             1400 North Woodward Avenue, Suite 100
             Bloomfield Hills, Michigan 48304
             Attention:  Brad B. Arbuckle, Esq.
             Fax:  (810) 258-3036

        and

       (b)   if to any of the Holding Company Entities, to:

             Professionals Insurance Company Management Group
             4295 Okemos Road

             Okemos, Michigan 48805
             Attention:  President and Chief Executive Officer
             Fax:  (517) 349-3127

             with a copy to:

             Miller, Canfield, Paddock and Stone, P.L.C.
             1400 North Woodward Avenue, Suite 100
             Bloomfield Hills, Michigan 48304
             Attention:  Brad B. Arbuckle, Esq.
             Fax:  (810) 258-3036

     7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

     7.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. An executed counterpart received by telecopy shall have the same effect as an originally executed counterpart.

     7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement and the Exhibits hereto and the Plan of Merger (including the documents and the instruments referred to herein and therein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or thereunder except (i) if and only if, the Merger is consummated for the right of the stockholders of PICOM to receive the merger consideration described in the Plan of Merger, and (ii) the provisions of Section 4.13 hereof are intended for the benefit of each Indemnified Party as provided in Section 4.13(c) hereof. For the purposes hereof, "party" shall mean Holding Company, INSCO and PICOM and shall not include any other Person whatsoever, whether a stockholder, warrant holder, option holder, employee, officer, director or otherwise. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of other party pursuant to the Merger until consummation thereof.

     7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law.

     7.7 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     7.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                               PROFESSIONALS INSURANCE COMPANY
                               MANAGEMENT GROUP




                               By   /s/ Victor T. Adamo
                               -----------------------------------------------
                               Name:             Victor T. Adamo
                               Title:            President and Chief Executive
                                                 Officer
 Attest:

 /s/ Annette E. Flood
 ----------------------------
 Name:       Annette E. Flood
 Title:      Secretary

                               PICOM INTERIM INSURANCE COMPANY


                               By   /s/ Victor T. Adamo
                               -----------------------------------------------
                               Name:             Victor T. Adamo
                               Title:            President
 Attest:

 /s/ Annette E. Flood
 ----------------------------
 Name:       Annette E. Flood
 Title:      Secretary

                               PICOM INSURANCE COMPANY


                               By  /s/ Victor T. Adamo
                               -----------------------------------------------
                               Name:             Victor T. Adamo
                               Title:            President and Chief Executive
                                                 Officer
 Attest:

 /s/ Annette E. Flood
 ----------------------------
 Name:       Annette E. Flood
 Title:      Secretary

                                                                  CONFORMED COPY





                                    ANNEX B






                          AGREEMENT AND PLAN OF MERGER




                            DATED AS OF MAY 13, 1996



                                     AMONG



               PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP,
                        PICOM INTERIM INSURANCE COMPANY,
                                      AND
                            PICOM INSURANCE COMPANY

                                    ANNEX B

                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (the "Plan of Merger") is entered into as of the 13th day of May, 1996 by and among Professionals Insurance Company Management Group, a Michigan business corporation ("Holding Company"), PICOM Interim Insurance Company, a Michigan stock insurance corporation and wholly-owned subsidiary of Holding Company ("INSCO"), and PICOM Insurance Company, a Michigan stock insurance corporation ("PICOM").



                              W I T N E S S E T H

     WHEREAS, the parties hereto have previously entered into a Reorganization Agreement of even date herewith (the "Reorganization Agreement"); and


     WHEREAS, the Reorganization Agreement provides for a merger of INSCO with and into PICOM (the "Merger"), with the result that PICOM will become a wholly owned subsidiary of Holding Company and PICOM stockholders will exchange their shares of common stock of PICOM for shares of common stock of Holding Company; and


     WHEREAS, the parties hereto are entering into this Plan of Merger to set forth the terms and conditions of the Merger; and


     WHEREAS, PICOM has authorized capital stock consisting solely of 10,000,000 shares of common stock, $1.00 par value per share ("PICOM Common Stock"), and has issued 3,238,959 shares; and



     WHEREAS, of the 3,238,959 issued shares of PICOM Common Stock, 50,814 shares are owned by PICOM as treasury stock and 3,188,145 shares are issued and outstanding and entitled to vote; and


     WHEREAS, INSCO has an authorized capital stock consisting solely of 1,000,000 shares of common stock, $1.00 par value per share ("INSCO Common Stock"), of which 1,000,000 shares are issued and outstanding as of the date of this Plan of Merger and entitled to vote, and all of which are owned by Holding Company; and

     WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have determined that it is in the best interests of Holding Company, INSCO, PICOM and their respective stockholders for INSCO to be merged with and into PICOM upon the terms and subject to the conditions set forth in this Plan of Merger and the Reorganization Agreement and in accordance with the Michigan Insurance Code of 1956, as amended (the "Insurance Code"); and

     WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have adopted resolutions approving this Plan of Merger and the Merger and the Board of Directors of PICOM has resolved to recommend approval of this Plan of Merger, the Reorganization Agreement and the Merger, to PICOM's stockholders; and


     WHEREAS, PICOM has agreed to duly call and hold a meeting of its stockholders to vote upon the approval and adoption of this Plan of Merger, the Reorganization Agreement and the Merger.


     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER


     1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of the Michigan Business Corporation Act, as amended, the Insurance Code, this Plan of Merger, the Reorganization Agreement, and any Order of Acquisition Exemption and Preliminary Approval of Merger (a "Preliminary Order") or any Order of Acquisition Exemption and Final Approval of Merger (a "Final Order," and together with any Preliminary Order, the "Orders") issued by the Commissioner of Insurance of the State of Michigan (the "Insurance Commissioner") pursuant to the Insurance Code, the Merger shall become effective (the "Effective Time") not later than 11:59 p.m. Eastern Time on the third business day following the "Closing Date" (defined herein as in the Reorganization Agreement).


     1.2 EFFECTS OF THE MERGER.

     (a) At the Effective Time,

     (i) the separate existence of INSCO shall cease and it shall be merged with and into PICOM, which shall be the Surviving Corporation (as defined in Section 1.2(b) below) of the Merger;

     (ii) the Articles of Incorporation of PICOM, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and the Insurance Code;

     (iii) the Bylaws of PICOM, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and the Insurance Code; and

     (iv) the officers and directors of the Surviving Corporation shall be those persons who are the officers and directors of PICOM immediately prior to the Effective Time, and such persons shall serve as the officers and directors of the Surviving Corporation until their respective successors shall have been duly appointed or elected or until earlier death, resignation or removal.

     (b) As used in this Plan of Merger, the term "Surviving Corporation" shall mean PICOM.

     (c) At and after the Effective Time, the Merger will have the effects set forth in this Plan of Merger and the Reorganization Agreement and in the Insurance Code.


                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of PICOM Common Stock or the holder of any shares of INSCO Common Stock:

     (a) CANCELLATION OF TREASURY STOCK. All shares of PICOM Common Stock that are owned by PICOM as treasury stock shall be canceled and retired and shall cease to exist and no stock of Holding Company or other consideration shall be delivered in exchange therefor. As used in this Plan of Merger, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.


     (b) CONVERSION OF PICOM COMMON STOCK.

     (i) Subject to Section 2.2(e) below, each issued and outstanding share of PICOM Common Stock (other than shares to be canceled and retired in accordance with Section 2.1(a) above) shall be converted into one share of Holding Company Common Stock.

     (ii) All such shares of PICOM Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (each, a "Certificate") previously representing any such shares shall thereafter represent (x) the whole number of shares of Holding Company Common Stock, and (y) the right to receive cash in lieu of fractional shares into which such PICOM Common Stock has been converted pursuant to this
Section 2.1(b). Certificates previously representing shares of PICOM Common Stock shall be exchanged for certificates representing whole shares of Holding Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 below without any interest thereon.


     (c) CONVERSION OF INSCO STOCK. Each of the issued and outstanding shares of INSCO Common Stock shall be converted into 3.188145 duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation ("Surviving Corporation Stock"). Each outstanding stock certificate which prior to the Effective Time represented shares of INSCO Common Stock automatically and for all purposes shall be deemed to represent the number of shares of Surviving Corporation Stock into which the shares of INSCO Common Stock represented by such certificate have been converted pursuant to this Section 2.1(c).


     2.2 EXCHANGE OF CERTIFICATES.

     (a) EXCHANGE AGENT. As of the Effective Time, INSCO shall deposit, or shall cause to be deposited, with Mellon Securities Transfer Services, or such other bank or trust company or exchange agent as is acceptable to the parties (the "Exchange Agent"), for the benefit of the holders of shares of PICOM Common Stock, for exchange in accordance with this Article II, (i) certificates representing the shares of Holding Company Common Stock, and the cash in lieu of fractional shares (such cash and certificates for shares of Holding Company Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 2.1 above and paid pursuant to this Section 2.2 in exchange for outstanding shares of PICOM Common Stock.

     (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Holding Company shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Holding Company and PICOM may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holding Company Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Holding Company Common Stock, and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares or unpaid dividends and distributions, if any, payable to holders of Certificates. Except as otherwise provided in the next sentence, no transfer taxes shall be payable by any holder of a Certificate in respect of the issuance of certificates representing the Holding Company Common Stock pursuant to this Plan of Merger. In the event of a transfer of ownership of PICOM Common Stock which is not registered in the transfer records of PICOM, certificates representing the proper number of shares of Holding Company Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such PICOM Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING. Whenever a dividend or other distribution is declared by Holding Company on the Holding Company Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all whole shares of Holding Company Common Stock issuable pursuant to this Plan of Merger, provided that no dividends or other distributions declared or made with respect to the Holding Company Common Stock with a record date that is six months or more after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Holding Company Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Holding Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Holding Company Common Stock and not paid, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Holding Company Common Stock. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Holding Company stockholders the number of whole shares of Holding Company Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

     (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of PICOM of the shares of PICOM Common Stock which were outstanding immediately prior the Effective Time. If after the Effective Time, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the shares of Holding Company Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Plan of Merger in accordance with the procedures set forth in this
Article II. Certificates surrendered for exchange by any person constituting an "affiliate" of PICOM for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Holding Company has received a written agreement from such person as provided in
Section 4.7 of the Reorganization Agreement.


     (e) FRACTIONAL SHARES. No fractional shares of Holding Company Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Holding Company Common Stock pursuant to Section 2.1(b) above, cash adjustments will be paid to holders in respect of any fractional share of Holding Company Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the "Average Price" of a share of PICOM Common Stock. The "Average Price" of a share of PICOM Common Stock shall be the average of the high and low bid prices for such shares as reported on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) over the ten (10) business days immediately preceding the day of the Effective Time.

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Holding Company Common Stock) that remains unclaimed by the stockholders of PICOM for nine months after the Effective Time shall be paid to Holding Company. Any stockholders of PICOM who have not theretofore complied with this Article II shall thereafter look only to Holding Company for payment of their shares of Holding Company Common Stock, cash in lieu of fractional shares, and unpaid dividends and distributions on the Holding Company Common Stock deliverable in respect of each share of PICOM Common Stock such stockholder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon. Notwithstanding the foregoing, none of Holding Company, INSCO, PICOM, the Exchange Agent or any other person or entity shall be liable to any former holder of shares of PICOM Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) LOST CERTIFICATE(S). In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Holding Company, the posting by such person of a bond in such amount as Holding Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Holding Company Common Stock and cash in lieu of fractional shares and unpaid dividends and distributions deliverable in respect thereof pursuant to this Plan of Merger.


                                  ARTICLE III

                          TERMINATION AND ABANDONMENT

     3.1 TERMINATION. This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of this Plan of Merger, the Reorganization Agreement and the Merger by the stockholders of PICOM, as provided in Section 8.1 of the Reorganization Agreement.

     3.2 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger as provided in Section 3.1, this Plan of Merger shall forthwith become void and have no effect except with respect to this Section 3.2 and Sections
4.2 and 4.3 and (ii) each party shall be relieved and released from any and all liabilities or damages arising out of, or incidental or consequential to, the breach by such party of any provision of this Plan of Merger.


     3.3 AMENDMENT. This Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval of this Plan of Merger, the Reorganization Agreement and the Merger by the stockholders of PICOM; provided, however, that no amendment shall be made which by law requires further approval by the Insurance Commissioner or the "Illinois Insurance Director" (defined herein as in the Reorganization Agreement) without such further approval and, provided, further, that after any such approval by the stockholders of PICOM, no amendment shall be made which by law requires further approval by the stockholders of PICOM without such further approval. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


     3.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the
                                     B-6
representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IV

                                 MISCELLANEOUS

     4.1 COUNTERPARTS. This Plan of Merger may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. An executed counterpart received by telecopy shall have the same effect as an originally executed counterpart.

     4.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Plan of Merger and the Reorganization Agreement (including the documents and the instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and
(b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder except if and only if, the Merger is consummated for the right of holders of PICOM Common Stock to receive the Holding Company Common Stock and cash in lieu of fractional shares as provided herein. For the purposes hereof, the parties shall mean Holding Company, INSCO and PICOM and shall not include other Person whatsoever, whether a stockholder, warrant holder, option holder, employee, officer, director or otherwise. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

     4.3 GOVERNING LAW. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law.

     4.4 SEVERABILITY. Any term or provision of this Plan of Merger which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Plan of Merger or affecting the validity or enforceability of any of the terms or provisions of this Plan of Merger in any other jurisdiction. If any provision of this Plan of Merger is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     4.5 ASSIGNMENT. Neither this Plan of Merger nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first above written.


                             PROFESSIONALS INSURANCE COMPANY
                             MANAGEMENT GROUP




                              By  /s/ Victor T. Adamo
                              -------------------------------------------------------
                              Name:             Victor T. Adamo
                              Title:            President and Chief Executive Officer
Attest:

/s/ Annette E. Flood
- ----------------------------
Name:       Annette E. Flood
Title:      Secretary

                              PICOM INTERIM INSURANCE COMPANY


                              By  /s/ Victor T. Adamo
                              -------------------------------------------------------
                              Name:             Victor T. Adamo
                              Title:            President
Attest:

/s/ Annette E. Flood
- ----------------------------
Name:       Annette E. Flood
Title:      Secretary

                              PICOM INSURANCE COMPANY


                              By  /s/ Victor T. Adamo
                              -------------------------------------------------------
                              Name:             Victor T. Adamo
                              Title: President and Chief Executive Officer
Attest:


/s/ Annette E. Flood
- ----------------------------
Name:       Annette E. Flood
Title:      Secretary

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Professionals Insurance Company Management Group (the "registrant"), may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

     Article VI of the By-laws of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant that are substantially similar to those set forth in the MBCA and authorizes the registrant to purchase directors' and officers' insurance.

     Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 551(1) of the MBCA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to a director, officer, or employee of the corporation or a subsidiary of the corporation), (iv) for any transaction from which the director derived an improper personal benefit or (v) for an act or omission occurring prior to the date such a provision becomes effective. Article VII of the registrant's Articles of Incorporation include such a provision.

     The registrant has entered into individual indemnity agreements with its officers and directors whereby the registrant will indemnify each of its officers and directors for any amount which they may be obligated to pay because of any claim made against them because of any omission or neglect or breach of duty, including any actual or alleged error or misstatements or misleading statement, committed or suffered when acting in their capacities as officers, directors, employees and agents of the registrant, its subsidiaries and certain other enterprises.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this

Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. The following exhibits are filed as part of the registration statement on Form S-4:



    Item 601
 Regulation S-K                                                       Sequentially
Exhibit Reference                                                       Numbered
     Number        Exhibit Description                                    Page
- -----------------  -------------------                                ------------
 (2)(a)/(10)(a)    Agreement and Plan of Reorganization dated
                   May 13, 1996 among the registrant, PICOM Interim
                   Insurance Company and PICOM Insurance Company.**
                   A conformed copy of this instrument (as executed
                   but without exhibits) is included as Annex A to
                   the Prospectus which is part of this
                   Registration Statement.
 (2)(b)/(10)(b)    Agreement and Plan of Merger dated May 13, 1996
                   among the registrant, PICOM Interim Insurance
                   Company and PICOM Insurance Company.**
                   A conformed copy of this instrument (as
                   executed) is included as Annex B to the
                   Prospectus which is part of this Registration
                   Statement.
 (2)(c)/(99)(k)    Order of Acquisition Exemption and Preliminary
                   Approval of Merger issued and entered May 6,
                   1996 by the Commissioner of Insurance of the
                   State of Michigan.**
  (3)(a)/(4)(a)    First Amended and Restated Articles of
                   Incorporation of the registrant and all
                   amendments thereto.*
  (3)(b)/(4)(b)    By-laws of the registrant.*
     (4)(c)        Specimen certificate for the registrant's common
                   stock.*
     (5)(a)        Opinion and consent of Miller, Canfield, Paddock
                   and Stone, P.L.C.**
     (8)(a)        Opinion and consent of Miller, Canfield, Paddock
                   and Stone, P.L.C.**



    Item 601
 Regulation S-K                                                       Sequentially
Exhibit Reference                                                       Numbered
     Number        Exhibit Description                                    Page
- -----------------  -------------------                                ------------
     (10)(c)       Professionals Insurance Company Management Group
                   1996 Long Term Incentive Plan.**
     (10)(d)       Professionals Insurance Company Management Group
                   1996 Non-Employee Directors Stock Option Plan.**
     (10)(e)       Professionals Insurance Company Management Group
                   Stock Purchase Plan.*
     (10)(f)       Form of Non-Negotiable Promissory Note.*
     (10)(g)       Form of Pledge Agreement.*
      (11)         No statement is required to be filed with
                   respect to the registrant, PICOM Interim
                   Insurance Company or PICOM Insurance Company
                   because the computations can be clearly
                   determined from the materials contained in the
                   registration statement.
      (16)         Letter of Coopers & Lybrand, L.L.P., independent
                   certified public accountants, regarding change
                   in accountants.**
     (18)          Letter of KPMG Peat Marwick LLP, independent
                   certified public accountants, regarding change
                   in accounting method.**
     (21)(a)       List of subsidiaries of the registrant.**
     (23)(a)       Consent of Miller, Canfield, Paddock and Stone,
                   P.L.C. (included in Exhibit 5(a)).**
     (23)(b)       Consent of Miller, Canfield, Paddock and Stone,
                   P.L.C. (included in Exhibit 8(a)).**
     (23)(c)       Consent of KPMG Peat Marwick LLP, independent
                   certified public accountants.**
     (23)(d)       Consent of Coopers & Lybrand, L.L.P.,
                   independent certified public accountants.**
      (24)         Powers of Attorney (contained in signature pages
                   of the initial filing of this Registration
                   Statement).
      (27)         Financial Data Schedules of registrant, PICOM Interim
                   Insurance Company and PICOM Insurance Company.**


    Item 601
 Regulation S-K                                                       Sequentially
Exhibit Reference                                                       Numbered
     Number        Exhibit Description                                    Page
- -----------------  -------------------                                ------------

     (99)(a)       Articles of Incorporation of PICOM Insurance
                   Company.*
     (99)(b)       By-laws of PICOM Insurance Company.*
     (99)(c)       Form of Proxy for PICOM Insurance Company.**
     (99)(d)       List of subsidiaries of PICOM Insurance Company.**
     (99)(e)       PICOM Insurance Company Key Employee Retention
                   Plan.*
     (99)(f) PICOM Insurance Company Employee Retention Plan, as amended.*
     (99)(g)       PICOM Insurance Company Stock Purchase Plan.*
     (99)(h)       Articles of Incorporation of PICOM Interim
                   Insurance Company.**
     (99)(i)       By-laws of PICOM Interim Insurance Company.**
     (99)(j) Consents of persons named as directors and executive officers of the registrant. (The consents of Victor T. Adamo, R. Kevin Clinton,
                   Annette E. Flood, W. Peter McCabe, John F.
                   McCaffery, and Ann F. Putallaz were filed with the initial filing of this Registration
                   Statement.  The consents of Jerry D. Campbell,
                   John F. Dodge, Jr., H. Harvey Gass, Isaac J.
                   Powell, William H. Woodhams, and Donald S. Young are being filed with this Amendment No. 1.)**


- -------------------

* Filed with initial filing of this Registration Statement.



**   Filed with this Amendment No. 1.


     (b) Financial Statement Schedules. The financial statement schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements, or the notes thereto, that are a part of this registration statement.

     (c) Information Pursuant to Item 4(b).  Not Applicable.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

     (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.


     (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on the 10th day of June, 1996.


                            PROFESSIONALS INSURANCE COMPANY
                            MANAGEMENT GROUP, a Michigan corporation



                            By  /s/ Victor T. Adamo
                                ------------------------------------------------
                                    Name:  Victor T. Adamo
                                    Title: President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.




Signatures                             Title                        Date
- ----------                             -----                        ----
Principal Executive Officer:
                                       President and
                                       Chief Executive Officer
/s/ Victor T. Adamo                                                 June 10, 1996
- -------------------------------
Victor T. Adamo

Principal Financial Officer and
 Principal Accounting Officer:
                                       Vice President, Treasurer,
                                       Chief Financial Officer and
/s/ R. Kevin Clinton                   Chief Accounting Officer     June 10, 1996
- -------------------------------
R. Kevin Clinton

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following person in the capacity and on the date indicated.





Signatures                          Title                        Date
- ----------                          -----                        ----



/s/ Victor T. Adamo                 Director                     June 10, 1996
- -------------------
Victor T. Adamo


    Item 601
 Regulation S-K
Exhibit Reference
     Number                Description                                    Page
- -----------------          -----------                                ------------

 (2)(a)/(10)(a)    Agreement and Plan of Reorganization dated
                   May 13, 1996 among the registrant, PICOM Interim
                   Insurance Company and PICOM Insurance Company.**
                   A conformed copy of this instrument (as executed
                   but without exhibits) is included as Annex A to
                   the Prospectus which is part of this
                   Registration Statement.
 (2)(b)/(10)(b)    Agreement and Plan of Merger dated May 13, 1996
                   among the registrant, PICOM Interim Insurance
                   Company and PICOM Insurance Company.**
                   A conformed copy of this instrument (as
                   executed) is included as Annex B to the
                   Prospectus which is part of this Registration
                   Statement.
 (2)(c)/(99)(k)    Order of Acquisition Exemption and Preliminary
                   Approval of Merger issued and entered May 6,
                   1996 by the Commissioner of Insurance of the
                   State of Michigan.**
  (3)(a)/(4)(a)    First Amended and Restated Articles of
                   Incorporation of the registrant and all
                   amendments thereto.*
  (3)(b)/(4)(b)    By-laws of the registrant.*
     (4)(c)        Specimen certificate for the registrant's common
                   stock.*
     (5)(a)        Opinion and consent of Miller, Canfield, Paddock
                   and Stone, P.L.C.**
     (8)(a)        Opinion and consent of Miller, Canfield, Paddock
                   and Stone, P.L.C.**




    Item 601
 Regulation S-K
Exhibit Reference
     Number        Description                                            Page
- -----------------  -------------------                                ------------
     (10)(c)       Professionals Insurance Company Management Group
                   1996 Long Term Incentive Plan.**
     (10)(d)       Professionals Insurance Company Management Group
                   1996 Non-Employee Directors Stock Option Plan.**
     (10)(e)       Professionals Insurance Company Management Group
                   Stock Purchase Plan.*
     (10)(f)       Form of Non-Negotiable Promissory Note.*
     (10)(g)       Form of Pledge Agreement.*
      (11)         No statement is required to be filed with
                   respect to the registrant, PICOM Interim
                   Insurance Company or PICOM Insurance Company
                   because the computations can be clearly
                   determined from the materials contained in the
                   registration statement.
      (16)         Letter of Coopers & Lybrand, L.L.P., independent
                   certified public accountants, regarding change
                   in accountants.**
     (18)          Letter of KPMG Peat Marwick LLP, independent
                   certified public accountants, regarding change
                   in accounting method.**
     (21)(a)       List of subsidiaries of the registrant.**
     (23)(a)       Consent of Miller, Canfield, Paddock and Stone,
                   P.L.C. (included in Exhibit 5(a)).**
     (23)(b)       Consent of Miller, Canfield, Paddock and Stone,
                   P.L.C. (included in Exhibit 8(a)).**
     (23)(c)       Consent of KPMG Peat Marwick LLP, independent
                   certified public accountants.**
     (23)(d)       Consent of Coopers & Lybrand, L.L.P.,
                   independent certified public accountants.**
      (24)         Powers of Attorney (contained in signature pages
                   of the initial filing of this Registration
                   Statement).
      (27)         Financial Data Schedules of registrant, PICOM Interim
                   Insurance Company and PICOM Insurance Company.**


    Item 601
 Regulation S-K
Exhibit Reference
     Number        Description                                            Page
- -----------------  -------------------                                ------------

     (99)(a)       Articles of Incorporation of PICOM Insurance
                   Company.*
     (99)(b)       By-laws of PICOM Insurance Company.*
     (99)(c)       Form of Proxy for PICOM Insurance Company.**
     (99)(d)       List of subsidiaries of PICOM Insurance Company.**
     (99)(e)       PICOM Insurance Company Key Employee Retention
                   Plan.*
     (99)(f) PICOM Insurance Company Employee Retention Plan, as amended.*
     (99)(g)       PICOM Insurance Company Stock Purchase Plan.*
     (99)(h)       Articles of Incorporation of PICOM Interim
                   Insurance Company.**
     (99)(i)       By-laws of PICOM Interim Insurance Company.**
     (99)(j) Consents of persons named as directors and executive officers of the registrant. (The consents of Victor T. Adamo, R. Kevin Clinton,
                   Annette E. Flood, W. Peter McCabe, John F.
                   McCaffery, and Ann F. Putallaz were filed with the initial filing of this Registration
                   Statement.  The consents of Jerry D. Campbell,
                   John F. Dodge, Jr., H. Harvey Gass, Isaac J.
                   Powell, William H. Woodhams, and Donald S. Young are being filed with this Amendment No. 1.)**


- -------------------

* Filed with initial filing of this Registration Statement.



**   Filed with this Amendment No. 1.